                                                                    Exhibit 10.1

                                        PUBLISHED CUSIP NUMBER: ________________

                                (WACHOVIA LOGO)

================================================================================

                                  $165,000,000

                                CREDIT AGREEMENT

                                      among

                                BELDEN CDT INC.,
                                  as Borrower,

                                       and

               THE MATERIAL DOMESTIC SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTIES HERETO,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                         U.S. BANK NATIONAL ASSOCIATION,
                              as Syndication Agent

                                       and

                            BANK OF AMERICA, N.A. and
                               NATIONAL CITY BANK,
                           as Co-Documentation Agents

                          Dated as of January 24, 2006

                         WACHOVIA CAPITAL MARKETS, LLC,
                      as Sole Lead Arranger and Book Runner

================================================================================

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I DEFINITIONS AND OTHER PROVISIONS....................................      1
   Section 1.1    Defined Terms...............................................      1
   Section 1.2    Other Definitional Provisions...............................     29
   Section 1.3    Accounting Terms............................................     29
   Section 1.4    Resolution of Drafting Ambiguities..........................     30
   Section 1.5    Time References.............................................     30

ARTICLE II THE LOANS; AMOUNT AND TERMS........................................     30
   Section 2.1    Revolving Loans.............................................     30
   Section 2.2    Reserved....................................................     32
   Section 2.3    Letter of Credit Subfacility................................     33
   Section 2.4    Swingline Loan Subfacility..................................     36
   Section 2.5    Incremental Facility........................................     38
   Section 2.6    Fees........................................................     39
   Section 2.7    Commitment Reductions.......................................     40
   Section 2.8    Prepayments.................................................     40
   Section 2.9    Default Rate and Payment Dates..............................     42
   Section 2.10   Conversion Options..........................................     42
   Section 2.11   Computation of Interest and Fees; Usury.....................     43
   Section 2.12   Pro Rata Treatment and Payments.............................     44
   Section 2.13   Non-Receipt of Funds by the Administrative Agent............     46
   Section 2.14   Inability to Determine Interest Rate........................     47
   Section 2.15   Illegality..................................................     48
   Section 2.16   Requirements of Law.........................................     48
   Section 2.17   Indemnity...................................................     50
   Section 2.18   Taxes.......................................................     50
   Section 2.19   Indemnification; Nature of Issuing Lender's Duties..........     52
   Section 2.20   Replacement of Lenders......................................     54

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................     54
   Section 3.1    Financial Condition.........................................     54
   Section 3.2    No Change...................................................     55
   Section 3.3    Corporate Existence; Compliance with Law....................     55
   Section 3.4    Corporate Power; Authorization; Enforceable Obligations.....     55
   Section 3.5    No Legal Bar; No Default....................................     56
   Section 3.6    No Material Litigation......................................     56
   Section 3.7    Investment Company Act; PUHCA, Etc..........................     56
   Section 3.8    Margin Regulations..........................................     57
   Section 3.9    ERISA.......................................................     57
   Section 3.10   Environmental Matters.......................................     57
   Section 3.11   Use of Proceeds.............................................     58
   Section 3.12   Subsidiaries................................................     59
   Section 3.13   Ownership...................................................     59
   Section 3.14   Indebtedness................................................     59

   Section 3.15   Taxes.......................................................     59
   Section 3.16   Intellectual Property Rights................................     59
   Section 3.17   Solvency....................................................     60
   Section 3.18   Investments.................................................     60
   Section 3.19   Location of Collateral......................................     60
   Section 3.20   No Burdensome Restrictions..................................     60
   Section 3.21   Brokers' Fees...............................................     61
   Section 3.22   Labor Matters...............................................     61
   Section 3.23   Accuracy and Completeness of Information....................     61
   Section 3.24   Material Contracts..........................................     61
   Section 3.25   Insurance...................................................     62
   Section 3.26   Security Documents..........................................     62
   Section 3.27   Classification of Senior Indebtedness.......................     62
   Section 3.28   Anti-Terrorism Laws.........................................     62
   Section 3.29   Compliance with OFAC Rules and Regulations..................     63
   Section 3.30   Directors; Capitalization...................................     63
   Section 3.31   Compliance with FCPA........................................     63

ARTICLE IV CONDITIONS PRECEDENT...............................................     63
   Section 4.1    Conditions to Closing Date..................................     63
   Section 4.2    Conditions to All Extensions of Credit......................     68

ARTICLE V AFFIRMATIVE COVENANTS...............................................     69
   Section 5.1    Financial Statements........................................     69
   Section 5.2    Certificates; Other Information.............................     71
   Section 5.3    Payment of Taxes............................................     72
   Section 5.4    Conduct of Business and Maintenance of Existence............     72
   Section 5.5    Maintenance of Property; Insurance..........................     73
   Section 5.6    Inspection of Property; Books and Records; Discussions......     73
   Section 5.7    Notices.....................................................     74
   Section 5.8    Environmental Laws..........................................     75
   Section 5.9    Financial Covenants.........................................     76
   Section 5.10   Additional Guarantors.......................................     77
   Section 5.11   Compliance with Law.........................................     77
   Section 5.12   Pledged Assets..............................................     77
   Section 5.13   Covenants Regarding Patents, Trademarks and Copyrights......     78
   Section 5.14   Further Assurances..........................................     79

ARTICLE VI NEGATIVE COVENANTS.................................................     79
   Section 6.1    Indebtedness................................................     80
   Section 6.2    Liens.......................................................     82
   Section 6.3    Nature of Business..........................................     82
   Section 6.4    Consolidation, Merger, Sale or Purchase of Assets, etc......     82
   Section 6.5    Advances, Investments and Loans.............................     84
   Section 6.6    Transactions with Affiliates................................     84
   Section 6.7    Ownership of Subsidiaries; Restrictions.....................     84
   Section 6.8    Corporate Changes; Material Contracts.......................     85
   Section 6.9    Limitation on Restricted Actions............................     85

   Section 6.10   Restricted Payments.........................................     86
   Section 6.11   Amendment of Subordinated Debt and Senior Notes.............     86
   Section 6.12   No Further Negative Pledges.................................     87
   Section 6.13   Consolidated Capital Expenditures...........................     87
   Section 6.14   Operating Leases............................................     87

ARTICLE VII EVENTS OF DEFAULT.................................................     88
   Section 7.1    Events of Default...........................................     88
   Section 7.2    Acceleration; Remedies......................................     91

ARTICLE VIII THE ADMINISTRATIVE AGENT.........................................     92
   Section 8.1    Appointment.................................................     92
   Section 8.2    Delegation of Duties........................................     92
   Section 8.3    Exculpatory Provisions......................................     92
   Section 8.4    Reliance by Administrative Agent............................     93
   Section 8.5    Notice of Default...........................................     93
   Section 8.6    Non-Reliance on Administrative Agent and Other Lenders......     94
   Section 8.7    Indemnification.............................................     94
   Section 8.8    Administrative Agent in Its Individual Capacity.............     95
   Section 8.9    Successor Administrative Agent..............................     95
   Section 8.10   Nature of Duties............................................     95
   Section 8.11   Releases....................................................     95
   Section 8.12   Syndication Agent and Documentation Agent...................     96

ARTICLE IX MISCELLANEOUS......................................................     96
   Section 9.1    Amendments, Waivers and Release of Collateral...............     96
   Section 9.2    Notices.....................................................     98
   Section 9.3    No Waiver; Cumulative Remedies..............................    100
   Section 9.4    Survival of Representations and Warranties..................    100
   Section 9.5    Payment of Expenses and Taxes...............................    100
   Section 9.6    Successors and Assigns; Participations; Purchasing Lenders..    101
   Section 9.7    Adjustments; Set-off........................................    105
   Section 9.8    Table of Contents and Section Headings......................    106
   Section 9.9    Counterparts................................................    106
   Section 9.10   Effectiveness...............................................    106
   Section 9.11   Severability................................................    106
   Section 9.12   Integration.................................................    106
   Section 9.13   Governing Law...............................................    107
   Section 9.14   Consent to Jurisdiction and Service of Process..............    107
   Section 9.15   Confidentiality.............................................    107
   Section 9.16   Acknowledgments.............................................    108
   Section 9.17   Waivers of Jury Trial; Waiver of Consequential Damages......    109
   Section 9.18   Patriot Act Notice..........................................    109

ARTICLE X GUARANTY............................................................    109
   Section 10.1   The Guaranty................................................    109
   Section 10.2   Bankruptcy..................................................    110
   Section 10.3   Nature of Liability.........................................    110
   Section 10.4   Independent Obligation......................................    111

   Section 10.5   Authorization...............................................    111
   Section 10.6   Reliance....................................................    111
   Section 10.7   Waiver......................................................    111
   Section 10.8   Limitation on Enforcement...................................    113
   Section 10.9   Confirmation of Payment.....................................    113

SCHEDULES
---------
Schedule 1.1(a)      Account Designation Letter
Schedule 1.1(b)      Investments
Schedule 1.1(c)      Liens
Schedule 1.1(d)      Historical EBITDA Adjustments
Schedule 1.1(e)      Maximum Post Closing EBITDA Adjustments
Schedule 1.1(f)      Existing Letters of Credit
Schedule 2.1(b)(i)   Form of Notice of Borrowing
Schedule 2.1(e)      Form of Revolving Note
Schedule 2.4(d)      Form of Swingline Note
Schedule 2.10        Form of Notice of Conversion/Extension
Schedule 3.3         Jurisdictions of Organization and Qualification
Schedule 3.12        Subsidiaries
Schedule 3.16        Intellectual Property
Schedule 3.19(a)     Location of Real Property and Collateral
Schedule 3.19(b)     Chief Executive Offices
Schedule 3.22        Labor Matters
Schedule 3.24        Material Contracts
Schedule 3.25        Insurance
Schedule 3.30        Directors; Capitalization
Schedule 4.1(b)      Form of Secretary's Certificate
Schedule 4.1(h)      Form of Solvency Certificate
Schedule 5.10        Form of Joinder Agreement
Schedule 6.1(b)      Indebtedness
Schedule 6.6         Transactions with Affiliates
Schedule 9.6(c)      Form of Commitment Transfer Supplement

     CREDIT AGREEMENT, dated as of January 24, 2006, among BELDEN CDT INC., a Delaware corporation (the "Borrower"), each of the Material Domestic Subsidiaries of the Borrower (identified as a "Guarantor" on the signature pages hereto) and such future Material Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the "Guarantors" and each individually, a "Guarantor"), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively, the "Lenders" and individually, a "Lender"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent" or the "Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of up to $165,000,000; and

     WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS

     SECTION 1.1 DEFINED TERMS.

     As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

     "ABR Default Rate" shall have the meaning set forth in Section 2.9.

     "Account Designation Letter" shall mean the Account Designation Letter dated as of the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).

     "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

     "Additional Loan" shall have the meaning set forth in Section 2.5.

     "Administrative Agent" or "Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

     "Administrative Details Form" shall mean, with respect to any Lender, a document containing such Lender's contact information for purposes of notices provided under this Credit Agreement and account details for purposes of payments made to such Lender under this Credit Agreement.

     "Affiliate" shall mean as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 15% or more of the securities having ordinary voting power for the election of directors (or Persons performing similar functions) of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" or "Credit Agreement" shall mean this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be presumed correct in the absence of demonstrable error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

     "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

     "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect, it being understood that the Applicable Percentage for (a) Revolving Loans that are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Margin & L/C Fee", (b) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", and (c) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee".

               Total               LIBOR Margin
Level      Leverage Ratio           & L/C Fee     Base Rate Margin   Commitment Fee
-----   -------------------        ------------   ----------------   --------------
  I        > or = 3.00 to 1.0          1.75%            0.75%             0.50%

  II    > or = 2.00 to 1.0 but <       1.50%            0.50%            0.375%
          3.00 to 1.0

  III   > or = 1.00 to 1.0 but <       1.25%            0.25%            0.375%
          2.00 to 1.0

  IV         < 1.00 to 1.0             1.00%            0.00%             0.25%

     The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Credit Parties the quarterly financial information (in the case of the first three (3) fiscal quarters of each fiscal year of the Borrower), the annual financial information (in the case of the fourth fiscal quarter of each fiscal year of the Borrower) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The Applicable Percentage shall be as set forth above opposite Level III until the first Interest Determination Date after the Closing Date. After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information or certifications are provided, whereupon the Level shall be determined by the then current Total Leverage Ratio.

     "Approved Fund" shall mean, with respect to any Lender, any fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender, (c) any other Lender or any Affiliate thereof or (d) the same investment advisor as any Person described in clauses (a) - (c).

     "Arranger" shall mean Wachovia Capital Markets, LLC.

     "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary of a Credit Party whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) the sale, lease, transfer or other disposition of assets permitted by Section 6.4(a)(i) -(iv) hereof, and to the extent that any repayment of the Revolving Loans from the Net Cash Proceeds derived therefrom would result in adverse tax consequences to the Credit Parties, Section 6.4(a)(v) hereof, (ii) any issuance by any Credit Party or its Subsidiaries of shares of its Capital Stock or warrants, options or other similar rights which are exercisable for or convertible into shares or interests of its Capital Stock or (iii) a Recovery Event.

     "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Bankruptcy Event" shall mean the occurrence of an Event of Default under
Section 7.1(f).

     "Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

     "Business" shall have the meaning set forth in Section 3.10.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

     "Capital Stock" shall mean (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (b) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any State of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's and (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Change of Control" shall mean at any time the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the then outstanding Voting Stock of the Borrower; (b) the replacement of a majority of the Board of Directors of the Borrower over a one-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (c) the occurrence of a "Change of Control" under and as defined in any of the Senior Note Purchase Documents or any of the Subordinated Debt Documents.

     "Closing Date" shall mean the date of this Credit Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time may be covered by, the Security Documents and any other property or assets of a Credit Party, whether tangible or intangible, that from time to time secure the Credit Party Obligations.

     "Commitments" shall mean the Revolving Commitment, the LOC Commitment and the Swingline Commitment, individually or collectively, as appropriate.

     "Commitment Fee" shall have the meaning set forth in Section 2.6(a).

     "Commitment Period" shall mean (a) with respect to Revolving Loans, the period from and including the Closing Date to but excluding the Maturity Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is thirty (30) days prior to the Maturity Date.

     "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

     "Consolidated Capital Expenditures" shall mean, for any period, all capital expenditures (other than Permitted Acquisitions) of the Credit Parties and their Subsidiaries on a combined basis for such period, as determined in accordance with GAAP. The term "Consolidated Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of proceeds derived from Asset Dispositions or Recovery Events received by the Credit Parties and their Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents.

     "Consolidated Cash Interest Expense" shall mean, as of any date of determination for the four fiscal quarter period ending on such date, all cash interest expense (excluding amortization of debt discount and premium, but including the cash interest component under Capital Leases and synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products) for such period of the Credit Parties and their Subsidiaries on a consolidated basis.

     "Consolidated EBITDA" shall mean, as of any date of determination for the four fiscal quarter period ending on such date, (a) Consolidated Net Income for such period, plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Cash Interest Expense for such period, (ii) tax expense (including, without limitation, any federal, state, local and foreign income, value added, franchise, withholding and similar taxes) of the Credit Parties and their Subsidiaries for such period, (iii) depreciation, amortization and other non-cash charges (excluding non-cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges) for such period, and (iv) one-time charges incurred in connection with merger and restructuring activities prior to the Closing Date, as set forth on Schedule 1.1(d), and other one-time charges incurred in connection with restructuring activities after the Closing Date in an amount not to exceed the amounts set forth on Schedule 1.1(e).

     "Consolidated Net Income" shall mean, as of any date of determination for the four fiscal quarter period ending on such date, the net income (excluding extraordinary losses and gains and all non-cash income, rebates and other benefits, but including interest income) of the Credit Parties and their Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

     "Consolidated Revenues" shall mean, for any period, revenues for such period of the Credit Parties and their Domestic Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Consolidated Total Assets" shall mean, for any period, the book value of all assets of the Credit Parties and their Domestic Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Contractual Obligation" shall mean, as to any Person, any provision of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Copyright Licenses" shall mean any agreement, whether written or oral, providing for the grant by or to a Credit Party of any right under any Copyright, including, without limitation, any thereof referred to in Schedule
3.16 to this Credit Agreement, but excluding any license of a Copyright to a Credit Party with respect to generally available products.

     "Copyrights" shall mean all copyrights of the Credit Parties and their Subsidiaries in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16 and all renewals thereof.

     "Credit Documents" shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, the Commitment Transfer Supplements, the LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

     "Credit Party" or "Credit Parties" shall mean any of the Borrower or the Guarantors, individually or collectively, as appropriate.

     "Credit Party Obligations" shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender and the Swingline Lender) and the Administrative Agent, whenever arising, including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy
Code), in each case arising under this Credit Agreement, the Notes or any of the other Credit Documents, and (b) all liabilities and obligations, whenever arising, owing from any Credit Party or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement.

     "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any Indebtedness of any Credit Party and its Subsidiaries permitted to be incurred pursuant to Section 6.1(a) - (o)).

     "Default" shall mean any event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan or fund a Participation Interest required pursuant to the terms of this Credit Agreement and such failure is continuing, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown in such Lender's Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Engagement Letter" shall mean the letter agreement dated October 20, 2005, addressed to the Borrower from the Arranger, as amended, modified or otherwise supplemented from time to time.

     "Environmental Laws" shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority, or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such

Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, and any other condition, has been satisfied.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Equipment" shall mean (a) any equipment subject to a Purchase Money Lien as to which the purchase money creditor holding such Lien prohibits other Liens thereon without its prior consent, unless and until either (i) such creditor grants such consent or (ii) the Indebtedness secured by such Lien has been fully paid and satisfied; (b) any equipment with respect to which the rights of possession and use of any Credit Party are created pursuant to a lease which does not create a security interest, unless and until such time (if any) as such Credit Party acquires title to such equipment from the lessor or the lessor abandons its rights and claims thereto; and (c) Vehicles.

     "Excluded Intercompany Instruments" shall have the meaning set forth in
Section 5.12(b).

     "Existing Letters of Credit" shall mean each of the letters of credit described by date of issuance, amount, beneficiary and the date of expiry on
Schedule 1.1(f) hereto.

     "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender, or the issuance of or participation in the issuance of a Letter of Credit by such Lender.

     "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

     "Fixed Charge Coverage Ratio" shall mean, as of any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis for the four fiscal quarter period ending on such date, the ratio of (a) the sum of Consolidated EBITDA for such period minus Consolidated Capital Expenditures for such period, to (b) the sum of Consolidated Cash Interest Expense for such period plus Scheduled Funded Debt Payments for such period plus any cash dividends or distributions made by the Borrower during such period (excluding any dividends or distributions made in accordance with clause (f) of Section 6.10) plus an amount equal to, to the extent positive, taxes paid in cash by the Credit Parties and their Subsidiaries during such period net of cash tax refunds received by the Credit Parties and their Subsidiaries.

     "Foreign Subsidiary" shall mean any Subsidiary of the Borrower or one of its Subsidiaries that is not a Domestic Subsidiary.

     "Funded Debt" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases plus any accrued interest thereon, (f) the maximum face amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product,
(i) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) all Indebtedness of others of the type described in clauses (a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (i) hereof, and (l) all Indebtedness of the type described in clauses (a) through (i) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer for which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9, to the provisions of Section 1.3.

     "Government Acts" shall have the meaning set forth in Section 2.19.

     "Governmental Approvals" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "Guaranty" shall mean the guaranty of the Guarantors set forth in Article
X.

     "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Hedging Agreement Provider" shall mean any Person that enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1(e) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

     "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

     "Incremental Facility" shall have the meaning set forth in Section 2.5.

     "Indebtedness" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (i) hereof, (g) the principal portion of all Capital Lease Obligations of such Person plus accrued interest thereon, (h) all obligations of such Person under Hedging

Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (i) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all Indebtedness of others of the type described in clauses
(a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and
(m) the Indebtedness of the type described in clauses (a) through (i) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

     "Intellectual Property" shall mean the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Subsidiaries (or, as the context may require, of the Credit Parties only), all goodwill associated therewith and all rights to sue for infringement thereof.

     "Interest Determination Date" shall have the meaning assigned thereto in the definition of "Applicable Percentage".

     "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and on the Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, (i) each three (3) month anniversary following the first day of such Interest Period (which if not a Business Day shall be extended to the next succeeding Business Day) and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.8(b), the date on which such mandatory prepayment is due.

     "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

          (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or, subject to availability to all applicable Lenders, six months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or, subject to availability to all applicable Lenders, six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

               (i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

               (iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date; and

               (v) no more than six (6) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

     "Investment" shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of shares of Capital Stock, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

     "Issuing Lender" shall mean, with respect to (i) Existing Letters of Credit and (ii) Letters of Credit issued hereunder, Wachovia or any successor in such capacity.

     "Issuing Lender Fees" shall have the meaning set forth in Section 2.6(c).

     "Joinder Agreement" shall mean a Joinder Agreement in substantially the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

     "Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement and shall include the Issuing Lender and the Swingline Lender.

     "Lender Commitment Letter" shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its LOC Commitment and/or Revolving Commitment Percentage.

     "Letter of Credit" shall mean (a) any letter of credit issued by the Issuing Lender pursuant to the terms hereof and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

     "Letter of Credit Facing Fee" shall have the meaning set forth in Section 2.6(c).

     "Letter of Credit Fee" shall have the meaning set forth in Section 2.6(b).

     "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loan then requested are being offered to leading banks at approximately 11:00 A.M. London time, two
(2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

     "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office in such Lender's Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

     "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                        LIBOR
          LIBOR Rate =   ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

     "LIBOR Rate Loans" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment for security, deposit arrangement in which a lien arises, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement or preferential arrangement which has the practical effect of constituting a security interest, as to property of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

     "Loan" shall mean a Revolving Loan and/or a Swingline Loan, as appropriate.

     "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit on or after the Closing Date in an amount up to the LOC Committed Amount and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase Participation Interests in Letters of Credit based on such Revolving Lender's Revolving Commitment Percentage, as such amount may be reduced from time to time in accordance with the provisions hereof.

     "LOC Committed Amount" shall have the meaning set forth in Section 2.3(a).

     "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

     "LOC Obligations" shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed. For purposes of determining the LOC Obligations for any Existing Letter of Credit denominated in Pounds Sterling, the face amount of such Existing Letter of Credit and any drawings under such Existing Letter of Credit shall be converted to Dollars based on the spot rate, as determined by the Administrative Agent on any date of determination.

     "Mandatory LOC Borrowing" shall have the meaning set forth in Section
2.3(e).

     "Mandatory Swingline Borrowing" shall have the meaning set forth in Section 2.4(b)(ii).

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, assets or financial condition of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Credit Parties to perform their material obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Material Contract" shall mean (a) any contract or other agreement, written or oral, of the Credit Parties or any of their Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $50,000,000 per annum and (b) any other contract, agreement, permit or license of the Credit Parties or any of their Subsidiaries on which the business of the Borrower and its Subsidiaries (taken as a whole) is substantially dependent.

     "Material Domestic Subsidiary" shall mean, as of any date of determination, any direct or indirect Domestic Subsidiary of the Borrower that (a) holds the Capital Stock of a Credit Party or (b) individually generates more than five percent (5%) of the Consolidated Revenues for the period of four (4) consecutive fiscal quarters ending as of the end of the fiscal quarter immediately preceding such date of determination on a Pro Forma Basis (in the case of a newly acquired Subsidiary) or five percent (5%) of Consolidated Total Assets as of the end of the fiscal quarter immediately preceding such date of determination on a Pro Forma Basis (in the case of a newly acquired Subsidiary); provided that, in the event the Consolidated Revenues or Consolidated Total Assets of all Domestic Subsidiaries that do not constitute Material Domestic Subsidiaries exceeds fifteen percent (15%) of the Consolidated Revenues or Consolidated Total Assets, the Borrower (or the Administrative Agent, in the event the Borrower has failed to do so within ten (10) days of request therefor by the Administrative Agent) shall, to the extent necessary, designate sufficient Domestic Subsidiaries to be deemed to be "Material Domestic Subsidiaries" to eliminate such excess, and such designated Domestic Subsidiaries shall thereafter constitute Material Domestic Subsidiaries.

     "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date" shall mean January 24, 2011.

     "Minimum Liquidity" shall mean, as of any date of determination, the sum of cash of the Borrower held in accounts located in the United States plus the unused amount of the Revolving Committed Amount.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Debt Issuance or Recovery Event, net of (a) direct costs paid or payable as a result thereof (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Debt Issuance or Recovery Event.

     "Note" or "Notes" shall mean the Revolving Notes and/or the Swingline Notes, collectively, separately or individually, as appropriate.

     "Note Purchase Agreement (1997)" shall mean that certain Note Purchase Agreement dated as of August 1, 1997 among Belden Inc. and certain noteholders from time to time party thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of September 1, 1999 and as such agreement may be hereafter amended, restated, supplemented, refinanced, increased or reduced from time to time, subject to the terms of this Agreement.

     "Note Purchase Agreement (1999)" shall mean that certain Note Purchase Agreement dated as of September 1, 1999 among Belden Inc. and certain noteholders from time to time party thereto, as such agreement may be hereafter amended, restated, supplemented, refinanced, increased or reduced from time to time, subject to the terms of this Agreement.

     "Notice of Borrowing" shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a request for a Swingline Loan borrowing pursuant to Section 2.4(b)(i), as appropriate. A Form of Notice of Borrowing is attached as Schedule 2.1(b)(i).

     "Notice of Conversion/Extension" shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate Base Rate Loan to a LIBOR Rate Loan, or continuation of a LIBOR Rate Loan, in each case substantially in the form of Schedule 2.10.

     "OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

     "Operating Lease" shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

     "Participant" shall have the meaning set forth in Section 9.6(b).

     "Participation Interest" shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.3(c) and in Swingline Loans as provided in Section 2.4.

     "Patent Licenses" shall mean all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.

     "Patents" shall mean (a) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (b) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Perfection Collateral" shall mean that portion of the Collateral as to which perfection of the Lien thereon is contemplated pursuant to Section 5.12(c)(i) and, upon the Administrative Agent's notification to the Borrower thereof, pursuant to Section 5.12(c)(ii).

     "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the Voting Stock of a Person, (b) a Person by a merger, amalgamation or consolidation or any other combination with such Person or (c) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.3, so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the acquisition on a Pro Forma Basis, (A) the Total Leverage Ratio as of the last day of the most recently completed fiscal quarter of the Borrower shall be (I) during the period from the Closing Date through and including December 31, 2006, less than 3.50 to 1.0 and (II) on and after January 1, 2007, less than 3.25 to 1.0, and (B) the Credit Parties are in compliance with each of the other financial covenants set forth in Section 5.9, (iii) if at the time of such acquisition the Release Conditions are not satisfied and the Target is a U.S. Person, the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest (subject to Permitted Liens) in all personal property (including, without limitation, Capital Stock, but excluding any type of property which is not Collateral pursuant to the Security Documents entered into by the other Credit Parties) acquired with respect to the Target in accordance with the terms of Sections 5.10 and 5.12 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10, (iv) the Administrative Agent shall have received from the Borrower (and each Lender shall have received from the Administrative Agent, if requested) (A) a description of the material terms of such acquisition, (B) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (C) consolidated projected income statements of the Borrower and its consolidated Subsidiaries (giving effect to such acquisition) for at least the twelve (12) month period following the proposed closing date for such acquisition, all in form and substance reasonably satisfactory to the Administrative Agent, (v) the Target shall have, pro forma on a stand alone basis, earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period prior to the acquisition date in an amount greater than $0, and (vi) such acquisition shall not be a "hostile" acquisition and shall have been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the Target.

     "Permitted Investments" shall mean:

          (a) cash and Cash Equivalents;

          (b) Investments existing as of the Closing Date and set forth on
     Schedule 1.1(b);

          (c) receivables owing to the Credit Parties or any of their Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (d) Investments in any Credit Party;

          (e) loans and advances to officers, directors and employees in an aggregate amount not to exceed $1,000,000 at any time outstanding;

          (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (g) Investments, acquisitions or transactions permitted under Article VI, including Sections 6.1, 6.2 and 6.4 (including any Investments owned by a Person acquired in a Permitted Acquisition);

          (h) Hedging Agreements to the extent permitted hereunder;

          (i) Repurchases of Capital Stock of the Borrower from employees or former employees to the extent permitted by Section 6.10(f);

          (j) Permitted Acquisitions;

          (k) Investments (in addition to those Investments in Subsidiaries existing as of the Closing Date and set forth on Schedule 1.1(b) and Guaranty Obligations permitted by

     Section 6.1(h)) (i) by Subsidiaries which are not Credit Parties in Subsidiaries which are not Credit Parties; and (ii) by Credit Parties in Subsidiaries which are not Credit Parties in an aggregate amount at any time outstanding not to exceed (A) for the first year following the Closing Date, $50,000,000, (B) for the second year following the Closing Date, $40,000,000, and (C) for the third year following the Closing Date and each year thereafter, $30,000,000; provided, that no Default or Event of Default shall exist either before or immediately after the making thereof;

          (l) deposits made in the ordinary course of business required by government agencies, public utilities or insurance companies;

          (m) Investments made with respect to Tax Related Foreign Advances in an aggregate amount not to exceed the Dollar equivalent of L25,000,000 at any time outstanding; provided, that no Default or Event of Default shall exist either before or immediately after the making thereof; and

          (n) additional loans, advances and/or Investments of a nature not contemplated by the foregoing clauses hereof; provided that such loans, advances and/or Investments made pursuant to this clause shall not exceed an aggregate amount of $2,000,000 at any time outstanding.

     "Permitted Liens" shall mean:

          (a) Liens created by or otherwise existing under or in connection with this Credit Agreement or the other Credit Documents in favor of the Administrative Agent on behalf of the Secured Parties;

          (b) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement; provided that such Liens shall secure the Credit Party Obligations (other than obligations under such Secured Hedging Agreement) and the obligations under such Secured Hedging Agreement on a pari passu basis;

          (c) Liens securing purchase money Indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under
     Section 6.1(c); provided, that (i) any such Lien attaches to the property securing such Indebtedness or Capital Lease Obligations concurrently with or within ninety (90) days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction;

          (d) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of any Credit Party or its Subsidiaries, as the case may be, in conformity with GAAP;

          (e) statutory Liens such as carriers', warehousemen's, mechanics', materialmen's and supplier's (including sellers of goods), landlords', repairmen's or other Liens imposed by law or pursuant to customary reservations of retention of title arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings;

          (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

          (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, contractual or warranty requirements, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements (including reciprocal easement agreements and utility agreements), rights of way, covenants, consents, reservations, encroachments, variations, restrictions on the use of real property, minor defects or irregularities in title, lessor's liens, and other similar restricting charges or encumbrances affecting real property or fixtures and improvements thereon which do not materially interfere with the value or use of the property so encumbered;

          (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(c)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

          (j) Liens existing on the Closing Date and set forth on Schedule 1.1(c); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and the proceeds thereof and
     (ii) the principal amount of the Indebtedness secured by such Lien shall not be extended, renewed, refunded or refinanced;

          (k) Liens evidenced by precautionary UCC financing statements in respect of Operating Leases permitted by this Agreement;

          (l) Liens arising out of judgments, decrees and attachments not resulting in an Event of Default;

          (m) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

          (n) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

          (o) Liens on (i) the property of a Person existing at the time such Person becomes a Subsidiary of a Credit Party and (ii) property or assets existing at the time such property or assets are acquired by any Credit Party or any of its Subsidiaries, in each case in a transaction permitted hereunder and securing Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, however, that any such Lien may not extend to any other property other than the property subject to such Lien on the date such Person becomes a Subsidiary or such property or assets are acquired; provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of a Credit Party or such property or assets were acquired;

          (p) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party or any Subsidiary thereof permitted by this Agreement and in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

          (q) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

          (r) Liens created by a Foreign Subsidiary securing Indebtedness as allowed under Section 6.1(m); and

          (s) other Liens securing obligations not to exceed $2,500,000 in an aggregate principal amount outstanding at any time.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date executed by the Credit Parties and each Person required to become a party thereto pursuant to Section 5.10 in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

     "Pounds Sterling" shall mean British pounds sterling, the lawful currency of the United Kingdom.

     "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

     "Pro Forma Basis" shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent quarter end preceding the date of such transaction.

     "Properties" shall have the meaning set forth in Section 3.10(a).

     "Purchase Money Lien" shall mean any Lien (including a negative pledge arrangement) granted by any Credit Party or its Subsidiaries from time to time to vendors or financiers of equipment or property to secure the payment of the purchase price thereof so long as (a) such Liens extend only to the specific equipment or property so purchased, (b) secure only such deferred payment obligation and related interest, fees and charges and other obligations under the related contract and no other Indebtedness, and (c) are promptly released upon the payment in full of such purchase price and related interest, fees and charges by operation of law or otherwise.

     "Purchasing Lenders" shall have the meaning set forth in Section 9.6(c).

     "Recovery Event" shall mean the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

     "Register" shall have the meaning set forth in Section 9.6(d).

     "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.

     "Release Conditions" shall mean each of the following: (a) the Borrower having obtained the Release Rating, (b) the Borrower's senior unsecured debt continuing to be rated by both S&P and Moody's, and (c) after the Borrower having obtained the Release Rating, the Borrower maintaining at all times a senior unsecured credit rating higher than or equal to BB+ and Ba1 by both S&P and Moody's, respectively.

     "Release Rating" shall mean a senior unsecured credit rating of BBB- (Stable) and Baa3 (Stable) or better by both S&P and Moody's, respectively.

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

     "Required Lenders" shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, outstanding Loans and Participation Interests owing to such Defaulting Lender and such Defaulting Lender's Revolving Commitments.

     "Requirement of Law" shall mean, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation issued by a Governmental Authority, or binding determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean as to (a) the Borrower, the President, the Chief Executive Officer, Chief Financial Officer or Treasurer thereof and (b) any other Credit Party, any duly elected and authorized officer thereof.

     "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation and (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Senior Notes or any Subordinated Debt of any Credit Party or any of its Subsidiaries.

     "Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount.

     "Revolving Commitment Percentage" shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage in its Lender Commitment Letter or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c). The sum of Revolving Commitment Percentages of all Lenders shall equal one hundred percent (100%).

     "Revolving Committed Amount" shall have the meaning set forth in Section 2.1(a).

     "Revolving Lender" shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.

     "Revolving Loan" shall have the meaning set forth in Section 2.1.

     "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower provided pursuant to Section 2.1(e) in favor of any of the Revolving Lenders requesting a promissory note evidencing the Revolving Loans provided by any such Revolving Lender pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sanctioned Country" shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

     "Sanctioned Person" shall mean (a) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or
(iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

     "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Credit Parties and their Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination). Notwithstanding the foregoing, the principal payment in the amount of $44,000,000 to be made in respect of the Senior Notes (1999) on September 1, 2006 shall not be included in the determination of Scheduled Funded Debt Payments if immediately after the making of such payment the Minimum Liquidity is at least $50,000,000.

     "Secured Hedging Agreement" shall mean any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

     "Secured Parties" shall mean the Administrative Agent, the Lenders and the Hedging Agreement Providers.

     "Security Agreement" shall mean the Security Agreement dated as of the Closing Date executed by the Credit Parties and each Person required to become a party thereto pursuant to Section 5.10 in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

     "Security Documents" shall mean the Security Agreement, the Pledge Agreement and all other agreements, documents and instruments executed by a Credit Party in connection with any of the foregoing documents or granting to the Administrative Agent, Liens to secure the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements.

     "Senior Note Purchase Agreements" shall mean, collectively, the Note Purchase Agreement (1997) and the Note Purchase Agreement (1999).

     "Senior Note Purchase Documents" shall mean, collectively, the Senior Note Purchase Agreements, the Senior Notes and all other documents entered into in connection therewith.

     "Senior Notes" shall mean, collectively, the Senior Notes (1997) and the Senior Notes (1999).

     "Senior Notes (1997)" shall mean, individually or collectively, as the context may require, the notes issued pursuant to the Note Purchase Agreement
(1997), as such notes may be supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

     "Senior Notes (1999)" shall mean, individually or collectively, as the context may require, the notes issued pursuant to the Note Purchase Agreement
(1999), as such notes may be supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

     "Single Employer Plan" shall mean any Plan that is not a Multiemployer
Plan.

     "Subordinated Debt" shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination, maturity and other terms reasonably acceptable to the Required Lenders, including, without limitation, the Subordinated Debt Securities.

     "Subordinated Debt Securities" shall mean, individually or collectively, as the context may require, the 4.0% Convertible Subordinated Debentures due July 15, 2023, in an original principal amount of $110,000,000 issued by Cable Design Technologies Corporation, a Delaware corporation and predecessor of the Borrower, pursuant to the Subordinated Note Indenture (of which original principal amount, $110,000,000 is outstanding as of the Closing

Date), as such debentures may be supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

     "Subordinated Note Documents" shall mean, collectively, the Subordinated Debt Securities, the Subordinated Note Indenture and all other documents entered into in connection therewith.

     "Subordinated Note Indenture" shall mean that certain Indenture, dated as of July 8, 2003 by and among Cable Design Technologies Corporation, a Delaware corporation and predecessor of the Borrower, and US Bank National Association, as trustee, as supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in
Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.4(a).

     "Swingline Lender" shall mean Wachovia and any successor in such capacity.

     "Swingline Loan" shall have the meaning set forth in Section 2.4(a).

     "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "Tax Related Foreign Advances" shall mean that flow of funds associated with the original issue discount note program of Belden (UK) Limited involving loans made once annually, typically during December of each year, from Belden Technologies, Inc. to Belden (UK) FINCO Limited Partnership and then from Belden
(UK) FINCO Limited Partnership to Belden (UK) Limited and then repaid by Belden
(UK) Limited to Belden (UK) FINCO Limited Partnership and by Belden (UK) FINCO Limited Partnership to Belden Technologies, Inc. within two weeks, the principal amount of which loans escalates each year by the amount of discount capitalized from the prior year (the amount loaned in December of 2005 was the Dollar equivalent of L20,321,485).

     "Taxes" shall have the meaning set forth in Section 2.18.

     "Termination Date" shall mean the date upon which all Credit Party Obligations have been paid in full in cash (other than LOC Obligations specified in clause (a) of the definition thereof and contingent indemnification and reimbursement obligations with respect to which no claim is due and payable), all Commitments have been terminated, and, with respect to LOC Obligations specified in clause (a) of the definition thereof, all such LOC Obligations have expired, terminated, been cash collateralized on terms reasonably acceptable to the Issuing Lender and the Administrative Agent or been backed by standby letters of credit reasonably acceptable to the Issuing Lender and the Administrative Agent.

     "Total Debt" shall mean, at any date, and without duplication, the aggregate principal amount of Funded Debt of the Credit Parties and their Subsidiaries as determined on a consolidated basis in accordance with GAAP.

     "Total Leverage Ratio" shall mean, as of the end of each fiscal quarter of the Borrower, for the Borrower and its Subsidiaries on a consolidated basis, for the four consecutive fiscal quarters ending on such date, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for such period.

     "Trademark License" shall mean any agreement, whether written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule
3.16 to this Credit Agreement, but excluding any license of a Trademark to a Credit Party with respect to a generally available product.

     "Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in
Schedule 3.16 to this Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16.

     "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day.

     "Transactions" shall mean the closing of this Agreement and the other Credit Documents, and the other transactions contemplated hereby to occur in connection with such closing (including, without limitation, the initial borrowings under the Credit Documents and the payment of fees and expenses in connection with all of the foregoing).


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

     "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

     "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

     "UCC" shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

     "Vehicles" shall mean all of the Credit Parties' cars, trucks, trailers, rolling stock, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing, all whether now existing or owned or hereafter acquired or arising.

     "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

     "Wachovia" shall mean Wachovia Bank, National Association, a national banking association, together with its successors and/or assigns.

     "Works" shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 1.3 ACCOUNTING TERMS.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any provision in Section 5.9 to eliminate the effect of any change in GAAP on the operation of any such definition or provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any such definition or provision for such purpose), then the Borrower's compliance with such provisions shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such definition or provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

     The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.

     SECTION 1.4 RESOLUTION OF DRAFTING AMBIGUITIES.

     Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Credit Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

     SECTION 1.5 TIME REFERENCES.

     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

     SECTION 2.1 REVOLVING LOANS.

          (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus such

     Revolving Lender's Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding LOC Obligations shall not exceed such Revolving Lender's Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect. For purposes hereof, the aggregate principal amount available hereunder for Revolving Loans shall be ONE HUNDRED SIXTY-FIVE MILLION DOLLARS ($165,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.7 or increased from time to time as provided in Section 2.5, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Closing Date or any of the three (3) Business Days following the Closing Date may only consist of Alternate Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter to the Administrative Agent at least three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

          (b) Revolving Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Business Day of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested,
          (B) the date of the requested borrowing (which shall be a Business
          Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall consist of an Alternate Base Rate Loan or a LIBOR Rate Loan, and if a LIBOR Rate Loan is requested, the Interest Period therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender's share thereof.

               (ii) Minimum Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR

          Rate Loan shall be in a minimum aggregate amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

               (iii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment. Subject to the terms of this Credit Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 7.2.

          (d) Interest. Subject to the provisions of Section 2.9(b), Revolving Loans shall bear interest as follows:

               (i) Alternate Base Rate Loans. Each Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

               (ii) LIBOR Rate Loans. Each LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

     Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

          (e) Revolving Notes; Covenant to Pay. Each Revolving Lender's Revolving Commitment shall be evidenced, upon such Revolving Lender's request, by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of Schedule 2.1(e). The Borrower covenants and agrees to pay the Revolving Loans in accordance with the terms of this Credit Agreement and the Revolving Note or Revolving Notes.

     SECTION 2.2 RESERVED.


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

     SECTION 2.3 LETTER OF CREDIT SUBFACILITY.

          (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions of an administrative nature which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby or trade Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY FIVE MILLION DOLLARS ($25,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not at any time exceed the Revolving Committed Amount then in effect, (iii) all Letters of Credit (other than Existing Letters of Credit, which may be denominated in Dollars or Pounds Sterling) shall be denominated in Dollars and (iv) Letters of Credit shall be issued for any lawful corporate purposes of the Borrower or any of its Subsidiaries and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs and trade letters of credit. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000. Wachovia shall be the Issuing Lender on all Letters of Credit issued on or after the Closing Date. The Borrower's reimbursement obligations in respect of each Existing Letter of Credit, and each Lender's participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

          (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

          (c) Participations. Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations. Without waiving the Borrower's right to later assert (by separate and independent action and not by way of setoff) any claims that it may have, the Borrower's Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing consisting of an Alternate Base Rate Loan (each such borrowing, a "Mandatory LOC Borrowing") shall be made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of the Mandatory LOC Borrowing may not comply with the minimum amount (or integral amount in excess thereof) for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender's unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (g) ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower, when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998," as most recently published by the Institute of International Banking Law & Practice at the time of issuance shall apply to each standby Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

          (h) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application and any LOC Documents relating to the Existing Letters of Credit), this Credit Agreement shall control.

          (i) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's Reimbursement Obligations hereunder with respect to such Letter of Credit.

     SECTION 2.4 SWINGLINE LOAN SUBFACILITY.

          (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Swingline Loan Borrowings.

               (i) Notice of Borrowing and Disbursement. Upon receiving a Notice of Borrowing from the Borrower not later than 11:00 A.M. on any Business Day requesting that a Swingline Loan be made, the Swingline Lender will make Swingline Loans available to the Borrower on the same Business Day. Swingline Loan borrowings hereunder shall be made in minimum amounts of $500,000 and in integral amounts of $100,000 in excess thereof.

               (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing consisting of an Alternate Base Rate Loan in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Maturity Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Swingline Borrowing"). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding

          Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (c) Interest on Swingline Loans. Subject to the provisions of Section 2.9(b), Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

          (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.4(d).

     SECTION 2.5 INCREMENTAL FACILITY.

     Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time during the Commitment Period (but not to exceed two (2) increases in the aggregate), to incur additional Indebtedness under this Credit Agreement in the form of an increase to the Revolving Committed Amount (each an "Incremental Facility") by an aggregate amount of up to $35,000,000. The following terms and conditions shall apply to each Incremental Facility: (a) the loans made under any such Incremental Facility (each an "Additional Loan") shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (b) any such Additional Loans shall have the same terms (including interest rate and maturity date) as the existing Revolving Loans and shall be considered Revolving Loans hereunder, (c) any such Incremental Facility shall be entitled to the same voting rights as the existing Revolving Loans and shall be entitled to receive proceeds of prepayments on the same basis as the existing Revolving Loans, (d) any such Incremental Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (e) any such Incremental Facility shall be in a minimum principal amount of $15,000,000 and integral multiples of $2,500,000 in excess thereof, (f) the proceeds of any Additional Loan will be used for the purposes set forth in Section 3.11, (g) the Borrower shall execute such promissory notes as are necessary to reflect the Additional Loans under any such Incremental Facility, (h) before any Additional Loans are made, the conditions to Extensions of Credit in Section 4.2 shall have been satisfied and (i) the Administrative Agent shall have received from


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the Borrower updated financial projections and an officer's certificate, in each case in form and substance satisfactory to the Administrative Agent, demonstrating that, (A) after giving effect to any such Incremental Facility on a pro forma basis, the Credit Parties will be in compliance with the financial covenants set forth in Section 5.9 and (B) if the full amount of the Revolving Committed Amount (after giving effect to the Incremental Facility) were drawn by the Borrower, the Credit Parties would be in compliance with all financial covenants under the Subordinated Note Documents and the Senior Note Purchase Documents. Participation in the Incremental Facility shall be offered first to each of the existing Lenders, but each such Lender shall have no obligation to provide all or any portion of the Incremental Facility. If the amount of the Incremental Facility requested by the Borrower shall exceed the commitments which the existing Lenders are willing to provide with respect to such Incremental Facility, then the Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent to join this Credit Agreement as Lenders hereunder for the portion of such Incremental Facility not taken by existing Lenders, provided that such other banks, financial institutions and investment funds shall enter into such joinder or other agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any new Incremental Facility therein.

     SECTION 2.6 FEES.

          (a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage of the Revolving Committed Amount but Swingline Loans shall not be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

          (b) Letter of Credit Fee. In consideration of the LOC Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

          (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees"). The Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the "Letter of Credit Facing Fee") of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender Fees and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

          (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Engagement Letter.

     SECTION 2.7 COMMITMENT REDUCTIONS.

          (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five
     (5) Business Days' prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $10,000,000 or a whole multiple of $5,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount then in effect.

          (b) Swingline Committed Amount. If the Revolving Committed Amount is reduced pursuant to Section 2.7(a) below the then current Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the Revolving Committed Amount.

          (c) Maturity Date. The Revolving Commitments, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Maturity Date.

     SECTION 2.8 PREPAYMENTS.

          (a) Optional Prepayments. The Borrower shall have the right to repay Loans in whole or in part from time to time; provided, however, that each partial repayment of a Revolving Loan shall be in a minimum principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining outstanding principal amount), and each partial repayment of a Swingline Loan shall be in a minimum principal amount of $250,000 and integral multiples of $50,000 in excess thereof (or the remaining outstanding principal amount). In the event of such optional repayment, the Borrower shall give five (5) Business Days' irrevocable notice in the case of LIBOR Rate Loans and five (5) Business Days' irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). All prepayments under this Section 2.8(a) shall be subject to Section 2.17,


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

     but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof.

          (b) Mandatory Prepayments.

               (i) Revolving Committed Amount. If at any time the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower shall immediately prepay the Loans and/or cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (v) below).

               (ii) Asset Dispositions. To the extent of Net Cash Proceeds in excess of $250,000 received in connection with an Asset Disposition which are not used to purchase or otherwise reinvest in similar assets (or, in the case of real estate, reinvested in assets useful in the operation of the business of the Borrower and its Subsidiaries in the aggregate) within 365 days of such Net Cash Proceeds, immediately following the expiration of such period, the Borrower shall prepay the Loans (to the extent there are Loans outstanding) without a corresponding permanent reduction in the Revolving Committed Amount in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds (such prepayment to be applied as set forth in clause
          (v) below).

               (iii) Issuances. Immediately upon receipt by any Credit Party or any Subsidiary of a Credit Party of Net Cash Proceeds from any Debt Issuance, the Borrower shall prepay the Loans (to the extent there are Loans outstanding) with a corresponding permanent reduction in the Revolving Committed Amount in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (v) below). The Borrower shall not be required to prepay the Loans or reduce the Revolving Committed Amount with the proceeds of a Debt Issuance approved by the Administrative Agent in writing that is consummated for the sole purpose of raising funds to finance Permitted Acquisitions or certain capital expenditures or to refinance certain existing Indebtedness (to the extent permitted hereunder), to the extent that the proceeds are actually used for such Permitted Acquisition, capital expenditures or refinancing.

               (iv) Recovery Event. To the extent of Net Cash Proceeds in excess of $500,000 received in connection with any Recovery Event which are not used to repair or replace the assets subject to such Recovery Event within 365 days of the receipt of such Net Cash Proceeds, immediately following the expiration of such period, the Borrower shall prepay the Loans (to the extent there are Loans


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

          outstanding) without a corresponding permanent reduction in the Revolving Committed Amount in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds not so used (such prepayment to be applied as set forth in clause (v) below).

               (v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.8(b) shall be applied first to the outstanding Swingline Loans and second to the outstanding Revolving Loans. Within the parameters of the foregoing application, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

               (c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.8 shall not affect the Borrower's obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.

     SECTION 2.9 DEFAULT RATE AND PAYMENT DATES.

          Upon the occurrence, and during the continuance, of an Event of Default, at the discretion of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus the Applicable Percentage for Alternate Base Rate Revolving Loans plus 2% (the "ABR Default Rate")).

     SECTION 2.10 CONVERSION OPTIONS.

          (a) The Borrower may, in the case of Revolving Loans, elect from time to time to convert all or any portion of any Alternate Base Rate Loan to a LIBOR Rate Loan, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three (3) Business Days prior to the proposed date of conversion. In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Day prior to the proposed date of conversion. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR


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

     Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

     SECTION 2.11 COMPUTATION OF INTEREST AND FEES; USURY.

          (a) Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other interest, fees and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be presumed correct and binding on the Borrower and the Lenders in the absence of demonstrable error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

          (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All


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

     agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     SECTION 2.12 PRO RATA TREATMENT AND PAYMENTS.

          (a) Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders. Unless otherwise required by the terms of this Credit Agreement, each payment and prepayment under this Credit Agreement or any Note shall be applied as the Borrower may elect, or if the Borrower shall make no election, first, to any fees then due and owing by the Borrower pursuant to Section 2.6, second, to interest then due and owing hereunder and under the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.6 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees, the Issuing Lender Fees and the administrative agent fee referenced in Section 2.6(d)). Each payment (other than mandatory prepayments) and optional prepayment by the Borrower on account of principal of and interest on the Revolving Loans shall be applied to such Loans, as applicable, on a pro rata basis. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.8(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified in Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default and after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.9(b)) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral pursuant to the terms of the Security Documents;

               SECOND, to the payment of any unpaid annual administrative fees owed to the Administrative Agent pursuant to the Engagement Letter;

               THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

               FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

               FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

               SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

          In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders and Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 2.12. Notwithstanding the foregoing terms of this Section 2.12, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Secured Hedging Agreement.

     SECTION 2.13 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.

          (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the

     Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

          (b) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date on which any payment is due from the Borrower hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

          (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section
     2.13 shall be presumed correct in the absence of demonstrable error.

     SECTION 2.14 INABILITY TO DETERMINE INTEREST RATE.

     Notwithstanding any other provision of this Credit Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be presumed correct and binding absent demonstrable error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for any Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be presumed correct and binding absent demonstrable error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during any Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower and to the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate


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

Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

     SECTION 2.15 ILLEGALITY.

     Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority with respect to any Lender made subsequent to the Closing Date shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans,
(a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law into Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be presumed correct in the absence of demonstrable error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens as determined by such Lender to be material in its sole discretion.

     SECTION 2.16 REQUIREMENTS OF LAW.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);


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

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or the Participation Interests therein or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Credit Parties shall promptly pay such Lender, within thirty (30) days after its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable (but not including anticipated profits) which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be presumed correct in the absence of demonstrable error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens as determined by such Lender to be material.

     (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within thirty (30) days after demand by such Lender, the Credit Parties shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be presumed correct in the absence of demonstrable error.

     (c) The agreements in this Section 2.16 shall survive the termination of this Credit Agreement and payment of all Credit Party Obligations.


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

          (d) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 2.16. Any claim by a Lender for indemnification under this Section 2.16 shall be made no later than ninety (90) days after such Lender becomes aware of any amount payable to such Lender under this Section 2.16.

     SECTION 2.17 INDEMNITY.

     The Credit Parties hereby agree to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of any LIBOR Rate Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a LIBOR Rate borrowing after the Borrower has given such a borrowing notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment of a LIBOR Rate Loan after the Borrower has given such a notice of prepayment in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a LIBOR Rate Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be presumed correct in the absence of demonstrable error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Credit Party Obligations; provided, that any claim by a Lender for indemnification under this Section 2.17 shall be made no later than ninety (90) days after such Lender becomes aware of such loss or expense.

     SECTION 2.18 TAXES.

          (a) All payments made by the Credit Parties hereunder or under any Note shall be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Credit Parties agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due by the Credit Parties under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Credit Parties will furnish to the


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

     Administrative Agent as soon as practicable after the date the payment of any such Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Credit Parties. The Credit Parties agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (i) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (ii) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (A) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.18(b) or (B) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Credit Parties agree to pay additional amounts and to indemnify each Lender in the manner set forth in
     Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.


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

          (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

          (d) If the Credit Parties pay any additional amount pursuant to this
     Section 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Credit Parties an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Credit Parties. In the event that no refund or credit is obtained with respect to the Credit Parties' payments to such Lender pursuant to this Section 2.18(d), then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this
     Section 2.18(d) shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.18(d) to the Credit Parties or any other party.

          (e) The agreements in this Section 2.18 shall survive the termination of this Credit Agreement and the payment of the Credit Party Obligations.

     SECTION 2.19 INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

          (a) In addition to its other obligations under Section 2.3, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

          (b) As between the Credit Parties and the Issuing Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or


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

     assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
     (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder. The Credit Parties do not waive their right to assert (by separate and independent action and not by way of setoff) any claim to recover amounts paid in accordance with this Section or in satisfaction of Reimbursement Obligations based on the Issuing Lender's gross negligence or willful misconduct.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Lender under any resulting liability to the Credit Parties. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

          (d) Nothing in this Section 2.19 is intended to limit the Reimbursement Obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Credit Parties under this Section 2.19 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

          (e) Notwithstanding anything to the contrary contained in this Section
     2.19 or elsewhere, the Credit Parties shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction.


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

     SECTION 2.20 REPLACEMENT OF LENDERS.

     The Borrower shall be permitted to replace, with a financial institution, any Lender (other than Wachovia) that (a) requests reimbursement for amounts owing pursuant to Section 2.15, 2.16 or 2.18(a), or (b) is then in default of its obligation to make Loans hereunder; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.15,
2.16 or 2.18(a), as applicable, so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15, 2.16 or 2.18(a), as applicable, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender and assume all Commitments of the replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such Lender under Section 2.17 if any LIBOR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.15, 2.16 or 2.18(a), as the case may be (and thereafter, shall pay all amounts incurred under such Sections prior to such replacement), and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In the event the replaced Lender fails to execute the agreements required under Section 9.6 in connection with any assignment pursuant to this Section 2.20, the Administrative Agent may, upon two (2) Business Days prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender. A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such replacement cease to apply.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

     SECTION 3.1 FINANCIAL CONDITION.

     The Borrower has delivered to the Administrative Agent and the Lenders (a) balance sheets and the related statements of income and of cash flows of Belden Inc. (as the accounting acquirer with respect to the July 15, 2004 merger involving the Borrower and Belden Inc.) and its Subsidiaries on a consolidated basis for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 audited by a nationally recognized independent accounting


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

firm, (b) a company-prepared unaudited balance sheet and related statements of income and cash flows for the Borrower and its Subsidiaries on a consolidated basis for the three (3) consecutive fiscal quarters ending September 30, 2005,
(c) a company-prepared pro forma balance sheet and related statements of income and cash flows for the Borrower and its Subsidiaries on a consolidated basis giving effect to the initial Loans and other Extension of Credit under this Agreement and the other transactions contemplated herein as of September 30, 2005, in form and substance reasonably satisfactory to the Arranger and the Administrative Agent and (d) five-year projections of the Borrower and its Subsidiaries on a consolidated basis, all in form and substance reasonably satisfactory to the Administrative Agent and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and that (i) with respect to the audited and unaudited financial statements, they fairly present the results of their operations and their cash flows for the periods indicated, subject (in the case of the unaudited financial statements) to changes resulting from audit and normal year-end adjustments, and (ii) with respect to the pro forma balance sheet and the projections, were prepared in good faith based upon reasonable assumptions.

     SECTION 3.2 NO CHANGE.

     Since December 31, 2004 (and, after delivery of annual audited financial statements in accordance with Section 5.1(a) for the fiscal years ending December 31, 2005 and December 31, 2006, from the date of such most recently delivered annual audited financial statements) there has been no development or event which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

     Each of the Borrower and the other Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Credit Parties as of the Closing Date are organized and qualified to do business are described on Schedule 3.3.

     SECTION 3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

     Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (except for filings under the Securities


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

Exchange Act of 1934) or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or the other Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or the other Credit Parties, as the case may be, enforceable against the Borrower or such other Credit Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 3.5 NO LEGAL BAR; NO DEFAULT.

     The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any material Requirement of Law or any material Contractual Obligation of the Borrower or any other Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any material Requirement of Law or material Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any other Credit Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 3.6 NO MATERIAL LITIGATION.

     No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any Subsidiaries of the Credit Parties or against any of its or their respective properties or revenues
(a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.7 INVESTMENT COMPANY ACT; PUHCA, ETC.

     Neither the Borrower nor any other Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any other Credit Party is subject to regulation under any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations, including, without limitation, to the extent limiting such ability, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act and the Interstate Commerce Act.


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

     SECTION 3.8 MARGIN REGULATIONS.

     No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all "margin stock" owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

     SECTION 3.9 ERISA.

     Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and during such period each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.10 ENVIRONMENTAL MATTERS.

     Except as to matters which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) To the best of the Credit Parties' actual knowledge, the facilities and properties owned, leased or operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) To the best of the Credit Parties' actual knowledge, the Properties and all operations of the Borrower and the other Credit Parties and/or their Subsidiaries at the Properties are in compliance, and since the date three years prior to the Closing Date have been in compliance, in all material respects with all applicable Environmental Laws, and


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     there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the "Business").

          (c) Since the date three years prior to the Closing Date, neither the Borrower nor any of the other Credit Parties has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of the other Credit Parties nor any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best of the Credit Parties' actual knowledge, since the date three years prior to the Closing Date, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best of the Credit Parties' actual knowledge, threatened, under any Environmental Law to which the Borrower or any other Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) To the best of the Credit Parties' actual knowledge, since the date three years prior to the Closing Date, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any other Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     SECTION 3.11 USE OF PROCEEDS.

     The proceeds of the Extensions of Credit shall be used by the Borrower solely (a) to refinance certain existing Indebtedness of the Borrower and its Subsidiaries, (b) to pay any costs, fees and expenses associated with this Agreement on the Closing Date and (c) for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, capital expenditures and Permitted Acquisitions).


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     SECTION 3.12 SUBSIDIARIES.

     Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Credit Parties. Information on the attached Schedule includes the following: (a) jurisdiction of incorporation; (b) the number of shares of each class of Capital Stock or other equity interests outstanding; (c) the number of authorized shares of each class of stock; and (d) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than the Permitted Liens and those Liens arising under or contemplated in connection with the Credit Documents). The Borrower may update Schedule 3.12 from time to time by providing a replacement Schedule 3.12 to the Administrative Agent.

     SECTION 3.13 OWNERSHIP.

     Each Credit Party and its Subsidiaries has good and transferrable title, subject only to Permitted Liens, to its respective material assets sufficient for the conduct of its business, or if any material asset is leased by a Credit Party or a Subsidiary, it has a valid leasehold interest enforceable against the lessor of such Property substantially in accordance with the terms of such lease, and none of such material assets is subject to any Lien other than Permitted Liens.

     SECTION 3.14 INDEBTEDNESS.

     Except as otherwise permitted under Section 6.1, the Credit Parties and their Subsidiaries have no Indebtedness.

     SECTION 3.15 TAXES.

     Other than any return or payment with respect to which any applicable statute of limitations has expired, each of the Credit Parties and their Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes, fees, assessments and governmental charges (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or (iii) are immaterial or de minimus in amount. No Credit Party is aware as of the Closing Date of any proposed tax assessments against them or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.16 INTELLECTUAL PROPERTY RIGHTS.

     Each of the Credit Parties and their Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted in all material respects. Set forth on Schedule 3.16 is a list, as of the later of the Closing Date or the date Schedule 3.16 was most


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recently updated pursuant to Section 5.2(c)(ii), of all Intellectual Property
(excluding software and software-related licenses) that is material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole
(i) that is registered (or for which an application for registration has been submitted) with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable and (ii) that is either owned by any of the Credit Parties and their Subsidiaries or that the Credit Parties or any of their Subsidiaries has the right to use. Except as provided on Schedule 3.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Credit Parties or any of their Subsidiaries know of any such claim, and, to the actual knowledge of the Responsible Officers of the Credit Parties, the use of such Intellectual Property by the Credit Parties or any of their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 3.16 shall be updated quarterly by the Borrower to include new Intellectual Property by giving written notice thereof to the Administrative Agent as required by
Section 5.2(c)(ii).

     SECTION 3.17 SOLVENCY.

     The fair saleable value of the Credit Parties' collective assets, measured on a going concern basis, exceeds all probable liabilities including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

     SECTION 3.18 INVESTMENTS.

     All Investments of each of the Credit Parties and their Subsidiaries are Permitted Investments.

     SECTION 3.19 LOCATION OF COLLATERAL.

     Set forth on Schedule 3.19(a) is a list of all leased or owned real properties of the Credit Parties and any other locations where any tangible personal property of the Credit Parties is located as of the Closing Date, including street address, county and state where located, except in any event for (a) locations where inventory on consignment or subject to bailment agreements is being held, provided that the aggregate value of such inventory at all locations does not exceed $500,000, and provided that the Credit Parties have filed a financing statement with respect to such goods, (b) goods in transit and (c) locations where other goods are located, provided that the aggregate value of such goods does not exceed $100,000. Set forth on Schedule 3.19(b) is the state of incorporation or organization, the chief executive office and the principal place of business of each of the Credit Parties as of the Closing Date.

     SECTION 3.20 NO BURDENSOME RESTRICTIONS.


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     None of the Credit Parties or any of their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation affecting their business which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.21 BROKERS' FEES.

     None of the Credit Parties or their Subsidiaries has any obligation as of the Closing Date to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and the fees set forth in the Engagement Letter.

     SECTION 3.22 LABOR MATTERS.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties or any of their Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.22 hereto, and none of the Credit Parties and their Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other labor difficulty since the date three years prior to the Closing Date, other than as set forth in Schedule 3.22 hereto, or
(b) has knowledge of any potential or pending strike, walkout or work stoppage, which, in the case of (a) or (b), could reasonably be expected to have a Material Adverse Effect. Other than as set forth on Schedule 3.22, no unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries as of the Closing Date which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.23 ACCURACY AND COMPLETENESS OF INFORMATION.

     All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent, the Arranger or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. To the actual knowledge of the Responsible Officers of the Credit Parties, the Credit Parties have disclosed to the Administrative Agent in writing any and all facts which could reasonably be expected to cause a Material Adverse Effect.

     SECTION 3.24 MATERIAL CONTRACTS.

     Schedule 3.24 sets forth a complete and accurate list of all Material Contracts of the Credit Parties and their Subsidiaries in effect as of the Closing Date. Other than as set forth in Schedule 3.24, each such Material Contract is, and after giving effect to the Transactions will be, in full force and effect in all material respects. The Credit Parties and their Subsidiaries have made available to the Administrative Agent a true and complete copy of each Material Contract. Schedule 3.24 may be updated from time to time by the Borrower to include new Material


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Contracts or to delete contracts that are no longer Material Contracts by giving written notice thereof to the Administrative Agent.

     SECTION 3.25 INSURANCE.

     The insurance coverage of the Credit Parties and their Subsidiaries as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.25 and such insurance coverage complies with the requirements set forth in Section 5.5(b).

     SECTION 3.26 SECURITY DOCUMENTS.

     The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Security Documents, such security interests and Liens in the Perfection Collateral are currently (or will be, upon the filing of appropriate financing statements in favor of the Administrative Agent, on behalf of the Secured Parties, and upon the Administrative Agent taking possession or obtaining Control (as defined in the Security Agreement) over those items of Collateral in which a security interest is perfected through possession or Control) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

     SECTION 3.27 CLASSIFICATION OF SENIOR INDEBTEDNESS.

     The Credit Party Obligations constitute "Senior Indebtedness" and/or "Designated Senior Indebtedness" under and as defined in the Subordinated Note Documents, the subordination provisions therein are legally valid and enforceable against the parties thereto and the Lenders are entitled to rely on such subordination provisions. The Credit Party Obligations constitute "Priority Debt" under and as defined in each of the Senior Note Purchase Agreements. The incurrence of the Credit Party Obligations and the granting of liens on the assets of the Credit Parties to secure the Credit Party Obligations is permitted by the terms of the Senior Note Purchase Agreements and will not require the granting of liens to the holders of any Senior Note.

     SECTION 3.28 ANTI-TERRORISM LAWS.

     Neither any Credit Party nor any of its Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. Sections 1 et seq.), as amended. To the actual knowledge of the Responsible Officers of the Credit Parties, neither any Credit Party nor any or its Subsidiaries is in material violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act (as defined in Section 9.18). None of the Credit Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the actual knowledge of the Responsible Officers of the Credit Parties, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.


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     SECTION 3.29 COMPLIANCE WITH OFAC RULES AND REGULATIONS.

     None of the Credit Parties or their Subsidiaries or their respective Affiliates (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will knowingly be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

     SECTION 3.30 DIRECTORS; CAPITALIZATION.

     Set forth on Schedule 3.30 is a list of the directors of the Borrower's board of directors as of the Closing Date. As of the Closing Date, the capitalization of the Borrower is as set forth on Schedule 3.30.

     SECTION 3.31 COMPLIANCE WITH FCPA.

     To the actual knowledge of the Responsible Officers of the Credit Parties, each of the Credit Parties and their Subsidiaries is in material compliance with the Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, et seq., and any foreign counterpart thereto. To the actual knowledge of the Responsible Officers of the Credit Parties, none of the Credit Parties and their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, et seq.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.1 CONDITIONS TO CLOSING DATE.

     This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans on the Closing Date is subject to, the satisfaction or waiver by the applicable Person(s) of the following conditions precedent:

          (a) Execution of Credit Agreement and Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender with a Revolving Commitment requesting a promissory note, a Revolving Note, (iii) for the account of the Swingline Lender, the Swingline Note, (iv) counterparts of the Security Agreement and the Pledge Agreement, executed by duly authorized officers of


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     the Credit Parties thereto, and (v) counterparts of any other Credit
     Document, executed by the duly authorized officers of the parties thereto.

          (b) Authority Documents. The Administrative Agent shall have received the following:

               (i) Articles of Incorporation. A copy of the articles of incorporation of each Credit Party certified (A) by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

               (ii) Resolutions. A copy of resolutions of the board of directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

               (iii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

               (iv) Good Standing. A copy of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of its incorporation and each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify and be in good standing could not reasonably be expected to have a Material Adverse Effect.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) to be true and correct as of the Closing Date.

          (c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Credit Party, opinions as to perfection of the Liens granted to the Administrative Agent pursuant to the Security Documents and opinions as to the non-contravention of the Credit Parties' organizational


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     documents and Material Contracts, including the Senior Note Purchase
     Documents and the Subordinated Note Documents).

     (d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

          (i) (A) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Perfection Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and pending litigation searches;

          (ii) searches of ownership of Intellectual Property of the Credit Parties in the appropriate governmental offices in the U.S. and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the U.S. Intellectual Property of the Credit Parties;

          (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Lenders' security interest in the Perfection Collateral;

          (iv) with respect to the stock or membership certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, duly executed in blank undated stock or transfer powers;

          (v) duly executed consents as are necessary, in the Administrative Agent's reasonable discretion, to perfect the Lenders' security interest in the Perfection Collateral;

          (vi) in the case of any personal property Collateral located at premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be reasonably required by the Administrative Agent;

          (vii) copies of the Material Contracts, certified by an officer of the Borrower to be true and correct copies of such documents as of the Closing Date; and

          (viii) to the extent required hereunder, all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Perfection Collateral.


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          (e) [Reserved]

          (f) Liability, Casualty, Property and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee, mortgagee and/or additional insured, as appropriate, with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled.

          (g) Litigation. There shall not exist any pending litigation or investigation affecting or relating to any Credit Party or any of its Subsidiaries that in the reasonable judgment of the Administrative Agent and Lenders could be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

          (h) Solvency Certificate. The Administrative Agent shall have received an officer's certificate prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Credit Parties after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(h) hereto.

          (i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.

          (j) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Revolving Loans to be made on the Closing Date.

          (k) Corporate Structure. The number of shares of each class of Capital Stock issued and outstanding and the ownership thereof of the Credit Parties and their Subsidiaries as of the Closing Date shall be as described in Schedule 3.12 and Schedule 3.30.

          (l) Consents. The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such Transactions or that could seek or threaten any of the foregoing.


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          (m) Compliance with Laws. The financings and other Transactions contemplated hereby shall be in material compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

          (n) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to any Credit Party or any of the Credit Parties' Subsidiaries.

          (o) Existing Indebtedness of the Credit Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on the Closing Date.

          (p) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in
     Section 3.1 hereof, each in form and substance reasonably satisfactory to it.

          (q) No Material Adverse Change. Since December 31, 2004, there shall have been no change which could reasonably be expected to result in a Material Adverse Effect and there shall not have occurred any material disruption or material adverse change in the financial, banking or capital markets (including the loan syndication market) that has impaired the Arranger's ability to syndicate the facilities.

          (r) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and
     (C) the Credit Parties are in pro forma compliance with each of the initial financial covenants set forth in Section 5.9 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of the last day of the fiscal quarter ended September 30, 2005.

          (s) Total Leverage Ratio. The Administrative Agent shall have received evidence that the Total Leverage Ratio of the Borrower and its Subsidiaries is not greater than 2.0 to 1.00, calculated on a Pro Forma Basis immediately after giving effect to the Transactions.

          (t) Consolidated EBITDA. The Administrative Agent shall have received evidence reasonably satisfactory thereto provided by the Credit Parties that Consolidated EBITDA is not less than $125,000,000 for the four consecutive quarter period ended as of September 30, 2005.


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          (u) Material Contracts. The Administrative Agent shall have received true and complete copies, certified by an officer of the Borrower as true and complete, of all Material Contracts, together with all exhibits and schedules and all amendments thereto.

          (v) Patriot Act Certificate. The Administrative Agent shall have received a certificate reasonably satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act (as defined in Section 9.18) including, without limitation, the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the Patriot Act.

          (w) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Engagement Letter and Section 2.6.

          (x) Senior Note Purchase Documents. The Administrative Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of each Senior Note Purchase Document as originally executed and delivered, together with all exhibits and schedules thereto and all amendments thereto.

          (y) Subordinated Note Documents. The Administrative Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of each Subordinated Note Document as originally executed and delivered, together with all exhibits and schedules thereto and all amendments thereto.

          (z) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 4.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

     The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

          (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

          (d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

          (e) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2.3 shall have been satisfied.

          (f) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.4 shall have been satisfied.

     Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (f), as applicable, have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter until the Termination Date, the Credit Parties shall, and shall cause each of their Subsidiaries (other than in the case of Sections 5.1 or 5.2 hereof), to:

     SECTION 5.1 FINANCIAL STATEMENTS.

     Furnish to the Administrative Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Borrower is required by the SEC to deliver its Form 10-K for any fiscal year of the Borrower and (ii) ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, which shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; provided, that the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with such certified public accountants' opinion, shall be deemed to satisfy the requirements of this Section 5.1(a);

          (b) Quarterly Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Borrower is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Borrower and (ii) forty-five (45) days after the end of each fiscal quarter of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); provided, that the delivery within the time period specified above of the Borrower's Form 10-Q for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b); and

          (c) Annual Operating Budget and Cash Flow. As soon as available, but in any event within thirty (30) days prior to the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3. Reports and documents required to be delivered to the Lenders pursuant to Sections 5.1 and 5.2 shall be deemed delivered upon the delivery of such reports and documents electronically to the Administrative Agent in a format that will allow such reports and documents to be posted to Intralinks, Syndtrak or other electronic medium accessible to the Lenders and reasonably acceptable to the Administrative


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

Agent; provided, that if any Lender shall request a printed copy of any such report or document, the Borrower shall promptly provide such printed copies to such Lender.

     SECTION 5.2 CERTIFICATES; OTHER INFORMATION.

     Furnish to the Administrative Agent and each of the Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor nothing has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such financial statements under Sections 5.9, 6.1, 6.2, or 6.5, insofar as they relate to accounting matters (which statement may be limited to the extent required by accounting rules or guidelines and it being acknowledged by the Administrative Agent and the Lenders that the audit of the certified public accountants was not directed primarily toward obtaining knowledge of such compliance or noncompliance), except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that such Responsible Officer has reviewed the performance by the Credit Parties of, and the compliance by the Credit Parties with, the covenants and other agreements set forth herein and in the other Credit Documents, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period;

          (c) (i) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, an updated copy of Schedule 3.12 if the Borrower or any of its Subsidiaries has formed or acquired a new Subsidiary since the Closing Date or since Schedule 3.12 was last updated, as applicable, (ii) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) or (b) above, an updated copy of Schedule 3.16 if the Borrower or any of its Subsidiaries has registered, applied for registration of, acquired or otherwise obtained ownership of any new Intellectual Property required to be listed on Schedule 3.16 since the Closing Date or since Schedule 3.16 was last updated, as applicable, and (iii) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) or
     (b) above, an updated copy of Schedule 3.24 if any new Material Contract has been entered into since the Closing Date or since Schedule 3.24 was last updated, as applicable, together with a copy of each new Material Contract;

          (d) within ten (10) days after the same are sent, filed or made, (i) copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its shareholders, (ii) copies of all reports and all registration statements and prospectuses, if any, which the Borrower may make to, or file with, the Securities and Exchange

     Commission (or any successor or analogous Governmental Authority) or any securities exchange or other private regulatory authority and (iii) all press releases and other statements made available by any of the Credit Parties to the public concerning material developments in the business of any of the Credit Parties;

          (e) within five (5) Business Days after the receipt thereof, a copy or summary of any other report, or "management letter" or similar report submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person (to the extent the Borrower is authorized to deliver such management letter); and

          (f) within five (5) Business Days after a request, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

     SECTION 5.3 PAYMENT OF TAXES.

     Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) its (i) Federal and state taxes and (ii) all other taxes that, if unpaid, would result in Liens on the Collateral ranking prior to or pari passu with the Liens granted to the Administrative Agent for the benefit of the Secured Parties and (b) any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, except, in each case, when the amount or validity of any such taxes is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties and except where the failure to so pay could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

          (a) Subject to the proviso in Section 6.3, continue to engage in business of the same general type as now conducted by it on the Closing Date and, except as permitted by Section 6.4, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business in all material respects;

          (b) comply in all material respects with all Contractual Obligations applicable to it, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (c) comply with all Requirements of Law applicable to it except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 5.5 MAINTENANCE OF PROPERTY; INSURANCE.

          (a) Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear and obsolescence excepted).

          (b) Maintain with financially sound and reputable insurance companies liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon the request of the Administrative Agent, full information as to the insurance carried; it being understood that such insurance will be subject to customary deductibles, and that self-insurance may be utilized where appropriate. The Administrative Agent shall be named as loss payee, as its interest may appear, and/or additional insured with respect to any such casualty, property and liability insurance, as applicable, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent at least ten (10) days prior written notice before any such policy or policies shall be altered or canceled.

          (c) In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof with a value greater than $2,500,000, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any such material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, if required by the Administrative Agent or the Required Lenders, such Credit Party (whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose), at such Credit Party's cost and expense, will either (i) promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed or (ii) prepay the Credit Party Obligations with the insurance proceeds so received.

     SECTION 5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

     Keep proper books of records and account in which full, true and correct entries in conformity, in all material respects, with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon at least two (2) Business Days advance notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by attorney-client privilege and materials that a Credit Party or any of its Subsidiaries may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided, that so long as no Event of Default has occurred and is continuing, the Credit Parties shall only be required to pay the fees and expenses of the Administrative Agent for one such inspection by the Administrative Agent in any fiscal year.

     SECTION 5.7 NOTICES.

     Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

          (a) promptly, but in any event within two (2) Business Days after a Responsible Officer of any Credit Party obtains actual knowledge thereof, the occurrence of any Default or Event of Default;

          (b) promptly after a Responsible Officer of any Credit Party obtains actual knowledge thereof, any default or event of default under any Contractual Obligation of any Credit Party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $3,000,000;

          (c) promptly after a Responsible Officer of any Credit Party obtains actual knowledge thereof, any litigation, or any investigation or proceeding (i) affecting any Credit Party or any of their Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary judgment or settlement payment in excess of $3,000,000, (ii) affecting or with respect to this Credit Agreement, any other Credit Document or any security interest or Lien created thereunder or (iii) involving an environmental claim or potential liability under Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (d) promptly after a Responsible Officer of any Credit Party obtains actual knowledge thereof, any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

          (e) promptly after the rendition thereof, any attachment, judgment, lien, levy or order exceeding $2,000,000 rendered against any Credit Party other than Permitted Liens;

          (f) within thirty (30) days after a Responsible Officer of any Credit Party obtains actual knowledge thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan in excess of $2,000,000, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) on a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party, any Commonly Controlled Entity or any Multiemployer Plan, with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (g) promptly after a Responsible Officer of any Credit Party obtains actual knowledge thereof, any notice of a violation of any Requirement of Law received by any Credit Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which could reasonably be expected to have a Material Adverse Effect;

          (h) promptly after a Responsible Officer of any Credit Party obtains actual knowledge thereof, any other development or event which could reasonably be expected to have a Material Adverse Effect; and

          (i) concurrently with the delivery thereof, copies of all written notices as the Borrower shall send to the holders of the Senior Notes or the Subordinated Debt Securities, as each of the foregoing are in effect on the Closing;

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

     SECTION 5.8 ENVIRONMENTAL LAWS.

     (a) Except for matters and failures that could not reasonably be expected to have a Material Adverse Effect:

          (i) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

          (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings.

     (b) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing


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

arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this subsection shall survive repayment of the Credit Party Obligations and the Termination Date.

     SECTION 5.9 FINANCIAL COVENANTS.

     Comply with the following financial covenants:

          (a) Total Leverage Ratio. The Total Leverage Ratio, as of the last day of each fiscal quarter of the Borrower set forth below, shall be less than or equal to the applicable ratio set forth below:

Fiscal Quarter              Total Leverage Ratio
-------------               --------------------
December 31, 2005                4.00 to 1.0
March 31, 2006                   4.00 to 1.0
June 30, 2006                    4.00 to 1.0
September 30, 2006               4.00 to 1.0
December 31, 2006                4.00 to 1.0
March 31, 2007                   3.75 to 1.0
June 30, 2007                    3.75 to 1.0
September 30, 2007               3.75 to 1.0
December 31, 2007                3.75 to 1.0
March 31, 2008 and each          3.50 to 1.0
fiscal quarter thereafter

          (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Borrower set forth below, shall be greater than or equal to the applicable ratio set forth below:

                            Fixed Charge Coverage
Fiscal Quarter                     Ratio
-------------               ---------------------
December 31, 2005                1.10 to 1.0
March 31, 2006                   1.10 to 1.0
June 30, 2006                    1.10 to 1.0
September 30, 2006               1.10 to 1.0
December 31, 2006                1.10 to 1.0
March 31, 2007                   1.20 to 1.0
June 30, 2007                    1.20 to 1.0
September 30, 2007               1.20 to 1.0
December 31, 2007                1.20 to 1.0
March 31, 2008 and each          1.25 to 1.0
fiscal quarter thereafter

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial


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

covenants set forth in this Section 5.9, after consummation of any Permitted Acquisition, (i) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent, and (ii) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

     SECTION 5.10 ADDITIONAL GUARANTORS.

     The Credit Parties will cause each of their Material Domestic Subsidiaries, whether newly formed, hereafter acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Material Domestic Subsidiary is formed or acquired or otherwise becomes a Material Domestic Subsidiary (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement. At any time that the Release Conditions are not satisfied, the Credit Party Obligations shall be secured by, among other things, a perfected security interest in substantially all the personal property of such new Guarantor (excluding any type of property which is not Perfection Collateral pursuant hereto or pursuant to the Security Documents entered into by the other Credit Parties) and a pledge of 100% of the Capital Stock of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in material adverse tax consequences for the Credit Parties) of the voting Capital Stock and 100% of the non-voting Capital Stock of each Foreign Subsidiary directly owned by a Credit Party. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(f) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.

     SECTION 5.11 COMPLIANCE WITH LAW.

     Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 5.12 PLEDGED ASSETS.

     At any time that the Release Conditions are not satisfied:

          (a) Cause 100% of the Capital Stock in each Domestic Subsidiary directly owned by a Credit Party and 65% of the Capital Stock in each Foreign Subsidiary directly owned by a Credit Party to be subject at all times to a perfected Lien (with respect to the Capital Stock of such Foreign Subsidiaries, to the extent perfection may be achieved under U.S.
     law) in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

          (b) If, subsequent to the Closing Date, a Credit Party shall acquire any security, instrument, chattel paper or other personal property in excess of $500,000 required for perfection to be delivered to the Administrative Agent as Collateral hereunder or under any of the Security Documents, but excluding any security or instrument issued by one Credit Party in favor of another Credit Party (each such security or instrument, and each other intercompany security or instrument of a principal amount of $500,000 or less, collectively being the "Excluded Intercompany Instruments"), promptly (and in any event within three (3) Business Days) after any Responsible Officer of a Credit Party acquires knowledge of same notify the Administrative Agent of same.

          (c) Take such action at its own expense as reasonably requested by the Administrative Agent (including, without limitation, any of the actions described in Section 4.1(d) or (e) hereof) to ensure that the Administrative Agent has a perfected Lien to secure the Credit Party Obligations in (i) all personal property (other than the Excluded Equipment, Excluded Intercompany Instruments and Capital Stock of Foreign Subsidiaries) of the Credit Parties located in the United States, and (ii) to the extent the value thereof is deemed to be material by the Administrative Agent or the Required Lenders in its or their reasonable discretion, all other personal property (other than the Excluded Equipment, Intellectual Property, Excluded Intercompany Instruments and Capital Stock of Foreign Subsidiaries) of the Credit Parties (including, without limitation, deposit accounts), subject in each case only to Permitted Liens.

     SECTION 5.13 COVENANTS REGARDING PATENTS, TRADEMARKS AND COPYRIGHTS.

          (a) Notify the Administrative Agent promptly after a Responsible Officer of the Credit Parties obtains actual knowledge thereof, that any application, letters patent or registration relating to any Patent, Patent License, Trademark or Trademark License of the Credit Parties or any of their Subsidiaries may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding any Credit Party's or any of its Subsidiary's ownership of any Patent or Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any Patent License or Trademark License material to its business, if such abandonment, determination or development could reasonably be expected to have a Material Adverse Effect.

          (b) Notify the Administrative Agent promptly after it knows of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright or Copyright License of the Credit Parties or any of their Subsidiaries, whether (i) such Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) any Credit Party's or any of its Subsidiary's ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such Copyright License, may become affected, if such determination or development could reasonably be expected to have a Material Adverse Effect.

          (c) At any time that the Release Conditions are not satisfied, upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in the US Intellectual Property of the Credit Parties, including, without limitation, the goodwill of the Credit Parties relating thereto or represented thereby.

          (d) Take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each item of Intellectual Property of the Credit Parties, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings, if the failure to take such actions could reasonably be expected to have a Material Adverse Effect.

          (e) In the event that any Credit Party becomes aware that any Intellectual Property material to its business is infringed, misappropriated or diluted by a third party in any material respect, promptly sue for infringement, misappropriation or dilution and take other similar actions unless, in their reasonable business judgment, the Credit Parties determine that it is in the best interests of the Credit Parties not to do so, and notify the Administrative Agent in the event it so elects to sue.

     SECTION 5.14 FURTHER ASSURANCES.

     At any time that the Release Conditions are not satisfied, upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral which, with respect to Perfection Collateral, are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter until the Termination Date, that:


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     SECTION 6.1 INDEBTEDNESS.

     The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date set forth on Schedule 6.1(b) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

          (c) Indebtedness of the Credit Parties and their Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price (or finance such purchase price within ninety (90) days of acquisition) or cost of improvement or construction of an asset and renewals, refinancings or extensions thereof; provided that (i) the principal amount of such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding;

          (d) Intercompany Indebtedness (i) among the Credit Parties, (ii) among Subsidiaries of the Borrower that are not Credit Parties, (iii) owing from a Credit Party to a Subsidiary of the Borrower that is not a Credit Party or (iv) owing from a Subsidiary of the Borrower that is not a Credit Party to a Credit Party in an aggregate principal amount outstanding at any time not to exceed (in addition to such intercompany Indebtedness existing as of the Closing Date) (A) for the first year following the Closing Date, $50,000,000, (B) for the second year following the Closing Date, $40,000,000, and (C) for the third year following the Closing Date and each year thereafter, $30,000,000; provided that, upon the request of the Administrative Agent at any time, any such Indebtedness in the preceding clause (iii) shall be (1) fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent and (2) evidenced by "floating balance" promissory notes not requiring notations having terms reasonably satisfactory to the Administrative Agent, the sole originally executed counterparts of which shall be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, as security for the Credit Party Obligations;

          (e) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

          (f) Indebtedness arising or existing under the Senior Note Purchase Documents in an aggregate principal amount not to exceed $121,000,000 at any time


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     outstanding and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension (plus the amount of reasonable fees and expenses relating thereto) on terms substantially similar to the Senior Note
     Purchase Documents, substantially no less favorable to the Borrower and no less favorable to the Lenders;

          (g) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;

          (h) Guaranty Obligations in respect of Indebtedness of the Subsidiaries of the Borrower that are not Credit Parties in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;

          (i) Indebtedness and obligations of the Borrower or any of its Subsidiaries owing under trade letters of credit, performance letters of credit, documentary letters of credit or similar instruments for the purchase or sale of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally, in an amount not to exceed $5,000,000 at any time outstanding;

          (j) Indebtedness of the Borrower or any of its Subsidiaries, and renewals, refinancings or extensions thereof, which entity (or the assets thereof) was acquired after the Closing Date as a Permitted Acquisition and which Indebtedness was in existence at the time of acquisition of such entity (or the assets thereof), and not incurred in contemplation of such acquisition, so long as such Indebtedness is (i) non-recourse (except with respect to such entity (or the assets thereof)), (ii) included in the total consideration for such Permitted Acquisition, (iii) not secured by a blanket Lien on the assets of such Person (except to the extent it is a Permitted Lien) and (iv) not refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such acquisition;

          (k) Indebtedness arising or existing under the Subordinated Note Documents in an aggregate principal amount not to exceed $110,000,000 at any time outstanding and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension (plus the amount of reasonable fees and expenses relating thereto) on terms substantially similar to the Subordinated Note Documents, substantially no less favorable to the Borrower and no less favorable to the Lenders;

          (l) Indebtedness resulting from endorsements of negotiable instruments received in the ordinary course of business;

          (m) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time outstanding (not counting for the purposes of such limit intercompany Indebtedness of such Foreign Subsidiaries permitted under Section 6.1(d) hereof);


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          (n) other Indebtedness which does not exceed a principal amount of
     $1,000,000 in the aggregate at any time outstanding;

          (o) Indebtedness arising from Tax Related Foreign Advances to the extent permitted by Section 6.5; and

          (p) The Credit Parties and their Subsidiaries may incur additional unsecured Indebtedness on terms and conditions reasonably satisfactory to the Administrative Agent and/or Subordinated Debt so long as (i) the Total Leverage Ratio, recalculated on a pro forma basis for the most recently ended quarter for which information is available, shall be (I) during the period from the Closing Date through and including December 31, 2006, less than 3.50 to 1.0 and (II) on and after January 1, 2007, less than 3.25 to 1.0, (ii) no Default or Event of Default shall have occurred or be continuing at the time of incurrence thereof and after giving effect thereto and (iii) any such Indebtedness incurred by a Subsidiary of the Borrower that is not a Credit Party shall be non-recourse with respect to each Credit Party.

     SECTION 6.2 LIENS.

     The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the benefit of the Lenders.

     SECTION 6.3 NATURE OF BUSINESS.

     The Credit Parties will not, nor will they permit any Subsidiary to, alter the general character of their business in any material respect on an aggregate basis from that conducted as of the Closing Date; provided, however, that the foregoing restriction shall not prohibit the Credit Parties from entering into lines of business vertically integrated with, and reasonably related to, their existing lines of business as of the Closing Date.

     SECTION 6.4 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

     The Credit Parties will not, nor will they permit any Subsidiary to,

          (a) dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time prior to the Maturity Date, except the following, without duplication, shall be expressly permitted (as well as agreements to do the following at a future time):


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               (i) (A) the sale, transfer, lease or other disposition of
          inventory and materials in the ordinary course of business, (B) the expenditure of cash and Cash Equivalents in the ordinary course of business or in transactions permitted hereby and (C) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

               (ii) the sale, transfer, lease or other disposition of property or assets to an unrelated party not in the ordinary course of business where and to the extent they are the result of theft, loss, physical destruction or damage, taking or similar event;

               (iii) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their Subsidiaries;

               (iv) the sale, lease or transfer of property or assets among the Credit Parties;

               (v) the dissolution, liquidation or winding up of any Subsidiary of the Borrower that is not a Credit Party, or the sale of all, substantially all or a material portion of the assets of any Subsidiary of the Borrower that is not a Credit Party pursuant to an asset sale or a series of related asset sales;

               (vi) the sale of all of the Capital Stock of any Subsidiary of the Borrower that is not a Credit Party;

               (vii) upon ten (10) Business Days notice to the Administrative Agent, the dissolution, liquidation or winding up of any Credit Party (other than the Borrower); provided, that the assets of any such Credit Party shall be transferred to another Credit Party;

               (viii) upon ten (10) Business Days notice to the Administrative Agent, the merger or consolidation of a Subsidiary of the Borrower with or into another Subsidiary of the Borrower; provided that if either Subsidiary is a Credit Party, the continuing or surviving Person shall be a Credit Party;

               (ix) upon ten (10) Business Days notice to the Administrative Agent, the merger or consolidation of any Subsidiary of the Borrower into the Borrower; provided that the Borrower shall be the continuing or surviving entity;

               (x) transactions permitted pursuant to Sections 6.1, 6.2 and 6.5 to the extent not otherwise permitted pursuant to this Section 6.4(a); and

               (xi) other sales, leases, transfers or other dispositions of property or assets not to exceed $10,000,000 in the aggregate in any fiscal year;


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          provided that (A) with respect to clauses (ii), (iii), (vi) and (xi)
          above, at least 75% of any consideration received therefor by the Credit Parties or any such Subsidiary shall be in the form of cash or Cash Equivalents, (B) after giving effect to any sale, lease or transfer of property or assets pursuant to clause (xi) above, the Credit Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 5.9 hereof, recalculated for the most recently ended quarter for which information is available,
          (C) with respect to clause (iv) above, no Event of Default shall exist or shall result therefrom and (D) with respect to clauses (v) and (vi) above, no Default or Event of Default shall exist or shall result therefrom; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or

               (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person, other than (A) Permitted Acquisitions and other Investments or acquisitions permitted pursuant to Section 6.5 and (B) except to the extent limited or prohibited herein, purchases, leases and other acquisitions of inventory, materials, property, leases, licenses and equipment useful in the operation of the business of the Borrower and its Subsidiaries in the aggregate, or (ii) enter into any transaction of merger or consolidation, except for (A) Permitted Acquisitions, (B) Investments or acquisitions permitted pursuant to
          Section 6.5 and (C) mergers or consolidations permitted pursuant to Sections 6.4(a)(vi), 6.4(a)(vii), 6.4(a)(viii) and 6.4(a)(ix);
          provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation.

     SECTION 6.5 ADVANCES, INVESTMENTS AND LOANS.

     The Credit Parties will not, nor will they permit any Subsidiary to, make any Investment except for Permitted Investments.

     SECTION 6.6 TRANSACTIONS WITH AFFILIATES.

     The Credit Parties will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions involving $1,000,000 or more in the aggregate, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate of any such Person other than (i) on terms and conditions substantially as favorable to the Credit Parties and their Subsidiaries as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate, (ii) transactions among the Credit Parties, (iii) transactions among the Credit Parties and their Subsidiaries contemplated by, or provided for by, the terms of this Agreement either generally or specifically or (iv) the transactions listed on Schedule 6.6.

     SECTION 6.7 OWNERSHIP OF SUBSIDIARIES; RESTRICTIONS.

     The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of their Subsidiaries, nor will they permit any of their Subsidiaries


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to issue, sell, transfer, pledge or otherwise dispose of any of their Capital
Stock or other equity interests, except in a transaction permitted by Section
6.4.

     SECTION 6.8 CORPORATE CHANGES; MATERIAL CONTRACTS.

     No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (c) amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of its Material Contracts (other than the Senior Note Purchase Documents and the Subordinated Note Documents) in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (d) change its state of incorporation, organization or formation or have more than one state of incorporation, organization or formation or (e) materially change its accounting method (except in accordance with GAAP) in any manner materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

     SECTION 6.9 LIMITATION ON RESTRICTED ACTIONS.

     The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any material portion of its properties or assets to any Credit Party, or (e) if a Domestic Subsidiary, act as a Guarantor pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) - (d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) the Senior Note Purchase Documents, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c) or 6.1(m); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vi) customary nonassignment provisions in any lease governing a leasehold interest or in any contract which is not a Material Contract, (vii) agreements with respect to Foreign Subsidiaries so long as any liability thereunder is non-recourse to the Credit Parties, (viii) agreements with respect to joint ventures so long as any liability thereunder is non-recourse to the Credit Parties except to the extent of such Person's ownership interest in the joint venture, (ix) customary restrictions contained in agreements relating to the sale of a Subsidiary of the Borrower (or all or substantially all of the assets thereof) pending such sale, so long as such restrictions and conditions apply only to such Subsidiary and such sale is permitted hereunder or (x) restrictions imposed by any agreement


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relating to secured Indebtedness permitted by this Credit Agreement if such restrictions apply only to the property or assets securing such Indebtedness.

     SECTION 6.10 RESTRICTED PAYMENTS.

     The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through their Subsidiaries), (c) to pay regularly scheduled principal and interest payments in respect of the Senior Notes, the Subordinated Debt Securities and the other Subordinated Debt, (d) to acquire shares upon the conversion of such shares into shares of another class of its Capital Stock, (e) to pay dividends in accordance with the Borrower's historical dividend policy which shall be in an annual amount not to exceed $12,000,000; provided, that (i) at the time such dividend is declared, (i) no Event of Default shall have occurred and be continuing under
Section 7.1(a), (ii) no default shall exist under any Material Contract (including, without limitation, the Subordinated Note Documents and the Senior Note Purchase Documents) as a result of the failure to make any payment required thereunder, and (iii) the Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent that it will be in compliance with
Section 5.9 after giving effect to the payment of such dividend on a pro forma basis, (f) provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect thereto on a Pro Forma Basis there is at least $75,000,000 in Minimum Liquidity, to pay dividends (other than those paid in accordance with the Borrower's historical dividend policy which are permitted as provided in (e) above) and repurchase Capital Stock in an aggregate amount not to exceed (A) $125,000,000 (1) during fiscal year 2006 and (2) during any fiscal year thereafter and (B) $200,000,000 in the aggregate during the term of this Agreement and (g) after September 1, 2006, provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) after giving effect thereto on a Pro Forma Basis there is at least $50,000,000 in Minimum Liquidity, and (iii) after giving effect thereto on a Pro Forma Basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9, to prepay up to $62,000,000 of the outstanding principal amount of the Senior Notes.

     SECTION 6.11 AMENDMENT OF SUBORDINATED DEBT AND SENIOR NOTES.

     The Credit Parties will not, nor will it permit any Subsidiary to, without the prior written consent of the Required Lenders, (a) amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any Senior Note Purchase Document or any document governing or relating to any Subordinated Debt if such amendment or modification would add or change any terms in a manner materially adverse to the Borrower or the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or if such amendment or modification is otherwise materially adverse to the interests of the Borrower or the Lenders, or (b) effect or permit any change in or amendment to any document or instrument pertaining to (i) the subordination, terms of payment or required prepayments of any Subordinated Debt or (ii) to the


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covenants or events of default of any Subordinated Debt if the effect of any such change or amendment is to make such covenants or events of default materially more restrictive.

     SECTION 6.12 NO FURTHER NEGATIVE PLEDGES.

     The Credit Parties will not, nor will they permit any Domestic Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien (including the requirement for an equal and ratable Lien) upon any of their properties or assets, whether now owned or hereafter acquired, except (a) pursuant to this Credit Agreement and the other Credit Documents (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) so long as the Liens granted pursuant to the Security Documents are not prohibited thereby, (i) customary anti-assignment provisions contained in leases and licensing agreements entered into in the ordinary course of business or contained in any contract not a Material Contract, (ii) restrictions imposed by law, (iii) customary restrictions contained in agreements relating to the sale of a Subsidiary of the Borrower (or all or substantially all of the assets thereof) pending such sale, so long as such restrictions and conditions apply only to such Subsidiary and such sale is permitted hereunder, (iv) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions apply only to the property or assets securing such Indebtedness, (v) agreements with respect to Foreign Subsidiaries so long as any liability thereunder is non-recourse to any Credit Party, (vi) agreements with respect to joint ventures so long as any liability thereunder is non-recourse to the Credit Parties except to the extent of such Person's ownership interest in the joint venture, (vii) pursuant to the Senior Note Purchase Documents, and (d) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     SECTION 6.13 CONSOLIDATED CAPITAL EXPENDITURES.

     Each of the Credit Parties will not, nor will it permit any of its Subsidiaries to, incur Consolidated Capital Expenditures during any fiscal year of the Borrower unless at the time of the incurrence thereof and after giving effect thereto no Event of Default shall have occurred or be continuing.

     SECTION 6.14 OPERATING LEASES.

     Each of the Credit Parties will not, nor will it permit any of its Subsidiaries to, enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which in the aggregate for all such Persons would exceed $15,000,000 in any fiscal year of the Borrower.


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                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. (i) The Borrower shall fail to pay any principal on any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to reimburse the Issuing Lender for any Reimbursement Obligations when due in accordance with the terms hereof; or (iii) the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due in accordance with the terms hereof and such failure shall continue unremedied for three (3) Business Days; or (iv) or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing; or

          (b) Misrepresentation. Any representation or warranty made or deemed made by or on behalf of a Credit Party herein, in the Security Documents or in any of the other Credit Documents shall (i) with respect to representations and warranties that contain a materiality qualification, prove to have been incorrect, false or misleading and (ii) with respect to representations and warranties that do not contain a materiality qualification, prove to have been incorrect, false or misleading in any material respect, in each case on or as of the date made or deemed made; or

          (c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.4, 5.7(a), 5.9, 5.11, or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days after the earlier of the date (1) the Administrative Agent has delivered written notice of such failure to the Borrower (in the case of the failure to deliver any item required to be delivered hereunder), or (2) any Responsible Officer of the Borrower obtains actual knowledge of such breach or failure to comply; or

          (d) Debt Cross-Default. (i) Any Credit Party shall default in any payment of principal of or interest on any Indebtedness (other than the Credit Party Obligations, but including, without limitation, the Senior Notes, the Subordinated Debt Instruments and any other Subordinated Debt) in a principal amount outstanding of at least $3,000,000 for the Borrower and any of its Subsidiaries in the aggregate, and said default continues beyond any applicable grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) any Credit Party shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Credit Party Obligations, but including, without limitation, the Senior Notes, the Subordinated Debt Instruments and any other


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     Subordinated Debt) in a principal amount outstanding of at least $3,000,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating to such Indebtedness, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due prior to its stated maturity; or (iii) any Credit Party shall breach or default any Secured Hedging Agreement; or

          (e) Other Cross-Defaults. The Credit Parties or any of their Subsidiaries shall default in (i) the payment of any material amount when due under any Material Contract (other than the Senior Note Purchase Documents and the Subordinated Note Documents) or (ii) in the performance or observance, of any obligation or condition of any Material Contract (other than the Senior Note Purchase Documents and the Subordinated Note Documents) and such failure to perform or observe such other obligation or condition continues unremedied for a period of thirty (30) days after notice of the occurrence of such default unless, but only as long as, the existence of any such default is being contested by the Credit Parties in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Credit Parties to the extent required by GAAP; or

          (f) Bankruptcy Default. (i) A Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or
     (iii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Credit Party or any of its Subsidiaries shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or


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          (g) Judgment Default. One or more judgments or decrees of any court or other judicial body for the payment of money shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $3,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof or any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect; or

          (h) ERISA Default. (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan and the aggregate excise tax liability and liability for the correction of such transaction would reasonably be expected to exceed $3,000,000, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Credit Parties or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) a Credit Party, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan, provided, however, that an event described in clauses
     (ii) through (vi) of this Section 6.01(g) shall only be an Event of Default if it would reasonably be expected to result in an unfunded vested liability under a Plan that is $3,000,000 or more; or

          (i) Change of Control. There shall occur a Change of Control; or

          (j) Invalidity of Guaranty. The Guaranty, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of the Guaranty or any Credit Document or deny that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

          (k) Invalidity of Credit Documents. Any other Credit Document shall fail to be in full force and effect in any material respect or to give the Administrative Agent and/or the Lenders the Liens and other material rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a perfected Lien


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     (subject to Permitted Liens and subject to the effect of the laws of any foreign jurisdiction in which any Collateral is located) on any material portion of the Perfection Collateral or any Credit Party shall contest the enforceability of any Credit Document or any Lien created thereby; or

          (l) Hedging Agreement. Any termination payment shall be due by a Credit Party under any Hedging Agreement and such amount is not paid within the later to occur of five (5) Business Days after the due date thereof or the expiration of grace periods, if any, in such Hedging Agreement; or

          (m) Subordinated Debt. The subordination provisions contained in any Subordinated Debt shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby; or

          (n) Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Subsidiaries shall occur that is in excess of $3,000,000.

     SECTION 7.2 ACCELERATION; REMEDIES.

     Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;
(ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or
(iii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.


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                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     SECTION 8.1 APPOINTMENT.

     Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Each Lender acknowledges that the Credit Parties may rely on each action taken by the Administrative Agent on behalf of the Lenders hereunder. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

     SECTION 8.2 DELEGATION OF DUTIES.

     The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

     SECTION 8.3 EXCULPATORY PROVISIONS.

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the


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agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of any Credit Party.

     SECTION 8.4 RELIANCE BY ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Commitment Transfer Supplement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such Note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     SECTION 8.5 NOTICE OF DEFAULT.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement


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expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

     SECTION 8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 8.7 INDEMNIFICATION.

     The Lenders agree to indemnify the Administrative Agent, the Issuing Lender and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Borrower and without limiting any obligation of the Borrower to do so), ratably according to their respective Revolving Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The


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agreements in this Section 8.7 shall survive the termination of this Credit
Agreement and payment of the Notes and all other amounts payable hereunder.

     SECTION 8.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 8.9 SUCCESSOR ADMINISTRATIVE AGENT.

     The Administrative Agent may resign as Administrative Agent upon 30 days' prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the Notes or if the Administrative Agent enters or becomes subject to receivership, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower with such approval not to be unreasonably withheld (provided, however if an Event of Default shall exist at such time, no approval of the Borrower shall be required hereunder), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

     SECTION 8.10 NATURE OF DUTIES.

     Except as otherwise expressly stated herein, any agent (other than the Administrative Agent) or arranger listed from time to time on the cover page of this Credit Agreement shall have no obligations, responsibilities or duties under this Credit Agreement or under any other Credit Document other than obligations, responsibilities and duties applicable to all Lenders in their capacity as Lenders; provided, however, that such agents and arranger shall be entitled to the same rights, protections, exculpations and indemnifications granted to the Administrative Agent under this Article VIII in their capacity as an agent or arranger.

     SECTION 8.11 RELEASES.

     Each of the Lenders hereby authorizes the Administrative Agent to, and the Administrative Agent will, upon written request of the Borrower, promptly (a) release the Lien on any Collateral that is sold, transferred or otherwise disposed of to any Person (other than a


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Credit Party) in a transaction permitted under the terms of this Agreement or approved by the Required Lenders or (if required under clauses (iv) or (v) of the proviso to Section 9.1) all the Lenders, (b) release all Liens arising under the Security Documents on all of the Collateral, if requested by the Borrower, upon the Borrower obtaining the Release Rating, (c) release any Guarantor from the Guaranty if all of the Capital Stock of such Guarantor is sold, transferred or otherwise disposed of, or such Guarantor is merged with or consolidated into, any Person other than a Credit Party in a transaction permitted under the terms of this Agreement or approved by the Required Lenders or (if required under clauses (iv) or (v) of the proviso to Section 9.1) all the Lenders, and (d) execute, deliver or file any UCC termination statements or other release documents as may be reasonably requested by any Credit Party to evidence or give effect to any of the foregoing releases, all such releases and filings to be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 8.12 SYNDICATION AGENT AND DOCUMENTATION AGENT.

     The terms "Syndication Agent" and "Documentation Agent" shall not confer any rights, powers, duties, liabilities, fiduciary relationships or obligations under this Credit Agreement or any of the other documents related hereto except as specifically set forth herein.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 AMENDMENTS, WAIVERS AND RELEASE OF COLLATERAL.

     Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 9.1. The Required Lenders may or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

               (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon or any reimbursement obligation under any Letter of Credit, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in
          Section 2.9 which shall be determined by a vote of the


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          Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment or any Revolving Loan; or

               (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

               (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

               (iv) release the Borrower or all or substantially all of the Guarantors from their obligations under the Guaranty, without the written consent of all of the Lenders and Hedging Agreement Providers; or

               (v) release all or substantially all of the Collateral without the written consent of all of the Lenders and Hedging Agreement Providers (except upon the Borrower obtaining the Release Rating); or

               (vi) subordinate the Loans or any Liens under the Security Documents to any other Indebtedness or Liens without the written consent of all of the Lenders; or

               (vii) permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.3(a); or

               (viii) permit the Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents without the written consent of all of the Lenders; or

               (ix) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate; or

               (x) amend, modify or waive Section 2.12 without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or


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               (xi) amend the definitions of "Hedging Agreement," "Secured
          Hedging Agreement," or "Hedging Agreement Provider" without the consent of any Hedging Agreement Provider that would be adversely affected thereby.

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

     Any such waiver, any amendment, supplement or modification referred to in this Section 9.1 and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Notwithstanding any of the foregoing to the contrary, the consent of the Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Sections 8.9 and 8.11) unless the rights or duties of the Borrower or the other Credit Parties are directly affected thereby; provided, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     The Lenders hereby agree that the Administrative Agent is authorized to release the Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, in all of the Collateral, if requested by the Borrower, upon the Borrower obtaining the Release Rating, without further notice to or consent by such Lenders.

     SECTION 9.2 NOTICES.

          (a) Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile


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     device) to the number set out herein, (iii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and, in the case of each of the Lenders, as set forth in such Lender's Administrative Details Form, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Borrower       Belden CDT Inc.
          and the other      7701 Forsyth, Suite 800
          Credit Parties:    St. Louis, Missouri 63105
                             Attention: Stephen H. Johnson
                             Telecopier: (314) 854-8001
                             Telephone: (314) 854-8017

          The Administrative

                   Agent:    Wachovia Bank, National Association,
                             as Administrative Agent
                             Charlotte Plaza
                             201 South College Street, CP8
                             Charlotte, North Carolina 28288-0680
                             Attention: Richard Wright
                             Telecopier: (704) 383-0288
                             Telephone: (704) 715-9297

                             with a copy to:

                             Wachovia Bank, National Association
                             One Wachovia Center, TW-15
                             Charlotte, North Carolina 28288-0760
                             Attention: David Hall, Agency Management
                             Telecopier: (704) 383-6647
                             Telephone: (704) 383-3727

     provided, that notices given by the Borrower pursuant to Section 2.1 or
     Section 2.10 hereof shall be effective only upon receipt thereof by the Administrative Agent.

          (b) Notices and other communications to the Lenders or the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic


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     communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and
     (b)notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

     SECTION 9.3 NO WAIVER; CUMULATIVE REMEDIES.

     No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the Termination Date.

     SECTION 9.5 PAYMENT OF EXPENSES AND TAXES.

     The Credit Parties agree (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of Moore & Van Allen PLLC (counsel to the Administrative Agent and the Arranger) in connection therewith and no other counsel therefor, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement and the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders in connection therewith, and (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and the Arranger harmless from, any and all recording and filing fees and any and all


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liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Arranger and their Affiliates and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever to the extent arising from third party claims with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and the use, or proposed use, of proceeds of the Loans and (e) to pay any civil penalty or fine assessed by the U.S. Department of the Treasury's Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payments or of Collateral due under the Credit Documents (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to an Indemnitee with respect to Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of any Indemnitee, as determined by a court of competent jurisdiction. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts hereunder.

     SECTION 9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

          (a) This Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such


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     Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.10 which shall be determined by a vote of the Required Lenders) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect; provided that, it is understood and agreed that (A) a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and (B) an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof, (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.5 with respect to its participation (A) in the Commitments and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred and (B) such Participant shall be subject to the limitations and obligations set forth in Sections 2.16, 2.17, 2.18 and 9.5 as if such Participant was a Lender hereunder.

          (c) Any Lender may, in accordance with applicable law, at any time, sell or assign to any Lender or any Affiliate or Approved Fund thereof and to one or more additional banks, insurance companies, financial institutions, investment funds or other entities ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $2,500,000 with respect to its Revolving Commitment and its Revolving Loans (or, if less, the entire amount of such Lender's Revolving Commitment and Revolving Loans), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Administrative Agent, the Issuing Lender and the Borrower (to the extent required), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that (i) any sale or assignment to an existing Lender, or Affiliate or Approved Fund thereof, shall not require the consent of the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein, and (ii) so long as no Default or Event of Default shall have occurred and be continuing, any other sale or assignment (except as referred to in subclause (i) above) of a portion of the Revolving Loans and a Revolving Loan Commitment shall require the consent of the Borrower. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (A) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder


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     with a Commitment as set forth therein, and (B) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of an Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto; provided, however, that such Lender shall continue to be entitled to any indemnification rights that expressly survive hereunder). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentage arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. Notwithstanding anything to the contrary contained in this Section 9.6, a Lender may assign any or all of its rights under this Credit Agreement to an Affiliate or an Approved Fund of such Lender without delivering an Commitment Transfer Supplement to the Administrative Agent; provided, however, that (x) the Credit Parties and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Commitment Transfer Supplement has been delivered to the Administrative Agent for recordation on the Register, (y) the failure of such assigning lender to deliver a Commitment Transfer Supplement to the Administrative Agent shall not affect the legality, validity or binding effect of such assignment and (z) an Commitment Transfer Supplement between the assigning Lender an Affiliate or Approved Fund of such Lender shall be effective as of the date specified in such Commitment Transfer Supplement.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. A Loan (and the related
     Note) recorded on the Register may be assigned or sold in whole or in part upon registration of such assignment or sale on the Register. The entries in the Register shall be presumed correct in the absence of demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 9.6(c) as to which an Commitment Transfer Supplement is not delivered to the Administrative


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     Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a comparable register on behalf of the Credit Parties. In the event that any Lender sells participations in a Loan recorded on the Register, such Lender shall maintain, as agent of the Borrower, a register on which it enters the name of all participants in such Loans held by it (the "Participant Register"). A Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered Note shall expressly so provide). Any participation of such Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

          (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

          (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Tax Exempt Certificate) described in Section 2.19.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to secure obligations of such Lender, including without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and
     (ii) in the case of any Lender that is a fund or trust or entity that invests in commercial bank loans in the ordinary course of business, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; it being understood that the requirements for assignments set forth in this Section 9.6 shall not apply to any such pledge or assignment of a security interest, except with respect to any


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     foreclosure or similar action taken by such pledgee or assignee with respect to such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no such pledgee or assignee shall have any voting rights under this Credit Agreement unless and until the requirements for assignments set forth in this Section 9.6 are complied with in connection with any foreclosure or similar action taken by such pledgee or assignee.

     SECTION 9.7 ADJUSTMENTS; SET-OFF.

          (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to a Bankruptcy Event or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower or the applicable Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and whether the obligations owing to such Lender are fully secured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Credit Party Obligations of the Borrower and the other Credit Parties to the Administrative Agent and the Lenders and claims of every nature and description of the Administrative Agent and the Lenders against the Borrower and the other Credit Parties, in any currency, whether arising hereunder, under any other Credit Document or any Secured Hedging Agreement pursuant to the terms of this Credit Agreement, as such Lender may elect, whether or not the Administrative Agent or the Lenders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The


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     aforesaid right of set-off may be exercised by such Lender against the
     Borrower, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower, any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 9.8 TABLE OF CONTENTS AND SECTION HEADINGS.

     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

     SECTION 9.9 COUNTERPARTS.

     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     SECTION 9.10 EFFECTIVENESS.

     This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section
9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied, electronically mailed or telex notice (actually received) at such office that the same has been signed and mailed to it.

     SECTION 9.11 SEVERABILITY.

     Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.12 INTEGRATION.

     This Credit Agreement and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by


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the Administrative Agent, the Borrower, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

     SECTION 9.13 GOVERNING LAW.

     This Credit Agreement and, unless otherwise specified therein, each other Credit Document and the rights and obligations of the parties under this Credit Agreement and such other Credit Document shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

     SECTION 9.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

     All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, the Borrower and each of the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrower and each of the other Credit Parties irrevocably agree that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. The Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

     SECTION 9.15 CONFIDENTIALITY.

     The Administrative Agent and each of the Lenders agrees that it will not disclose without the prior consent of the Borrower any information (the "Information") with respect to the Credit Parties and their Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein, except that any Lender may disclose any such Information (a) to its employees, affiliates, auditors or counsel on a need-to-know basis or to another Lender, (b) as has become generally available to the public other than by a breach of this Section 9.15, (c) as may be required in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender such as the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National


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Association of Insurance Commissioners or similar organizations (whether in the
United States or elsewhere) or their successors, (d) as may be required in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (e) to (i) any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, provided that such prospective transferee or counterparty shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (f) to Gold Sheets and other similar bank trade publications; such disclosed information to consist only of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, (g) to the extent reasonably required, in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Secured Hedging Agreement, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 9.15 as if it were a party to this Credit Agreement), (i) any nationally recognized rating agency that requires access to customary information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization; provided that such Person shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization; provided that such Person shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, or
(l) to a nationally recognized rating agency that requires access to information regarding the Borrower and the Loans in connection with ratings issued with respect to a Securitization. For purposes of this Section "Securitization" shall mean a public or private offering by a Lender or any of its affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized in whole or in part by, the Loans. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to its disclosure of Information pursuant to subsections (c) and (d) above, use reasonable efforts to notify the Borrower of any request for disclosure of any such information.

     SECTION 9.16 ACKNOWLEDGMENTS.

     The Borrower and the other Credit Parties each hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in


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     connection with this Credit Agreement and the relationship between the
     Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

     SECTION 9.17 WAIVERS OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

     THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Credit Agreement or any their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

     SECTION 9.18 PATRIOT ACT NOTICE.

     Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

                                    ARTICLE X

                                    GUARANTY

     SECTION 10.1 THE GUARANTY.

     In order to induce the Lenders to enter into this Credit Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Secured Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Hedging Agreement Providers as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the Credit Party Obligations become due and payable, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the

Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     SECTION 10.2 BANKRUPTCY.

     Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Hedging Agreement Provider whether or not then due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(f), and unconditionally upon such occurrence promises to pay (to the extent unpaid) such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     SECTION 10.3 NATURE OF LIABILITY.

     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking (except to the extent the Credit Party Obligations are reduced thereby), or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Hedging Agreement Provider subsequently repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     SECTION 10.4 INDEPENDENT OBLIGATION.

     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions. Subject to the provision of Section 10.2 regarding revival of Credit Party Obligations, the Guarantors' joint and several liability with respect to the Credit Party Obligations shall not obligate them to pay any Credit Party Obligations which have already been satisfied.

     SECTION 10.5 AUTHORIZATION.

     Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Credit Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

     SECTION 10.6 RELIANCE.

     It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Provider to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     SECTION 10.7 WAIVER.

          (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's, any Lender's or any Hedging Agreement Provider's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

          (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

          (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Hedging Agreement Provider (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

     SECTION 10.8 LIMITATION ON ENFORCEMENT.

     The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, member, partner, employee or stockholder of the Guarantors.

     SECTION 10.9 CONFIRMATION OF PAYMENT.

     The Administrative Agent and the Lenders will, at any time on or after the Termination Date, upon the Borrower's or any Guarantor's written request, at the sole cost and expense of the Credit Parties, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

                            [Signature Pages Follow]

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                               BELDEN CDT INC.,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer


GUARANTORS:                             BELDEN WIRE & CABLE COMPANY,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer


                                        BELDEN CDT NETWORKING, INC.,
                                        a Washington corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer


                                        NORDX/CDT CORP.,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer


                                        THERMAX/CDT, INC.,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson

                                        Title: Treasurer


                                        BELDEN HOLDINGS, INC.,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer


                                        BELDEN TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer


                                        BELDEN INC.,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer


                                        CDT INTERNATIONAL HOLDINGS INC.,
                                        a Delaware corporation


                                        By: /s/ Stephen H. Johnson
                                            ------------------------------------
                                        Name: Stephen H. Johnson
                                        Title: Treasurer

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND LENDERS:                            WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as Administrative Agent
                                        and as a Lender


                                        By: /s/ David K. Hall
                                            ------------------------------------
                                        Name: David K. Hall
                                        Title: Director

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT


                                            U.S. BANK NATIONAL ASSOCIATION, as a
                                            Lender

                                            By: /s/ John Holland
                                               ---------------------------------
                                            Name: John Holland
                                            Title: Senior Vice President

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT


                                            BANK OF AMERICA, N.A., as a Lender


                                            By: /s/ Irene Bertozzi Bartenstein
                                               ---------------------------------
                                            Name: Irene Bertozzi Bartenstein
                                            Title: Principal

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT


                                            NATIONAL CITY BANK OF THE MIDWEST,
                                            as a Lender

                                            By: /s/ Eric Hartman
                                               ---------------------------------
                                            Name: Eric Hartman
                                            Title: Vice President

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT


                                            COMERICA BANK, as a Lender


                                            By: /s/ Mark J. Leveille
                                               ---------------------------------
                                            Name: Mark J. Leveille
                                            Title: Assistant Vice President

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT


                                            FIFTH THIRD BANK, as a Lender


                                            By: /s/ Shawn D. Hagan
                                               ---------------------------------
                                            Name: Shawn D. Hagan
                                            Title: Vice President

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT


                                         THE NORTHERN TRUST COMPANY, as a Lender


                                         By: /s/ Fredric W. McClendon
                                            ------------------------------------
                                         Name: Fredric W. McClendon
                                         Title: Vice President

                                 BELDEN CDT INC.
                                CREDIT AGREEMENT


                                            ING BANK NV, as a Lender


                                            By: /s/ B.F.G. Jacobs
                                               ---------------------------------
                                            Name: B.F.G. Jacobs
                                            Title: Pr. Relationship Manager


                                            ING BANK N.V.,
                                            Handesregister ur. 31.431, Amsterdam

                                            By: /s/
                                               ---------------------------------
                                            Name: P.A.l.v. Vuwron
                                            Title: Director

                                 Schedule 1.1(a)

                                    [FORM OF]
                           ACCOUNT DESIGNATION LETTER

                              ____________, ______

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

     This Account Designation Letter is delivered to you by Belden CDT Inc., a Delaware corporation (the "Borrower"), under the Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders"), and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Administrative Agent, one or more other accounts:

                     [_________________________________]
                     ABA Routing Number [_______]
                     Account #[__________]

     Notwithstanding the foregoing, on the Closing Date, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on payment instructions to be delivered separately.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Account Designation Letter as of the day and year first above written.

                                        BELDEN CDT INC.,
                                        a Delaware corporation


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

BELDEN CDT INC.
SCHEDULE 1.1(B)
INVESTMENTS

INVESTOR                            INVESTEE                                      OWNERSHIP INTEREST            DEBT
--------                            --------                                      ------------------            ----
Belden CDT Inc.                     Belden Inc.                                         100%
                                    Belden Wire & Cable Company                         100%               USD 75,000,000.00
                                    Belden Technologies, Inc.                           100%               USD 12,671,999.57
                                    Boselan (UK)                                        100%
                                    Belden CDT Networking, Inc.                         100%
                                    Red Hawk/CDT, Inc.                                  100%

Belden Inc.                         Belden Wire & Cable Company                         100%
                                    Belden Insurance Company                            100%
                                    Belden Communications Holding, Inc.                 100%

Belden Wire & Cable Company         Belden CDT International Inc.                       100%
                                    Belden Holdings, Inc.                               100%
                                    Belden Electronics S.a.r.l.                         100%
                                    Belden UK Limited                                   100%
                                    Belden CDT (Canada) Inc.                            100%
                                    Belden Technologies, Inc.                           100%
                                    Belden (UK) Finco Limited Partnership                99%
                                    Belden Electronics S.A. de C.V.                     100%
                                    Belden Brasil Commercial Ltda.            50% (other 50% Belden CDT
                                                                                  International Inc.)
                                    Belden Electronics Argentina S.A.         50% (other 50% Belden CDT
                                                                                  International Inc.)
                                    Belden Foreign Sales Corporation                    100%
                                    Belden (Bermuda) Finance Ltd                        100%
                                    Belden Superannuation Pty Ltd.                      100%
                                    Belden Australia Pty Ltd.                           100%               AUD 36,406,007.04
                                    Belden Wire & Cable Trading
                                    (Shanghai) Co. Ltd.                                 100%

Belden Communications Holding, Inc. Belden (UK) Finco Limited Partnership                 1%
                                    Belden (Canada) Finco Limited Partnership             1%

Belden Holdings, Inc.               Belden International Holdings B.V.                  100%               EUR 11,197,292.90
                                    Belden International Holdings B.V.                  100%               EUR 15,338,756.44

Belden Technologies, Inc.           Belden (Canada) Finco Limited Partnership            99%
                                    Belden Wire & Cable B.V.                                               EUR 11,391,427.84

Belden CDT Networking, Inc.         CDT International Holdings Inc.                     100%

CDT International Holdings Inc.     A.W. Industries Inc.                                100%
                                    Nordx/CDT Inc.                                      100%
                                    Noslo Ltd                                           100%
                                    CDT Asia Pacific                                    100%
                                    Nordx/CDT Do Brazil Ltda.                           100%
                                    Nordx/CDT Asia Limited                              100%
                                    Nordx/CDT Corp.                                     100%
                                    CDTCO Ltd                                           100%
                                    Nordx/CDT Australia Pty Ltd                         100%
                                    Nordx/CDT-IP Corp.                                  100%
                                    Tennecast/CDT, Inc.                                 100%
                                    X-Mark/CDT, Inc.                                    100%
                                    Thermax/CDT, Inc.                                   100%
                                    Dearborn/CDT Corp                                   100%

CASH INVESTMENTS                                                                                                 VALUE
----------------                                                                                           ----------------

Belden Technologies, Inc.           Northern Trust (cash investments as of 12/31/05) - Money Market Fund      $41,000,000
                                    Fifth Third Bank (cash investments as of 12/31/05) - Money Market Fund    $26,000,000
                                    Comerica Bank (cash investments as of 12/31/05) - Money Market Fund       $20,000,000

GUARANTEES                              GUARANTOR       BENEFICIARY          PURPOSE                           AMOUNT
----------                            -------------   ----------------   --------------                    ----------------


Belden CDT Inc.                       Wachovia Bank   Bank of Montreal   Overdraft Line                       CAD500,000

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 1.1(c) - Liens

    UCC, TAX (STATE & FEDERAL), AND JUDGMENT (STATE & FEDERAL) LIEN SEARCHES
                                BELDEN CDT, INC.
                                   512485/1399

                                                                        Bankruptcy
                                                                        / Pending
                                                                        Defendant
       Credit Party        Location         Tax Liens     Judgments    Suit Search                         UCCS
     ----------------   --------------   --------------   ----------   -----------   -----------------------------------------------
1    BELDEN CDT INC.    Delaware SOS     Federal clear                               2 Records found thru 11/01/05.
                                         thru 11/01/05.                              1. #43212398 filed 11/15/2004 for
                                                                                     Wachovia Bank, National Association, as Agent;
                                                                                     ALL PERSONAL PROPERTY OF THE DEBTOR.
                                                                                     2. #52075977 filed 07/06/05 for NMHG Financial
                                                                                     Services Inc.; SPECIFIC EQUIPMENT.

                        Missouri SOS     Clear                                       Clear

                        St. Louis        Clear            Clear                      Clear
                        County, MO

2    CABLE DESIGN       Delaware SOS     Federal clear                               3 Records found thru 11/01/05..
     TECHNOLOGIES                        thru 11/01/05.                              1. #22697989 filed 10/25/2002 for Fleet
     CORPORATION                                                                     National Bank, as Agent;
                                                                                     BLANKET LIEN.  Terminated by #32425406 filed
                                                                                     09/18/03.

                                                                                     2. #31928699 filed

                                                                                     07/02/2003 for IBM Credit LLC. SPECIFIC
                                                                                     EQUIPMENT.

3    BELDEN WIRE &      Alabama SOS      Federal and                                 Clear thru 10/06/05.
     CABLE COMPANY                       State clear
                                         thru 10/06/05.

                        Arizona SOS      Federal and                                 Clear thru 10/07/05.
                                         State clear
                                         thru 10/07/05.

                        Arkansas SOS     Federal clear                               Clear thru 11/09/05.
                                         thru 11/09/05.

                        California SOS   Federal and      Local                      Clear thru 11/06/05.
                                         State clear      clear thru
                                                          11/06/05.

                                         thru 11/06/05.

                        Delaware SOS     Federal clear                               58 records found thru 11/01/05.
                                         thru 11/01/05.                              1. #10951470 filed 08/14/01 for Computer Sales
                                                                                     International, Inc.;  IN LIEU OF CONTINUATION
                                                                                     FILING.  SPECIFIC EQUIPMENT.

                                                                                     2. #11021950 filed 08/23/01 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     3. #11086169 filed 09/04/01 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     4. #11796338 filed 11/26/01 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     5. #20259717 filed

                                                                                     12/31/01 for Meridian Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     6. #20259972 filed 12/31/01 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     7. #20376438 filed 01/22/02 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     8. #20752273 filed 03/05/02 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     9. #21157589 filed 04/22/02 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     10. #22138356 filed 08/19/02 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     11. #22190118 filed 08/26/02 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     12. #22190183 filed 08/26/02 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     13. #23255696 filed 12/10/02 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     14. #30261142 filed 01/13/03 for Meridian

                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     15. #30615214 filed 02/13/03 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     16. #30689920 filed 02/28/03 for Computer Sales
                                                                                     International, Inc.; SPECIFIC EQUIPMENT.
                                                                                     Amended DEBTOR NAME by #31791592
                                                                                     filed 06/06/03.

                                                                                     17. #31262305 filed 04/29/03 for Computer Sales
                                                                                     International, Inc.; SPECIFIC EQUIPMENT.

                                                                                     18. #31946600 filed 07/07/03 for Meridian
                                                                                     Leasing Corporation;  SPECIFIC EQUIPMENT.

                                                                                     19. #31949604 filed 07/29/03 for US Bancorp;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     20. #32002213 filed 07/14/03 for Meridian
                                                                                     Leasing Corporation;  SPECIFIC EQUIPMENT.

                                                                                     21. #32224379 filed 08/05/03 for Meridian
                                                                                     Leasing Corporation;  SPECIFIC EQUIPMENT.

                                                                                     22. #32352717 filed 08/25/03 for Meridian
                                                                                     Leasing Corporation;

                                                                                     SPECIFIC EQUIPMENT.

                                                                                     23. #32569815 filed 09/22/03 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     24. #32582297 filed 09/22/03 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     25. #32654740 filed 10/10/03 for Wachovia Bank,
                                                                                     National Association; ALL PERSONAL PROPERTY OF
                                                                                     THE DEBTOR.

                                                                                     26. #32802828 filed 10/21/03 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     27. #33075887 filed 11/17/03 for Computer Sales
                                                                                     International, Inc. and First Eagle National
                                                                                     Bank; SPECIFIC EQUIPMENT. Assigned by
                                                                                     #40916967 filed 03/25/04.

                                                                                     28. #40261208 filed 01/06/04 for Computer Sales
                                                                                     International, Inc.; SPECIFIC EQUIPMENT.
                                                                                     Amended collateral by #40671810 filed 03/04/04.

                                                                                     29. #40467045 filed 02/03/04 for Meridian
                                                                                     Leasing Corporation. SPECIFIC EQUIPMENT.

                                                                                     30. #40467169 filed 02/03/04 for Computer Sales
                                                                                     International, Inc. and Pullman Bank & Trust
                                                                                     Company; SPECIFIC EQUIPMENT.
                                                                                     Assigned by #41379017 filed 05/18/04.

                                                                                     31. #40672149 filed 03/08/04 for Meridian
                                                                                     Leasing Corporation. SPECIFIC EQUIPMENT.

                                                                                     32. #40807158 filed 03/16/04 for Computer Sales
                                                                                     International, Inc. and Pullman Bank & Trust
                                                                                     Company;
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     Assigned by #41565672 filed 06/07/04.

                                                                                     33. #40958589 filed 03/29/04 for Meridian
                                                                                     Leasing Corporation. SPECIFIC EQUIPMENT.

                                                                                     34. #40984338 filed 04/07/04 for Dell Financial
                                                                                     Services, L.P.;
                                                                                     CONTINUATION OF FILING #2260186 FILED 05/28/99
                                                                                     WITH

                                                                                     INDIANA SOS.

                                                                                     35. #41391657 filed 05/03/04 for Computer Sales
                                                                                     International, Inc.;  SPECIFIC EQUIPMENT.
                                                                                     Amended collateral by #42514364 filed 09/08/04.

                                                                                     36. #41551060 filed 05/17/04 for Meridian
                                                                                     Leasing Corporation. SPECIFIC EQUIPMENT.

                                                                                     37. #42135657 filed 07/26/04 for Meridian
                                                                                     Leasing Corporation.
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     38. #426572 filed 09/17/04 for Meridian Leasing
                                                                                     Corporation.
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     Amended Debtor's address and added collateral
                                                                                     by #50279449 filed 01/24/05.

                                                                                     39. #42983999 filed 10/18/04 for Meridian
                                                                                     Leasing Corporation.
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     40. #43160381 filed 11/04/04 for Computer Sales
                                                                                     International, Inc.;  SPECIFIC EQUIPMENT.

                                                                                     41. #43285394 filed 11/22/04 for Computer Sales

                                                                                     International, Inc.;  SPECIFIC EQUIPMENT.
                                                                                     Terminated by #51310292 filed 04/28/05.

                                                                                     42. #43478155 filed 12/07/04 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     43. #43627199 filed 12/23/04 for Computer Sales
                                                                                     International, Inc. and CSI Leasing, Inc.;
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     Amended Secured Party by #52614643 filed
                                                                                     08/23/05. Amended collateral description by
                                                                                     #52727023 filed 08/26/05.

                                                                                     44. #50718602 filed 03/07/05 for Computer Sales
                                                                                     International, Inc. and CSI Leasing, Inc.;
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     Amended Secured Party by #52767920 filed
                                                                                     09/07/05. Amended collateral description by
                                                                                     #52804558 filed 09/09/05.

                                                                                     45. #51042051 filed 03/28/05 for Meridian
                                                                                     Leasing Corporation; SPECIFIC EQUIPMENT.

                                                                                     46. #51316059 filed 04/21/05 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     Amended collateral description by #51921130
                                                                                     filed 06/14/05.

                                                                                     47. #51568048 filed 05/12/05 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     48. #51581769 filed 05/23/05 for CSI Leasing,
                                                                                     Inc.; SPECIFIC EQUIPMENT.

                                                                                     49. #517239999 filed 06/06/05 for CSI Leasing,
                                                                                     Inc.;  SPECIFIC EQUIPMENT.

                                                                                     50. #51918482 filed 06/17/05 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     Amended collateral description by #53211472
                                                                                     filed 10/11/05.

                                                                                     51. #52084110 filed 07/07/05 for CSI Leasing,
                                                                                     Inc.; SPECIFIC EQUIPMENT.

                                                                                     52. #52221761 filed 07/11/05 for Meridian
                                                                                     Leasing Company;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     53. #52718790 filed 09/01/05 for Crown Credit
                                                                                     Company;

                                                                                     SPECIFIC EQUIPMENT.

                                                                                     54. #52893247 filed 09/13/05 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     55. #52931856 filed 09/22/05 for CSI Leasing,
                                                                                     Inc.; SPECIFIC EQUIPMENT.

                                                                                     56. #53079168 filed 10/10/05 for CSI Leasing,
                                                                                     Inc.; SPECIFIC EQUIPMENT.

                                                                                     57. #53520690 filed 11/03/05 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     58. #53520849 filed 11/03/05 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                        Florida SOS      Federal clear    Local                      Clear thru 11/08/05.
                                         thru 11/01/05.   clear thru
                                                          11/04/05.

                        Georgia SOS                                                  Clear thru 11/08/05.

                        Indiana SOS                                                  5 records found thru 11/08/05.

                                                                                     1. #20010000875295 filed 03/14/01 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     2. #200100002307510 filed 05/16/01 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     3. #200100003035226 filed 06/06/01 for Meridian
                                                                                     Leasing Corporation;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     4. #200100003297711 filed 06/14/01 for Dell
                                                                                     Financial Services, L.P.;
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     5. #200500004892494 filed 05/26/05 for WIESE;
                                                                                     SPECIFIC EQUIPMENT.

                        Kentucky SOS     Federal clear    Clear thru   Clear thru
                                         thru 12/09/05.   12/09/05.    11/10/05.

                        Louisiana SOS    Federal clear                               Clear thru 11/08/05.
                                         thru 11/08/05.

                        Massachusetts    Federal clear                 Clear thru    Clear thru 11/10/05.
                        SOS              thru 12/07/05.                12/09/05.
                                         State clear
                                         thru 11/08/05.

                        Michigan SOS     Federal and                                 Clear thru 11/13/05.
                                         State clear
                                         thru 11/13/05.

                        Minnesota SOS    Federal and                                 Clear thru 11/08/05.
                                         State clear
                                         thru 11/08/05.

                        Missouri SOS                                                 Clear thru 11/07/05.

                        St. Louis        Clear            Clear                      Clear
                        County, MO

                        New Jersey SOS   State            Local                      2 Records found thru

                                         clear thru       clear thru                 11/03/01. 1. #1994681 filed 08/31/2000 for
                                         11/10/05.        11/10/05.                  Computer Sales International Inc.;
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     2. #2036942 filed 04/18/2001 for Computer Sales
                                                                                     International Inc.;
                                                                                     SPECIFIC EQUIPMENT.

                        New Mexico SOS                                               Clear thru 11/03/05.

                        North Carolina   Federal clear thr                           Clear thru 11/09/05.
                        SOS              11/10/05.

                        North Dakota     Federal and                                 Clear thru 11/10/05.
                        SOS              State clear
                                         thru 11/10/05.

                        Ohio SOS                                                     Clear thru 11/10/05.

                        Pennsylvania                                                 Clear thru 11/07/05.
                        SOS

                        South Carolina                                               Clear thru 11/08/05.
                        SOS

                        Texas SOS        Federal clear                               Clear thru 11/09/05.
                                         thru 11/09/05.
                        Vermont SOS                                                  Clear thru 11/10/05.

                        Washington SOS   Federal clear                               Clear thru 11/06/05.
                                         thru 11/06/05.
                        Tennessee SOS                                                Clear thru 12/07/05.

                        Monroe County,   Federal and      Local        Local         Clear thru 12/06/05.
                        KY               State clear      clear thru   Defendant
                                         thru 12/06/05.   12/06/05.    Suit Search
                                                                       clear thru
                                                                       12/06/05.

                        Wayne County,    Federal and      Local        Local         Clear thru 12/06/05.
                        KY               State clear      clear thru   Defendant
                                         thru 12/06/05.   12/06/05.    Suit Search
                                                                       clear thru
                                                                       12/06/05.

                        Worcester                         Local        Local         Clear thru 12/08/05.
                        County, MA                        clear thru   Defendant
                                                          12/08/05.    Suit Search
                                                                       clear thru
                                                                       12/09/05.

                        Nevada SOS       Clear                                       Clear

4    BELDEN CDT         Alabama SOS      Federal and                                 Clear thru 11/06/05.
     NETWORKING, INC.                    State clear
                                         thru 11/06/05.

                        Washington SOS   Federal clear                               3 records found thru 01/06/06:
                                         thru 01/06/06.                              1. #2004-321-9697-9 filed 11/15/04 for Wachovia
                                                                                     Bank, National Association, as Agent.
                                                                                     ALL PERSONAL PROPERTY OF THE DEBTOR.
                                                                                     Amended Debtor name by #2005-146-2739-1 filed
                                                                                     05/26/05.

                                                                                     2. #2005-285-1104-4 filed 10/12/05 for General
                                                                                     Electric Capital Corporation.  SPECIFIC
                                                                                     EQUIPMENT.

                        Arizona SOS      Federal and                                 Clear thru 10/07/05.
                                         State clear
                                         thru 10/07/05.

                        California SOS   Federal and      Local                      Clear thru 11/06/05.
                                         State clear      clear thru
                                         thru 11/06/05.   11/06/05.

                        Colorado SOS     Federal clear                               Clear thru 11/08/05.
                                         thru 11/08/05.

                        Connecticut                                                  Clear thru 11/04/05.
                        SOS

                        Florida SOS      Federal clear    Local                      Clear thru 11/08/05.
                                         thru 11/01/05.   clear thru
                                                          11/04/05.

                        Georgia SOS                                                  Clear thru 11/08/05.

                        Illinois SOS     Federal clear                               Clear thru 11/07/05.
                                         thru 11/07/05.
                        Indiana SOS                                                  Clear thru 11/08/05.

                        Maryland SOS                                                 Clear thru 10/31/05.

                        Massachusetts    State clear      Clear.                     Clear thru 11/10/05.
                        SOS              thru 11/08/05.

                        Worcester                         Clear                      Clear thru 01/17/06.
                        County, MA

                        Missouri SOS                                                 Clear thru 11/07/05.

                        St. Louis        Clear            Clear                      Clear
                        County, MO

                        Nevada SOS       Federal clear                               Clear thru 11/03/05.
                                         thru 11/03/05.

                        New Jersey SOS   State clear      Local                      Clear thru 11/03/05.
                                         thru 11/10/05.   clear thru
                                                          11/10/05.

                        New Mexico SOS                                               Clear thru 11/03/05.

                        New York SOS     Federal clear                               Clear thru 11/10/05.
                                         thru 11/10/05.

                        North Carolina   Federal clear                               Clear thru 11/09/05.
                        SOS              thru 11/10/05.

                        Ohio SOS                                                     Clear thru 11/10/05.

                        Oregon SOS       Federal and                                 Clear thru 11/09/05.
                                         State clear
                                         thru 11/09/05.

                        Pennsylvania     Federal clear    Clear thru                 Clear thru 11/07/05.
                        SOS              thru 12/09/05.   12/09/05.

                        Westmoreland     Federal and      Clear thru                 Clear thru 01/11/06.
                        County, PA       State clear      01/11/06.
                                         thru 01/11/06.

                        South                                                        Clear thru 11/08/05.

                        Carolina SOS

                        Tennessee SOS                                                Clear thru 12/07/05.

                        Texas SOS        Federal clear                               Clear thru 11/09/05.
                                         thru 11/09/05.

                        Greene County,   Federal and      Local        Local         Clear thru 12/05/05.
                        PA               State clear      clear thru   Defendant
                                         thru 12/05/05.   12/05/5.     Suit clear
                                                                       thru
                                                                       12/05/05.

                        Washington       Federal and      Local        Local         Clear thru 12/05/05.
                        County, PA       State clear      clear thru   Defendant
                                         thru 12/05/05.   12/05/5.     Suit clear
                                                                       thru
                                                                       12/05/05.

5    CABLE DESIGN       Alabama SOS      Federal and                                 Clear thru 11/06/05.
     TECHNOLOGIES INC.                   State clear
                                         thru 11/06/05.

                        Arizona SOS      Federal and                                 Clear thru 10/07/05.
                                         State clear
                                          thru 10/07/05.

                        California SOS   Federal and      Local                      1 Record found thru 11/06/05.
                                         State clear      clear thru                 1. #0034460291 filed 11/28/2000 for Intech
                                         thru 10/06/05.   10/06/05.                  Funding Corp.;
                                                                                     SPECIFIC EQUIPMENT.

                        Colorado SOS     Federal clear                               Clear thru 11/08/05.
                                         thru 11/08/05.

                        Connecticut      Federal and      Local                      1 Record found thru 11/06/05.
                        SOS              State clear      clear thru                 1. #0002174302 filed 12/06/2002 for
                                         thru 11/04/05.   11/04/05.                  Toyota Motor Credit Corp;
                                                                                     SPECIFIC EQUIPMENT.

                        Florida SOS      Federal clear    Local                      Clear thru 11/08/05.
                                         thru 11/01/05.   clear thru
                                                          11/04/05.
                        Georgia SOS                                                  Clear thru 11/08/05.

                        Illinois SOS     Federal clear                               Clear thru 11/07/05.
                                         thru 11/07/05.

                        Indiana SOS                                                  Clear thru 11/08/05.

                        Maryland SOS                                                 Clear thru 10/31/05.

                        Massachusetts    State clear                                 2 Records found thru 11/10/05.
                        SOS              thru 11/08/05.                              1.  #00723646 filed 06/14/2000 for NMHG
                                                                                     Financial Services, Inc.
                                                                                     SPECIFIC EQUIPMENT.
                                                                                     Continued by #200537535370 filed 03/22/05.

                        Missouri SOS                                                 Clear thru 11/07/05.

                        Nevada SOS       Federal clear                               Clear thru 11/03/05.
                                         thru 11/03/05.

                        New Jersey SOS   State clear      Local                      Clear thru 11/03/05.
                                         thru 11/10/05.   clear thru
                                                          11/10/05.

                        New Mexico SOS                                               Clear thru 11/03/05.

                        New York SOS     Federal clear                               Clear thru 11/10/05.
                                         thru 11/10/05.
                        North Carolina                                               Clear thru 11/09/05.
                        SOS

                        Ohio SOS                                                     Clear thru 11/10/05.

                        Oregon SOS       Federal and                                 Clear thru 11/09/05.
                                         State clear
                                         thru 11/09/05.

                        Pennsylvania                                                 Clear thru 11/07/05.
                        SOS

                        South Carolina                                               Clear thru 11/08/05.
                        SOS

                        Tennessee SOS                                                Clear thru 11/14/05.

                        Texas SOS        Federal clear                               1 Record found thru 11/09/05.

                                         thru 11/09/05.                              1. #95-00242223 filed 12/18/1995 for Security
                                                                                     Capital Industrial Trust;
                                                                                     LEASE AGREEMENT.

6    NORDX/CDT CORP.    Delaware SOS     Federal clear                               3 Records found thru 11/01/05.
                                         thru 11/01/05.                              1. #22829160 filed 11/08/05 for Fleet National
                                                                                     Bank, as Agent. ALL ASSETS OF THE DEBTOR.
                                                                                     Terminated by #32425430 filed 09/18/03.

                                                                                     2. #43212513 filed 11/15/2004 for Wachovia
                                                                                     Bank, National Association, as Agent. ALL
                                                                                     PERSONAL PROPERTY OF THE DEBTOR.

                        Florida SOS      Federal clear    Local                      Clear thru 11/08/05.
                                         thru 11/01/05.   clear thru
                                                          11/04/05.
                        Georgia SOS                                                  Clear thru 11/08/05.

                        Massachusetts    State clear                                 Clear thru 11/10/05.
                        SOS              thru 11/08/05.

                        Michigan SOS     Federal and                                 Clear thru 11/13/05.
                                         State clear
                                         thru 11/13/05.

                        New Jersey SOS   State clear      Local                      Clear thru 11/03/05.
                                         thru 11/10/05.   clear thru
                                                          11/10/05.

                        New York SOS     Federal clear                               Clear thru 11/10/05.
                                         thru 11/10/05.

                        Pennsylvania                                                 Clear thru 11/07/05.
                        SOS

                        Tennessee SOS                                                Clear thru 11/14/05.

                        Texas SOS        Federal clear                               Clear thru 11/09/05.
                                         thru  11/09/05.

                        Missouri SOS                      Clear.                     Clear.

                        St. Louis        Clear            Clear                      Clear
                        County, MO

                        South Carolina                                               Clear.
                        SOS

7    THERMAX/CDT,       Connecticut      Federal and      Local                      Clear thru 11/04/05.
     INC.               SOS              State clear      clear thru
                                         thru 11/07/05.   11/07/05.

                        Delaware SOS     Federal clear                               3 Records found thru 11/01/05.
                                         thru 11/01/05.                              1. #22698078 filed 10/25/2002 for Fleet
                                                                                     National Bank.
                                                                                     ALL ASSETS OF THE DEBTOR.
                                                                                     Terminated by #32425463 filed 09/18/2003.

                                                                                     2. #43213057 filed 11/15/2004 for Wachovia
                                                                                     Bank, National Association, as Agent.  ALL
                                                                                     PERSONAL PROPERTY OF THE DEBTOR.

                        New York SOS                      Clear                      Clear thru 11/10/05.

                        North Carolina   Federal clear                               Clear thru 11/09/05.
                        SOS              thru 11/10/05.

                        Texas SOS        Federal clear                               Clear thru 11/09/05.
                                         thru 11/09/05.
                        Missouri SOS                      Clear                      Clear

                        St. Louis        Clear            Clear                      Clear
                        County, MO

                        Queens County,   Clear            Clear                      Clear
                        NY

                        California SOS   Clear            Clear                      Clear

8    DEARBORN/CDT       Delaware SOS     Federal clear                               3 Records found thru 11/01/05.
     CORP.                               thru 11/01/05.                              1. #22698011 filed 10/25/02 for Fleet National
                                                                                     Bank; ALL ASSETS OF THE DEBTOR.
                                                                                     Terminated by #32425422 filed 09/18/03.

                                                                                     2. #43212471 filed 11/15/04 for Wachovia Bank,
                                                                                     National Association.
                                                                                     ALL PERSONAL PROPERTY OF THE DEBTOR.

                        California SOS                                               Clear thru 11/06/05.

                        Delaware SOS

                        Illinois SOS     Federal clear                               1 Record found.
                                         thru 11/07/05.                              1. #4329462 filed 01/24/01 for Crown Credit
                                                                                     Company;  SPECIFIC EQUIPMENT.

9    BELDEN             Delaware SOS     Federal clear                               1 Record found thru 11/02/05.
     TECHNOLOGIES,                       thru 11/01/05.                              1. #32654799 filed 10/10/03 for Wachovia Bank,
     INC.                                                                            National Association, as Agent;  ALL PERSONAL
                                                                                     PROPERTY OF THE DEBTOR.

                        Missouri SOS                      Clear                      Clear thru 11/07/05.

                        St. Louis                         Clear
                        County, MO'

10   BELDEN INC.        Delaware SOS     Federal clear                               7 UCCs found thru 12/09/05.
                                         thru 12/09/05.                              1. #31081788 filed 04/28/03 for Siemens
                                                                                     Financial Services, Inc.; SPECIFIC EQUIPMENT.

                                                                                     2. #31525115 filed 05/13/03 for Siemens
                                                                                     Financial Services, Inc.; TRUE LEASE OF
                                                                                     SPECIFIC EQUIPMENT.

                                                                                     3. #32149766 filed 08/01/03 for Winthrop
                                                                                     Resources Corporation; SPECIFIC EQUIPMENT.

                                                                                     4. #32505447 filed 09/10/03 for Motion
                                                                                     Industries Inc.; CUSTOMER CONSIGNMENT
                                                                                     AGREEMENT / SPECIFIC EQUIPMENT.

                                                                                     5. #32654823 filed 10/10/03 for Wachovia Bank;
                                                                                     ALL PERSONAL PROPERTY OF THE DEBTOR.

                                                                                     6. #32815531 filed 10/22/03 for Winthrop
                                                                                     Resources Corporation; SPECIFIC EQUIPMENT.

                                                                                     7. #40571481 fo;ed 02/20/04 for Winthrop
                                                                                     Resources

                                                                                     Corporation. SPECIFIC EQUIPMENT.

                        Missouri SOS                      Clear                      Clear

                        St. Louis        Clear            Clear                      Clear
                        County, MO

11   CDT                Delaware SOS     Federal clear                               3 Records found thru 12/09/05:
     INTERNATIONAL                       thru 12/09/05.
     HOLDINGS, INC.                                                                  1. #22698003 filed 10/25/02 for Fleet National
                                                                                     Bank; BLANKET LIEN.
                                                                                     Terminated by #32425414 filed 09/18/03.

                                                                                     2. #43212422 filed 11/15/04 for Wachovia Bank;
                                                                                     ALL PERSONAL PROPERTY OF THE DEBTOR.

                        Missouri SOS                      Clear                      Clear

                        St. Louis        Clear            Clear                      Clear
                        County, MO

                        Ohio SOS         Clear            Clear                      Clear

                        Summit           Clear            Clear
                        County, OH

12   RED HAWK/CDT,      Delaware SOS     Federal clear                               Records found thru 12/30/05:
     INC.                                thru 12/30/05.                              1. #22698045 filed 10/25/02 for Fleet National
                                                                                     Bank; BLANKET LIEN.
                                                                                     Terminated by #32425455 filed 09/18/03.

                                                                                     2. #43212547 filed for Wachovia Bank, National
                                                                                     Association.
                                                                                     ALL PERSONAL PROPERTY OF THE DEBTOR.

13   X-MARK/CDT, INC.   Pennsylvania                                                 5 Records found thru 01/03/06:
                        SOS                                                          1. #36770745 filed 10/25/02 for Fleet National
                                                                                     Bank; ALL ASSETS OF THE DEBTOR.
                                                                                     Terminated by #20031065778 filed 09/19/03.
                                                                                     Terminated by #20031056007 filed 09/19/03.

                                                                                     2. #20030683166 filed 08/08/03 for Comdoc,
                                                                                     Inc.; SPECIFIC EQUIPMENT.

                                                                                     3. #2004120300291 filed 11/15/04 for Wachovia
                                                                                     Bank, National Assocation, as Agent. ALL
                                                                                     PERSONAL PROPERTY OF THE DEBTOR.

14   BELDEN HOLDINGS,   Delaware SOS     Federal clear                               1 record found thru 01/03/06:
     INC.                                thru 01/06/06.                              1. #32654708 filed 10/10/03 for Wachovia Bank,
                                                                                     National Association. ALL PERSONAL PROPERTY
                                                                                     OF THE DEBTOR.

                        Missouri SOS                      Clear                      Clear

                        St. Louis        Clear            Clear                      Clear
                        County, MO

Any other Liens, to the extent not noted above, in favor of Wachovia Bank, National Association, as Agent, in connection with the Credit and Security Agreement dated as of October 9, 2003, as amended.

BELDEN CDT INC.
SCHEDULE 1.1 (D)
HISTORICAL EBITDA ADJUSTMENTS

IN THOUSANDS US DOLLARS

           NET INCOME
              FROM                          DEPRECIATION &                            ADJUSTED
QUARTER    OPERATIONS   INTEREST    TAXES    AMORTIZATION    SUBTOTAL   ADJUSTMENTS    EBITDA
-------    ----------   --------   ------   --------------   --------   -----------   --------
2004 3rd     (3,073)      3,537    (3,669)       9,531         6,326       27,606      33,932
2004 4th      8,598       3,011    15,452        9,051        36,112        3,943      40,055
2005 1st      8,524       2,920     4,590        9,730        25,764        2,045      27,809
2005 2nd     10,546       2,564     5,455        9,006        27,571        6,522      34,093
2005 3rd      6,078       2,198     6,283        9,006        23,565       15,530      39,095

ADJUSTMENTS                     2004 3RD   2004 4TH   2005 1ST   2005 2ND   2005 3RD
-----------                     --------   --------   --------   --------   --------
Severance, asset impairments,
   inventory write-downs          19,550     1,328      2,045      1,416     13,867
Merger related charges             8,056     2,615                              731
Executive succession                                               5,106        932
                                  ------     -----      -----      -----     ------
TOTAL                             27,606     3,943      2,045      6,522     15,530

BELDEN CDT INC.
SCHEDULE 1.1(E)
MAXIMUM POST CLOSING EBITDA ADJUSTMENTS

IN THOUSANDS US DOLLARS

                                  AMOUNT
                                  ------
TOTAL                             18,400
CATEGORIES (ESTIMATES)
   w/r/t Manchester
      Severance                    4,200
   w/r/t European restructuring
      Severance                   12,300
   w/r/t Executive succession
      Severance                    1,600
      Recruiting                     300

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 1.1(f) - Existing Letters of Credit

ISSUING INSTITUTION           BENEFICIARY                PURPOSE              AMOUNT        ISSUE DATE   EXPIRATION DATE
-------------------   --------------------------   -------------------   ----------------   ----------   ---------------
Wachovia Bank         Insurance Company of North   Insurance             USD 3,108,589.00   12/12/2005   04/01/2006
                      America
Wachovia Bank         ING Bank                     European Overdraft    USD 3,700,000.00   09/15/2005   09/15/2006
                                                   Facility
Wachovia Bank         Federal Insurance Company    Insurance             USD 350,000.00     09/30/2005   09/30/2006

Wachovia Bank         H.S.B.C.                     U.K. Overdraft/BACS   GBP 2,000,000.00   10/12/2005   10/01/2006
                                                   Facility

                               Schedule 2.1(b)(i)

                                    [FORM OF]
                               NOTICE OF BORROWING

                              ______________, ____

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

     Pursuant to Section [2.1(B)(I)] [2.4(B)(I)] of the Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Belden CDT Inc., a Delaware corporation (the "Borrower"), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), the Borrower hereby requests the following (the "Proposed Borrowing"):

I. Revolving Loans be made as follows:

                       Interest                    Interest
                         Rate                       Period
                (Alternate Base Rate/   (one, two, three or six months
Date   Amount        LIBOR Rate)            -- for LIBOR Rate only)
----   ------   ---------------------   ------------------------------


     NOTE: REVOLVING LOAN BORROWINGS WHICH ARE ALTERNATE BASE RATE BORROWINGS
          MUST BE IN MINIMUM AGGREGATE AMOUNTS OF $1,000,000 AND IN INTEGRAL MULTIPLES OF $1,000,000 IN EXCESS THEREOF (OR THE REMAINING AMOUNT OF THE COMMITTED REVOLVING AMOUNT, IF LESS). REVOLVING LOAN BORROWINGS WHICH ARE LIBOR RATE BORROWINGS MUST BE IN MINIMUM AGGREGATE AMOUNTS OF $5,000,000 AND IN INTEGRAL MULTIPLES OF $1,000,000 IN EXCESS THEREOF (OR THE REMAINING AMOUNT OF THE COMMITTED REVOLVING AMOUNT, IF
          LESS).

II. Swingline Loans to be made on [DATE] as follows:

     Swingline Loans requested:

         (1) Total Amount of Swingline Loans   $__________

     NOTE: SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $500,000 AND
          IN INTEGRAL AMOUNTS OF $100,000 IN EXCESS THEREOF.

     Terms defined in the Credit Agreement shall have the same meanings when used herein.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection therewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date);

          (B) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with the Credit Agreement;

          (C) immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount; and

          (D) all conditions set forth in such Sections 2.1 or 2.4 of the Credit Agreement, as applicable, have been satisfied.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        Very truly yours,

                                        BELDEN CDT INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Schedule 2.1(e)

                                    [FORM OF]
                                 REVOLVING NOTE

                                                                          [DATE]

     FOR VALUE RECEIVED, the undersigned, BELDEN CDT INC., a Delaware corporation (the "Borrower") hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the "Lender") at the office of Wachovia Bank, National Association, located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to
Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office from time to time from the date hereof until payment in full of the principal amount hereof, at the rates and on the dates set forth in the Credit Agreement.

     The holder of this Revolving Note is authorized to endorse the date and amount of each Revolving Loan pursuant to Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Revolving Note.

     This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     All parties now and hereafter liable with respect to this Revolving Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except to the extent provided by the Credit Documents.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        BELDEN CDT INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE 1
                                       to
                                 Revolving Note

                         LOANS AND PAYMENTS OF PRINCIPAL

                                                          Principal
       Amount    Type                                       Paid
         of       of     Interest   Interest   Maturity      or       Principal   Notation
Date    Loan    Loan(1)    Rate      Period      Date     Converted    Balance     Made By
----   ------   ------   --------   --------   --------   ---------   ---------   --------


----------
(1) The type of Loan may be represented by "L" for LIBOR Rate Loans or "ABR" for Alternate Base Rate Loans.

                                 Schedule 2.4(d)

                                    [FORM OF]
                                 SWINGLINE NOTE

                                                                          [DATE]

     FOR VALUE RECEIVED, the undersigned, BELDEN CDT INC., a Delaware corporation (the "Borrower") hereby unconditionally promises to pay on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the "Swingline Lender") at the office of Wachovia Bank, National Association, located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.4 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office from time to time from the date hereof until payment in full of the principal amount hereof, at the rates and on the dates set forth in the Credit Agreement.

     The holder of this Swingline Note is authorized to endorse the date and amount of each Swingline Loan pursuant to Section 2.4 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Swingline Note.

     This Swingline Note is the Swingline Note referred to in the Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     All parties now and hereafter liable with respect to this Swingline Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except to the extent provided by the Credit Documents.

     THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        BELDEN CDT INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE 1
                                       to
                                 Swingline Note

                         LOANS AND PAYMENTS OF PRINCIPAL

       Amount   Type
         of      of    Interest   Principal   Principal   Notation
Date    Loan    Loan     Rate       Paid       Balance     Made By
----   ------   ----   --------   ---------   ---------   --------


                                  Schedule 2.10

                                    [FORM OF]
                         NOTICE OF CONVERSION/EXTENSION

                                     [DATE]

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

     Pursuant to Section 2.10 of the Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Belden CDT Inc., a Delaware corporation (the "Borrower"), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), the Borrower hereby requests ____ conversion or ____ extension of the following Loans be made as follows (the "Proposed Conversion/Extension"):

                     Current                            Requested Interest         Requested Interest
                  Interest Rate          Amount to be          Rate                      Period
                   and Interest           converted/      (Alternate Base    (one, two, three or six months
Applicable Loan      Period       Date     extended      Rate/LIBOR Rate)       -- for LIBOR Rate only)
---------------   -------------   ----   ------------   ------------------   ------------------------------


     NOTE: PARTIAL CONVERSIONS MUST BE IN MINIMUM AMOUNTS OF $500,000 OR A WHOLE
          MULTIPLE OF $100,000 IN EXCESS THEREOF.

     Terms defined in the Credit Agreement shall have the same meanings when used herein.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed
Conversion/Extension:

          (A) no Default or Event of Default shall have occurred and be continuing on the date of the Proposed Conversion/Extension, or after giving effect to the Proposed Conversion/Extension; and

          (B) immediately after giving effect to the making of the Proposed Conversion/Extension, (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding LOC Obligations plus the aggregate amount of outstanding Swingline Loans shall not exceed the Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        Very truly yours,

                                        BELDEN CDT INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 3.3 - Jurisdictions of Organization and Qualification

                               TYPE OF     JURISDICTION OF            JURISDICTIONS OF           ORGANIZATIONAL
        LEGAL NAME          ORGANIZATION     ORGANIZATION              QUALIFICATIONS               ID NUMBER        FEIN
-------------------------   ------------   ---------------   ---------------------------------   --------------   ----------
Belden CDT Inc. (formerly    Corporation       Delaware                   Delaware                  2161073       36-3601505
Cable Design Technologies
Corporation)
Belden Wire & Cable          Corporation       Delaware         Alabama, Arizona, Arkansas,         2341956       76-0405879
Company                                                        California, Florida, Georgia,
                                                               Indiana, Kentucky, Louisiana,
                                                                  Massachusetts, Michigan,
                                                              Minnesota, Missouri, New Mexico,
                                                             New Jersey, North Carolina, North
                                                             Dakota, Ohio, Pennsylvania, South
                                                                 Carolina, Texas, Vermont,
                                                                         Washington
Belden CDT Networking,       Corporation      Washington       Alabama, Arizona, California,        0143837       91-1351700
Inc. (formerly Cable                                          Colorado, Connecticut, Florida,
Design Technologies Inc.)                                       Georgia, Illinois, Indiana,
                                                                  Maryland, Massachusetts,
                                                                   Missouri, Nevada, New

                                                               Jersey, New Mexico, New York,
                                                               North Carolina, Ohio, Oregon,
                                                               Pennsylvania, South Carolina,
                                                                      Tennessee, Texas
Nordx/ CDT Corp.             Corporation       Delaware         Delaware, Florida, Georgia,         2581378       25-1780564
                                                                Massachusetts, Michigan, New
                                                              Jersey, New York, Pennsylvania,
                                                                      Tennessee, Texas
Thermax/CDT, Inc.            Corporation       Delaware       Connecticut, Delaware, New York,      2693699       23-2891819
                                                                   North Carolina, Texas
Belden Technologies, Inc.    Corporation       Delaware              Delaware, Missouri             3120320       43-1868546
Belden Holdings, Inc.        Corporation       Delaware                   Delaware                  2486198       43-1713458
CDT International            Corporation       Delaware                   Delaware                  2347113       25-1715671
Holdings, Inc.
Belden Inc.                  Corporation       Delaware                   Delaware                  2344337       76-0412617

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 3.12 - Subsidiaries

                                  JURISDICTION       NUMBER OF
                                       OF           AUTHORIZED       NUMBER OF      PERCENTAGE
          LEGAL NAME              INCORPORATION       SHARES       ISSUED SHARES    OWNERSHIP                   OWNER
------------------------------   --------------   --------------   -------------   -----------   ----------------------------------
Belden Inc.                         Delaware              10,000             100           100             Belden CDT Inc.
Belden Wire & Cable Company         Delaware              10,000           9,000           100               Belden Inc.
Belden Communications               Delaware              10,000             100           100               Belden Inc.
Holding, Inc.
Belden Insurance Company            Vermont              200,000         100,000           100               Belden Inc.
Belden Holdings, Inc.               Delaware              10,000             100           100       Belden Wire & Cable Company
Belden Technologies, Inc.           Delaware              10,000          10,000           100       Belden Wire & Cable Company
Belden CDT International,           Delaware              10,000             100           100       Belden Wire & Cable Company
Inc. (formerly Belden
International, Inc.)
Belden Electronics S.a.r.l.          France                  500             500           100    Belden Wire & Cable Company (99%)
                                                                                                 Belden CDT International Inc. (1%)
Belden UK Limited                United Kingdom            1,000               2           100       Belden Wire & Cable Company
Belden CDT (Canada) Inc.             Canada            Unlimited       8,000,100           100       Belden Wire & Cable Company
(formerly Belden (Canada)
Inc.)
Belden Electronics S.A. de           Mexico                   50              50           100       Belden Wire & Cable Company
C.V.

Belden Brasil Commercial Ltda.       Brazil               10,000             200           100    Belden Wire & Cable Company (50%)
                                                                                                   Belden CDT International, Inc.
                                                                                                                (50%)
Belden Electronics Argentina       Argentina              12,000          12,000           100    Belden Wire & Cable Company (50%)
S.A.                                                                                               Belden CDT International, Inc.
                                                                                                                (50%)
Belden Foreign Sales                Barbados                  10              10           100       Belden Wire & Cable Company
Corporations
Belden Superannuation Pty Ltd      Australia                   2               2           100       Belden Wire & Cable Company
Belden Australia Pty Ltd.          Australia           2,700,002       2,700,002           100       Belden Wire & Cable Company
Belden Wire & Cable Trading          China                                                 100       Belden Wire & Cable Company
(Shanghai) Co. Ltd.
Belden (UK) Finco Limited        United Kingdom              n/a             n/a           100    Belden Wire & Cable Company (99%)
Partnership                                                                                        Belden Communications Holding,
                                                                                                              Inc. (1%)
Belden (Canada) Finco Limited        Canada                  n/a             n/a           100     Belden Technologies, Inc. (99%)
Partnership                                                                                      Belden Communications Holding Inc.
                                                                                                                (1%)
Belden International Holdings     Netherlands         50,000,000          10,000           100          Belden Holdings, Inc.
B.V.
Belden Europe B.V.                Netherlands             50,000          10,000           100   Belden International Holdings B.V.
Belden Wire & Cable B.V.          Netherlands                200             180           100           Belden Europe B.V.
Belden Netherlands B.V.           Netherlands             90,000          18,000           100           Belden Europe B.V.
Belden Dunakabel Kft                Hungary        1,300,000,000   1,300,000,000           100           Belden Europe B.V.
Belden Electronics GmbH             Germany               50,000          50,000           100           Belden Europe B.V.

Belden Deutschland GmbH             Germany               50,000          50,000           100           Belden Europe B.V.
Belden Europe B.V. & Belden         Germany                  n/a             n/a           100        Belden Europe B.V. (99%)
Wire & Cable B.V. Finance Gbr                                                                       Belden Wire & Cable B.V. (1%)
Belden-EIW GmbH & Co KG             Germany                  n/a             n/a           100     Belden Deutschland GmbH (99.9%)
                                                                                                   Belden Electronics GmbH (0.1%)
Red Hawk/CDT, Inc.                  Delaware               1,000             100           100             Belden CDT Inc.
Boselan                          United Kingdom                                                            Belden CDT Inc.
Belden CDT Networking Inc.         Washington                                                              Belden CDT Inc.
CDT International Holdings          Delaware               1,000             100           100       Belden CDT Networking, Inc.
Inc.
Nordx/CDT Corp.                     Delaware               1,000             100           100     CDT International Holdings Inc.
Thermax/CDT, Inc.                   Delaware               1,000             100           100     CDT International Holdings Inc.
Dearborn/CDT Corp.                  Delaware               1,000             100           100     CDT International Holdings Inc.
A.W. Industries                     Florida                               13,500           100     CDT International Holdings Inc.
Nordx/CDT Inc.                       Canada                1,000             100           100     CDT International Holdings Inc.
Noslo Ltd.                       United Kingdom              100             100           100     CDT International Holdings Inc.
CDT Asia Pacific PTE LTD           Singapore                                               100     CDT International Holdings Inc.
Nordx/CDT Asia Limited.            Hong Kong                             100,000           100     CDT International Holdings Inc.
Nordx/CDT Australia Pty Ltd.       Australia                 n/a             n/a           100     CDT International Holdings Inc.
Nordx/CDT Do Brazil Ltda.            Brazil                  n/a             n/a           100     CDT International Holdings Inc.
CDTCO Ltd.                          Bermuda               12,000                           100     CDT International Holdings Inc.
Nordx/CDT - IP Corp.                Delaware               1,000             100           100     CDT International Holdings Inc.
Tennecast CDT, Inc.                   Ohio                 1,000             100           100     CDT International Holdings Inc.
X-Mark/CDT, Inc.                  Pennsylvania           100,000          99,900           100     CDT International Holdings Inc.

Wire Group International Ltd.    United Kingdom          100,000          99,900           100               Noslo Ltd.
Raydex/CDT Ltd.                  United Kingdom            1,000             100           100               Noslo Ltd.
Nordx Ltd.                       United Kingdom            1,000                           100               Noslo Ltd.
Anglo American Cables Ltd.       United Kingdom                              100           100               Noslo Ltd.
CDT (CZ) SRO                     Czech Republic                          200,000           100               Noslo Ltd.
CDT/Nordic Holding AB                Sweden                              101,000           100               Noslo Ltd.
CDT Italia s.r.l.                    Italy                                                 100               Noslo Ltd.
Cekan/CDT A/S                       Denmark                           One common           100               Noslo Ltd.
                                                                        stock or
                                                                    (full) share
                                                                   at a value of
                                                                       500,00DKK
Cable Design Technologies           Germany                          DEM 25,000;           100               Noslo Ltd.
(Deutschland) GmbH                                                   DEM 24,500;
                                                                         DEM 500
CDT/Nordic AB                        Sweden                               24,000           100          CDT/Nordic Holding AB
Kabelovna Decin Poldmodly AS     Czech Republic          377,000         136,000           100          CDT/Nordic Holding AB
CDT Kabeltechnik Berlin GmbH        Germany                                                100      Kabelovna Decin Poldmodly AS
HEW-Kabel Heinz Eilentropp          Germany                               German            89        Cale Design Technologies
Verwaltungs GmbH                                                   equivalent of                         (Deutschland) GmbH
                                                                         Limited
                                                                     Partnership
HEW GmbH & Co KG                    Germany                               German           100       HEW-Kabel Heinz Eilentropp
                                                                   equivalent of                          Verwaltungs GmbH
                                                                      Limited
                                                                    Partnership

HEW-Kabel/CDT/Skandinaviska AB       Sweden                         9,000 shares       100                HEW GmbH & Co KG
                                                                   at nom 100SEK

No options, warrants, rights of conversion or purchase and similar rights outstanding with respect to any of the entities listed above.

                                  SCHEDULE 3.16

                            BELDEN TECHNOLOGIES, INC.
                             (DELAWARE CORPORATION)

                                  U.S. PATENTS

ISSUED PATENTS

                       DESCRIPTION                         PATENT NO.    ISSUED
                       -----------                         ----------   --------
CABLE SEPARATOR SPLINE                                       6855889    02/15/05
SERRATED CABLE CORE                                          6815617    11/09/04
TEST INTERFACE FOR COAXIAL CABLE                             6428356    08/06/02
CABLE SEPARATOR SPLINE                                       6297454    10/02/01
COAXIAL CABLE                                                6265667    07/24/01
HIGH PERFORMANCE DATA CABLE                                  6222130    04/24/01
TWISTED PAIR CABLE                                           6222129    04/24/01
COAXIAL CABLE                                                6218624    04/17/01
DOUBLE FOIL TAPE COAXIAL CABLE                               6201190    03/13/01
SINGLE-JACKETED PLENUM CABLE                                 6147309    11/14/00
SINGLE-JACKETED PLENUM CABLE                                 6037546    03/14/00
FERRITE BEAD FOR CABLE INSTALLATIONS HAVING ONE PIECE        5990756    11/23/99
PLENUM RATED CABLES AND SHIELDING TAPE                       5956445    09/21/99
FLAT-TYPE COMMUNICATION CABLE                                5821467    10/13/98
COAXIAL CABLE HAVING A COMPOSITE METALLIC BRAID              5796042    08/18/98
HIGH-PERFORMANCE DATA CABLE                                  5789711    08/04/98
PLENUM CABLE                                                 5770820    06/23/98
PATCH CABLE FOR HIGH-SPEED LAN APPLICATIONS                  5763823    06/09/98
PLENUM CABLE                                                 5744757    04/28/98
TWISTED PAIR CABLE                                           5734126    03/31/98
CROSS-HEAD DIE APPARATUS                                     5665161    09/09/97
TWISTED PARALLEL CABLE                                       5606151    02/25/97
FLAME RETARDANT POLYOLEFIN WIRE INSULATIONS                  5525757    06/11/96
PLENUM CABLE                                                 5514837    05/07/96
SHIELDED CABLE                                               5486649    01/23/96
INSULATED CONDUCTOR PAIRS AND METHOD AND APPARATUS           5401908    03/28/95
FLAME RETARDANT POLYOLEFIN WIRE INSULATIONS                  5358991    10/25/94
DOUBLE SERVE BRAIDING FOR JACKETED CABLE                     5303630    04/19/94
FLEXIBLE SHIELDED CABLE                                      5293001    03/08/94
METHOD OF MANUFACTURING COLOR CODED TWISTED PAIRS            5281764    01/25/94
POLYVINYL CHLORIDE BASED PLENUM CABLE                        5227417    07/13/93
HERMETIC LEAD WIRE                                           5225635    07/06/93
FLEXIBLE COMPOSITE METAL SHIELD CABLE                        5212350    05/18/93
PRE-LUBRICATED METALLIC SHIELD TAPE                          4830901    05/16/89
MULTIFOLDED COMPOSITE TAPE FOR USE IN CABLE                  6624359    09/23/03
MULTI-PAIR DATA CABLE WITH CONFIGURABLE CORE FILLING         6812408    11/02/04
TWISTED PAIR CABLE WITH DUAL LAYER INSULATION HAVING         6787694    09/07/04
ENHANCED DATA CABLE WITH CROSS-TWIST CABLED CORE             6596944    07/22/03
MULTI-PAIR DATA CABLE WITH CONFIGURABLE CORE FILLING         6570095    05/27/03
CABLE WITH DUAL LAYER JACKET                                 6441308    08/27/02
SHIFTED-PLANE CORE GEOMETRY CABLE                            6303867    10/16/01
METHOD AND APPARATUS FOR MAKING THERMALLY BONDED             6273977    08/14/01

                       DESCRIPTION                         PATENT NO.    ISSUED
                       -----------                         ----------   --------
MULTI-PAIR DATA CABLE WITH CONFIGURABLE CORE FILLING         6248954    06/19/01
SHIFTED-PLANE CORE GEOMETRY CABLE                            6162992    12/19/00
MAKING ENHANCED DATA CABLE WITH CROSS-TWIST CABLED           6074503    06/13/00
DUAL INSULATED DATA COMMUNICATION CABLE                      5841072    11/24/98
SIGNAL PHASE DELAY CONTROLLED DATA CABLES HAVING             5834697    11/10/98
MULTIPLE TWISTED PAIR DATA CABLE WITH GEOMETRICALLY          5821466    10/13/98
CABLE CHANNEL FILLER WITH IMBEDDED SHIELD AND CABLE          6787697    09/07/04
HIGH PERFORMANCE DATA CABLE AND UL 910 PLENUM                6686537    02/03/04
MULTIPLE TWISTED PAIR DATA CABLE WITH CONCENTRIC CABLE       5544270    08/06/96
INDEPENDENT TWIN-FOIL SHIELDED DATA CABLE                    5434354    07/18/95

PENDING APPLICATIONS

                       DESCRIPTION                          APPL. NO.    FILING DATE
                       -----------                         ----------    -----------
FLUOROPOLYMER FOAMING USING METAL OXIDE PARTICLES             60562950(P)
SEPARABLE MULTI-MEMBER COMPOSITE CABLE                        10233287
DATA CABLE WITH CROSS-TWIST CABLED CORE PROFILE               11197718     08/04/05
5NS, 25NS, OR SKEW ADJUSTED DATA CABLE                        10900988
DUAL-INSULATED, FIXED TOGETHER PAIR OF CONNECTORS             11189568
GLASS-FILLED THERMOPLASTIC AND OTHERS, CERAMIC, PRE-MADE      10862767
INDUSTRIAL DATA CABLE, ROBUST WEBBED, ROBUST HIGH PAIR        11046221
3 OR MORE BUNDLED UNITS OR BUNDLED CABLE USING VARYING        11051487
NON-CIRCULAR, INTERCELL, INTERCELL DID, INTERSTIAL FILL       10465017
MULTI-PAIR DATA CABLE WITH CONFIGURABLE CORE FILLING AND      10336535
TWIST LENGTH AND PAIR PROXIMITY CONTROL (NESTED PAIR)         10446518
HIGH-PERFORMANCE DATA CABLE                                   09765914

                           BELDEN WIRE & CABLE COMPANY
                             (DELAWARE CORPORATION)

                                  U.S. PATENTS

ISSUED PATENTS

                       DESCRIPTION                         PATENT NO.    ISSUED
                       -----------                         ----------   --------
HIGH PERFORMANCE DATA CABLE                                  6815611    11/09/04
TUBING SELECTOR                                              D429654    08/22/00
SPOOLED WIRE DISPENSER                                       D347950    06/21/94

PENDING APPLICATION

                       DESCRIPTION                          APPL. NO.    FILING DATE
                       -----------                         ----------    -----------
HIGH-SPEED DATA CABLE HAVING INDIVIDUALLY-SHIELDED          10869805

                                THERMAX/CDT, INC.
                             (DELAWARE CORPORATION)

                                  U.S. PATENTS

ISSUED PATENTS

                       DESCRIPTION                         PATENT NO.    ISSUED
                       -----------                         ----------   --------
THIN WALLED HIGH VELOCITY PROPAGATION OF FOAMED              5032073    07/16/91
PROCESS FOR MANUFACTURE OF LOW DENSITY                       4999146    03/21/91

                            BELDEN TECHNOLOGIES, INC.
                             (DELAWARE CORPORATION)

                                 U.S. TRADEMARKS

REGISTERED MARKS

                  MARK                     REGISTRATION NO.   REGISTRATION DATE
                  ----                     ----------------   -----------------
NANOSKEW                                        2959850            06/07/05
BRILLIANCE VIDEOTWIST                           2974489            07/19/05
DIGITRUCK                                       2916765            01/04/05
BELDEN CERTIFIED ASSEMBLER and Design           2934042            03/15/05
INDUSTRIALTUFF                                  2849623            06/01/04
CONTROLBUS                                      2760514            09/02/03
BELCOIL                                         2936808            03/29/05
THE CABLE WITHOUT A JACKET                      2794761            12/16/03
HOMECHOICE and Design                           2899359            11/02/04
BANANA PEEL                                     2776936            10/21/03
INSTALLABLE PERFORMANCE                         2748860            08/05/03
ALPHA WIRE CABLE DESIGN CENTER                  2804697            01/13/04
PERFORMANCE DELIVERS THE FUTURE                 2841457            05/11/04
DISTRIBUTOR DESK                                2617938            09/10/02
INTEGRITY                                       2614345            09/03/02
HOMECHOICE                                      2672851            01/07/03
BWC                                             2759358            09/02/03
BCWK                                            2446434            04/24/01
MATCHMAKER WARRANTY                             2390434            09/26/00
BEL-OPTIX                                       2468209            07/10/01
GOT TUBING                                      2427643            02/06/01
FLEXNAKE                                        2409246            11/28/00
MATCHMAKER                                      2365246            07/04/00
MEDIA TWIST and Design                          2396876            10/24/00
RITESTRIP                                       2373709            08/01/00
MEDIAPATCH                                      2364990            07/04/00
M.A.P.                                          2263704            07/20/99
Design Only                                     2233732            03/23/99
TOTALGUARD                                      2279891            09/21/99
SUPRASHIELD                                     2187703            09/08/98
MEDIATUFF                                       2226770            02/23/99
ALPHA QWIK-REEL                                 2532343            01/22/02
THE AVAILABLE ALTERNATIVE                       2217817            01/12/99
MEDIASPEC                                       2364839            07/04/00
CABLE WITH CONFIDENCE                           2435469            03/13/01
THE WIRE IN WIRELESS                            2112175            10/11/97

                  MARK                     REGISTRATION NO.   REGISTRATION DATE
                  ----                     ----------------   -----------------
INDUSTRIAL DATA SOLUTIONS                       2140229            03/03/98
RISERLITE                                       2145407            03/17/98
AUDIOFLAT                                       2276280            09/07/99
BRILLIANCE VIDEOFLEX                            2133223            01/27/98
BELDEN INFINITY CTC                             2116873            11/25/97
MEDIATWIST                                      2116872            11/25/97
ALPHA...THE DISTRIBUTOR'S CHOICE                2033038            01/21/97
NEW GENERATION                                  2065615            05/27/97
INDUSTRIAL DATA SOLUTIONS                       2058037            04/29/97
XL-DUR                                          1957842            02/20/96
DEVICEBUS                                       2191598            09/22/98
BRILLIANCE                                      1938770            11/28/95
SMOKARREST                                      2239072            04/13/99
COREGUARD                                       2053156            04/15/97
DATATUFF                                        2189536            09/15/98
BELDEN and Design                               1979234            06/11/96
DATABRITE                                       1907208            07/25/95
BELFLEX                                         1959744            03/05/96
BLUE HOSE                                       1950467            01/23/96
TECK-STYLE                                      2025864            12/24/96
HALOARREST                                      2057761            04/29/97
DATATRAY                                        2030597            01/14/97
TRAYOPTIC                                       2035940            02/04/97
DATABUS                                         2051663            04/08/97
ALPHA                                           2058525            05/06/97
ALPHA                                           2100561            09/20/97
DATATWIST                                       1720030            09/29/92
BITLITE                                         1725225            10/20/92
BELCLAD                                         1648756            06/25/91
LANLITE                                         1673269            01/28/92
FLAMARREST                                      1606273            07/17/90
DUOBOND PLUS                                    1480653            03/15/88
CONFORMABLE                                     1489752            05/24/88
THERE IS NO EQUAL                               1533981            04/11/89
Design Only                                     1525306            02/21/89
Z-FOLD                                          1531701            03/28/89
MASS-TER                                        1422650            12/30/86
UNREEL                                          1427257            02/03/87
BELDEN                                          1393064            05/13/86
XTRA-GUARD                                      1356390            08/27/85
VARI-TWIST                                      1300384            10/16/84
DATALENE                                        1247603            08/09/83
LOC-TRAC                                        1117148            05/01/79
DUOBOND                                         1012851            06/10/75
DUOFOIL                                          929049            02/25/72
ALPHA and Design                                 863049            01/07/69
FIT SHRINKABLE TUBING WITH CONTROLLED            856925            09/17/68

                  MARK                     REGISTRATION NO.   REGISTRATION DATE
                  ----                     ----------------   -----------------
SHRINKAGE and Design
FIT                                              763820            01/28/64
BELDFOIL                                         703178            08/23/60
UNI-STRAND                                       695237            03/29/60
BELDPAK                                          673135            01/27/59
BELDEN                                           501189            07/27/48
BELDEN                                           420949            05/07/46
UNREEL                                          1427257            02/03/87
RED HAWK                                        1995321            08/20/96
POWERSENSE                                      2976918            07/26/05
SINGULATED RIBBON                               2946856            05/03/05
FIBER GROUP                                     2698912            03/18/03
WEST PENN WIRE/CDT                              2661768            12/17/02
ADVANCE LAN                                     2449308            05/08/01
EZ-RULE                                         2737340            07/15/03
TRUE LENGTH                                     2647936            11/12/02
NETSYNC                                         2435138            03/13/01
5ELAN                                           2667364            12/24/02
CDT CABLE DESIGN TECHNOLOGIES and Design        1777739            06/22/93
CDT                                             1767302            04/27/93
COLE-FLEX                                       1628325            01/29/90
FLEX LINK 2                                     2883493            09/14/04
MAXFORM                                         2732762            07/01/03
PLENGUARD                                       2607538            08/13/02
MONTROSE/CDT                                    2573047            05/28/02
DURASTRIPE                                      2645058            11/05/02
HOME LAN                                        2619082            09/10/02
MOHAWK/CDT                                      2311577            01/25/00
POWER INTO THE FUTURE                           2683942            02/04/03
OPTILITE                                        2491092            09/18/01
ADVANCELITE                                     2365213            07/04/00
MEGALITE                                        2446772            04/24/01
RAYDEX/CDT                                      2323317            02/29/00
Q-SCAN                                          2331202            03/21/00
CABLE FLASH                                     2363062            06/27/00
SYSTEM MATE                                     2557563            04/09/02
ADVANCENET PLUS                                 2547599            03/12/02
ADVANCE MATE                                    2559154            04/09/02
FLAT MATE                                       2471878            07/24/01
FLAT NET                                        2323009            02/29/00
ADVANCE LINK                                    2229645            03/02/99
ONE PULL                                        2241987            04/27/99
ADVANCE PATCH                                   2209542            12/08/98
LITE CONNECT                                    2152973            04/21/98
QWIK CONNECT                                    2146711            03/24/98
GIGILAN                                         2188181            09/08/98
LAN-X                                           2111710            11/11/97

                  MARK                     REGISTRATION NO.   REGISTRATION DATE
                  ----                     ----------------   -----------------
NORDX                                           2348891            05/09/00
OMNI GUARD                                      2438693            03/27/01
FUTURE PROOF                                    2245189            05/11/99
SHIELDNET                                       2145117            03/17/98
THERMOPLEN                                      2050475            04/08/97
SHIELDED DATA/BOND 100                          2067793            06/03/97
TOTALAN 300                                     1954821            02/06/96
SPECTRUM                                        1968944            04/16/96
HERCULES-TRIAX                                  1971894            04/30/96
CDT CABLE DESIGN TECHNOLOGIES and Design        1950332            01/23/96
CELLTEC                                         1934013            11/07/95
MICRO LOOSE TUBE                                1898370            06/06/95
ADVANCE NET                                     1906359            07/18/95
TRI-MEDIA                                       1761168            03/30/93
MEGAPATCH                                       1775790            06/08/93
TRUELITE                                        1784780            07/27/93
TRUEBEAM                                        1784779            07/27/93
CABLEMATE PLANNER                               1725588            10/20/92
DUAL MEDIA                                      1702975            07/28/92
SUPERLAN                                        1711338            09/01/92
QUAD-MEDIA                                      1772256            05/18/93
PHALO                                           1842278            06/28/94
MEGALAN                                         1790941            08/31/93
COPOLENEN II                                    1526684            02/28/89
COPOLENE                                        1387402            03/25/86
MOHAWK                                          1376538            12/24/85
PLENECON                                        1256744            11/08/83
PERFECT STRIPE                                  1189846            02/16/82
PERFECT PAIR                                    1189845            02/16/82
P PHALO                                         1843488            07/05/94
PLENUM PLUS                                     3011022            11/01/05
MEDIA FLEX                                      2751121            08/12/05
GIGABIX                                         2690223            02/25/03
INTERFACE                                       2839279            05/04/04
GIGAFLEX                                        2628789            10/01/02
NOR5                                            2635871            10/15/02
RUN                                             2462151            06/19/01
EZ-MDVO                                         2382131            09/05/00
IBDN                                            2251173            06/08/99
NORDX/CDT                                       2526389            01/08/02
OPTIMAX                                         2273290            08/31/99
RUN                                             2590570            07/09/02
NORDX/CDT                                       2107807            10/21/97
SPECTRA-LAN                                     1944135            12/26/95
WHISPERCABLE                                    1066142            05/24/77
CHANNELMATE                                     2215457            12/29/98
SAFE-T-LINE                                     3036864            08/30/04

PENDING APPLICATIONS

                  MARK                     APPLICATION NO.   FILING DATE
                  ----                     ---------------   -----------
FLEXWEB                                        78763947        11/30/05
BELDEN CDT                                     78663582        07/05/05
GIGALAN 10                                     78659724        06/28/05
BELDEN@HOME                                    78653327        06/17/05
BROADEST BRAND IN BANDWIDTH                    78583951        03/09/05
MWP MANHATTAN WIRE PRODUCTS and Design         78583683        03/09/05
10GX                                           78580493        03/04/05
BELDEN CDT NETWORKING                          78580477        03/04/05
CABLING EXCELLENCE FOR OPEN ARCHITECTURE       78580441        03/04/05
CATSNAKE                                       78580473        02/18/05
TRUAUDIO                                       78562993        02/08/05
BELDENCABLE                                    78536847        12/22/04
CUSTOMER-CENTRIC DESIGN                        78497714        10/11/04
VOTP                                           76602427        07/15/04
FIBEREXPRESS                                   75889720        01/07/00
SMART LEGEND                                   78151459        08/06/02

Belden CDT Inc.
Schedule 3.19(a)
Location Listing

                                                                                          Owned/
          Legal Entity                       Street Address                 County        Leased            Activities
          ------------                       --------------                 ------        ------            ----------
Belden CDT Inc.                    7701 Forsyth Blvd. Suite 800          Saint Louis      Leased         Corporate Office
                                   St. Louis, MO 63105
                                   7701 Forsyth Blvd. Suite 800
Belden Inc.                        St. Louis, MO 63105                   Saint Louis      Leased         Corporate Office
                                   7701 Forsyth Blvd. Suite 800
Belden Technologies, Inc.          St. Louis, MO 63105                   Saint Louis      Leased         Corporate Office
                                   7701 Forsyth Blvd. Suite 800
CDT International Holdings, Inc.   St. Louis, MO 63105                   Saint Louis      Leased         Corporate Office
                                   7701 Forsyth Blvd. Suite 800
Nordx/ CDT Corp.                   St. Louis, MO 63105                   Saint Louis      Leased         Corporate Office
                                   795 Fort Mill Highway                                              Manufacturing, Division
Belden CDT Networking Inc.         Fort Mill, SC 29715                      York          Owned              Office
                                   2833 West Chestnut
                                   St Washington, PA
Belden CDT Networking Inc.         15301                                 Washington       Owned           Manufacturing
                                   St Rt 21 R D #2
Belden CDT Networking Inc.         Waynesburg, PA 15627                  Westmoreland     Owned           Manufacturing
                                   2020 N Main St
Belden CDT Networking Inc.         Washington, PA 15301                   Washington      Leased          Manufacturing/
                                   4155 Russell Rd                                                        Distribution
Belden CDT Networking Inc.         Las Vegas, NV 89118                      Clark         Leased        Distribution/Office
                                   340 Gragson Drive                                                        /Sales
Belden CDT Networking Inc.         Memphis, TN 38106                       Shelby         Owned         Distribution/Office
                                   9 Mohawk Drive                                                           /Sales
                                                                                                       Manufacturing, sales,
Belden CDT Networking Inc.         Leominster, MA 01453                   Worcester       Owned            warehouse
                                   90 Progress Drive                                                 Manufacturing, Warehouse,
                                                                                                     Administrative, Reporting
Belden CDT Networking Inc.         Manchester, CT 06040                   Hartford        Leased           Division
                                   203 Progress Drive
Belden CDT Networking Inc.         Manchester, CT 06040                   Hartford        Leased         Manufacturing
                                   128 Tolman Avenue
Belden Wire & Cable Company        Leominster, Massachusetts 01453       Worcester        Owned        Manufacturing Facility
                                   711 Lidgerwood Avenue
                                                                                                          Distribution
Belden Wire & Cable Company        Elizabeth, New Jersey 07207             Union          Owned         Center/Warehouse
                                   Component Solutions
                                   330 North Palm Street, Unit D
Belden Wire & Cable Company        Brea, CA 92821                          Orange         Leased           Warehouse
                                   340 Gragson Drive
Belden Wire & Cable Company        Memphis, TN 38106                       Shelby         Owned            Warehouse
                                   2200 U.S. Highway 27 South
Belden Wire & Cable Company        Richmond, Indiana 47374                 Wayne          Owned        Division Headquarters
                                   1211 Columbia Avenue
Belden Wire & Cable Company        Monticello, Kentucky 42633              Wayne          Owned        Manufacturing Facility
                                   350 N.W. "N" Street
Belden Wire & Cable Company        Richmond, Indiana 47374                 Wayne          Owned        Manufacturing Facility
                                   667 Capp Harlan Road
Belden Wire & Cable Company        Tompkinsville, Kentucky 42167-1851      Monroe         Owned        Manufacturing Facility
                                   1411 N.W. 11th Street
Belden Wire & Cable Company        Richmond, Indiana 47374                 Wayne          Owned          Distribution Center
                                   4600 National Road West
Belden Wire & Cable Company        Richmond, Indiana 47374                 Wayne          Owned             Warehouse

                                   Landmark Plaza, Suire 305                                          Sales, Admininstration &
Thermax/CDT, Inc.                  Whitestone, NY 11357                    Queens        Leased            Engineering
                                   900 Northrop Road Wallingford, CT
Thermax/CDT, Inc.                  06492                                 New Haven       Leased       Sales & Administration
                                   8946 Winnetka Ave. Northridge, CA                                    Warehousing Sales &
Thermax/CDT, Inc.                  91324                                 Los Angeles     Leased           Administration
                                                                                                      Manufacturing, Sales,
                                   2851 Alton Parkway,  Irvine CA                                        Engineering &
Thermax/CDT, Inc.                  92606                                   Orange        Leased           Administration

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 3.19(b) - Chief Executive Offices


                                  JURISDICTION OF
           LEGAL NAME              INCORPORATION      CHIEF EXECUTIVE OFFICE     PRINCIPAL PLACE OF BUSINESS
           ----------             ---------------     ----------------------     ---------------------------
Belden CDT Inc.                       Delaware          7701 Forsyth, #800            7701 Forsyth, #800
                                                       Saint Louis, MO 63105        Saint Louis, MO 63105

Belden Wire & Cable Company           Delaware      2200 U.S. Highway 27 South    2200 U.S. Highway 27 South
                                                        Richmond, IN 47374            Richmond, IN 47374

Belden Holdings, Inc.                 Delaware          7701 Forsyth, #800            7701 Forsyth, #800
                                                       Saint Louis, MO 63105        Saint Louis, MO 63105

Belden Technologies, Inc.             Delaware          7701 Forsyth, #800            7701 Forsyth, #800
                                                       Saint Louis, MO 63105        Saint Louis, MO 63105

Belden CDT Networking, Inc.          Washington        795 Fort Mill Highway        795 Fort Mill Highway
                                                        Fort Mill, SC 29715          Fort Mill, SC 29715

CDT International Holdings Inc.       Delaware          7701 Forsyth, #800            7701 Forsyth, #800
                                                       Saint Louis, MO 63105        Saint Louis, MO 63105

Nordx/CDT Corp.                       Delaware         795 Fort Mill Highway        795 Fort Mill Highway
                                                        Fort Mill, SC 29715          Fort Mill, SC 29715

Thermax/CDT, Inc.                     Delaware           900 Northrop Road            900 Northrop Road
                                                       Wallingford, CT 06492        Wallingford, CT 06492

Belden Inc.                           Delaware          7701 Forsyth, #800            7701 Forsyth, #800
                                                       Saint Louis, MO 63105        Saint Louis, MO 63105

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 3.22 - Labor Matters

The Credit Parties and their Subsidiaries have collective bargaining agreements covering the employees of the following companies in the following locations.

                LEGAL ENTITY                                                         LOCATION
-------------------------------------------   --------------------------------------------------------------------------------------
Belden Wire & Cable Company                   Warehouse employees of the Electronics Division in Elizabeth, New Jersey
Dearborn/CDT Inc.                             Employees of the Specialty Division in Wheeling, Illinois
Belden CDT (Canada) Inc.                      Employees of the Electronics Division in the Cobourg, Ontario, Canada manufacturing facility
Nordx/CDT Inc.                                Employees of the Networking Division in the Pointe Claire, Quebec, Canada
                                              manufacturing facility
Belden UK Limited                             Employees of the European Division in the Manchester, England manufacturing facility
Raydx/CDT Limited                             Employees of the European Division in the Littleborough, England manufacturing facility
Belden Wire & Cable B.V.                      Employees of the European Division in the Venlo, The Netherlands manufacturing facility
HEW-Kabel Heinz Eilentroop Verwaltungs GmbH   Employees of the European Division in the Wipperfurth, Germany manufacturing facility
Kabelovna Decin Poldmodly AS                  Employees of the European Division in the Decin, Czech Republic manufacturing facility
Cekan/CDT A/S                                 Employees of the European Division in the Gjern, Denmark manufacturing facility

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 3.24 - Material Contracts

Senior Note

Subordinated Note Documents

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 3.25 - Insurance

 CARRIER      POLICY NUMBER     EXPIRATION DATE          TYPE             AMOUNT
---------   -----------------   ---------------   -----------------   -------------
FM Global         FL231             10/1/06           Property        1,000,000,000
FM Global        OCP1530            10/1/06          Ocean Cargo          1,000,000
   ACE         HDOG21711238         10/1/06       General Liability       2,000,000
                                                        (US)
   ACE         CXCD36899724         10/1/06       General Liability       2,000,000
                                                      (Foreign)
   ACE         WLRC44333934         10/1/06          Automobile           1,000,000
   ACE         WLRC44333934         10/1/06            Workers            Statutory
                                                    Compensation
   ACE                              10/1/06           Employers          45,000,000
                                                   Liability (UK)
   AIG          SIHL1-075F          10/1/06       Aviation Products     100,000,000
   AIG          BE4484983           10/1/06       Excess Liability       50,000,000
  Chubb          81453819           10/10/6              D&O             10,000,000
Hartford      00DAO21999505         10/1/06            D&O x10           10,000,000
   ACE       DOXG21650912003        10/1/06            D&O x20           10,000,000
St. Paul        512CM1424           10/1/06            D&O x30           10,000,000
  Arch         DOX001033400         10/1/06            D&O x40           10,000,000
  Chubb          68034556           10/1/06            D&O x50           10,000,000
  Axis      RCN721802/01/2005       10/1/06            D&O x60           10,000,000
  Chubb          81453819           10/1/06             Crime            10,000,000
  Chubb          81453819           10/1/06           Fiduciary          10,000,000
  Chubb          81453819           10/1/06         Special Crime        10,000,000
   AIG           4941680            10/1/06           Employment         10,000,000
                                                      Practices

Belden CDT Inc.
Credit Facility
January 2006

Schedule 3.30 - Directors; Capitalization

Directors

Bryan C. Cressey, Chairman
Lorne D. Bain
Lance C. Balk
Christopher I. Byrnes
Michael F.O. Harris
Glenn Kalnasy
John M Monter
Bernard G. Rethore
John S. Stroup

Capitalization

Common stock - par value $0.01 per share; 200,000,000 authorized; 43,335,863 issued (as of November 1, 2005)

Preferred stock - par value $0.01 per share; 2,000,000 authorized; none outstanding

                                 Schedule 4.1(b)

                                    [FORM OF]
                             SECRETARY'S CERTIFICATE

                                 [CREDIT PARTY]

     Pursuant to Section 4.1(b) of the Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement), by and among Belden CDT Inc., a Delaware corporation (the "Borrower"), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), the undersigned ____________ of [CREDIT PARTY] (the "Company") hereby certifies as follows:

     1. Attached hereto as Exhibit A is a true and complete copy of the [ARTICLES OF INCORPORATION] [CERTIFICATE OF FORMATION] [CERTIFICATE OF LIMITED PARTNERSHIP] of the Company and all amendments thereto as in effect on the date hereof.

     2. Attached hereto as Exhibit B is a true and complete copy of the [BYLAWS] [OPERATING AGREEMENT] [PARTNERSHIP AGREEMENT] of the Company and all amendments thereto as in effect on the date hereof.

     3. Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the board of directors of the Company on ___________ ____. Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof, and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

     4. The following persons are the duly elected and qualified officers of the Company, holding the offices indicated next to the names below on the date hereof, and the signatures appearing opposite the names of the officers below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Credit Agreement, the Notes and the other Credit Documents to be issued pursuant thereto:

Name   Office   Signature
----   ------   ---------


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the 24th day of January, 2006.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     I, _______________________, the _______________________ of the Company,
hereby certify that ____________________ is the duly elected and qualified _______________________ of the Company and that his/her true and genuine signature is set forth above.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Schedule 4.1(h)

                                    [FORM OF]
                              SOLVENCY CERTIFICATE

     The undersigned chief financial officer of Belden CDT Inc., a Delaware corporation (the "Borrower"), is familiar with the properties, businesses, assets and liabilities of the Credit Parties and is duly authorized to execute this certificate on behalf of the Borrower.

     Reference is made to that Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). All capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.

     The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Credit Parties as the undersigned deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans and other Extensions of Credit under the Credit Agreement.

     The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans and other Extensions of Credit made on the Closing Date:

          A. Each of the Credit Parties is solvent and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

          B. None of the Credit Parties intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature in their ordinary course.

          C. None of the Credit Parties is engaged in any business or transaction, or is about to engage in any business or transaction, for which the assets of such Credit Party would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage.

          D. The present fair saleable value of the Credit Parties' collective assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to the Credit Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written, in the undersigned's capacity as the chief financial officer of the Borrower.

                                        BELDEN CDT INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  Schedule 5.10

                                    [FORM OF]
                                JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (this "Agreement"), dated as of __________, ____, is by and among _____________________, a ______________________ (the "Subsidiary
Guarantor"), Belden CDT Inc., a Delaware corporation (the "Borrower"), and Wachovia Bank, National Association, in its capacity as administrative agent (in such capacity, the "Administrative Agent") under that certain Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

     The Subsidiary Guarantor is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Agreement to cause the Subsidiary Guarantor to become a "Guarantor" thereunder.

     Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

     1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a "Guarantor" under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.

     2. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.

     3. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement.

     4. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.

     5. The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term "Credit Party Obligations," as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.

     6. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

     7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of The New York General Obligations Law). The terms of Sections 9.14 and 9.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:                   [SUBSIDIARY GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

BORROWER:                               BELDEN CDT INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Acknowledged, accepted and agreed:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE A
                                       to
                                Joinder Agreement

              Schedules to Credit Agreement and Security Documents

Belden CDT Inc.
Credit Agreement
January 2005

Schedule 6.1(b) - Indebtedness

Senior Notes (1997)

Senior Notes (1999)

Subordinated Debt Securities

Other debt (in Europe) in an aggregate principal amount not exceeding $1 million

Intercompany indebtedness reflected on Schedule 1.1(b)

Belden CDT Inc.
Credit Agreement
January 2006

Schedule 6.6 - Transactions with Affiliates

None

                                 Schedule 9.6(c)

                                    [FORM OF]
                         COMMITMENT TRANSFER SUPPLEMENT

     Reference is made to the Credit Agreement, dated as of January 24, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Belden CDT Inc., a Delaware corporation (the "Borrower"), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings provided in the Credit Agreement.

     __________________________________ (the "Transferor Lender") and
_________________________ (the "Purchasing Lender") agree as follows:

     1. For an agreed consideration, the Transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the Transferor Lender, as of the Transfer Funding Date (as defined below), (a) all of the Transferor Lender's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as set forth on Schedule 1, and all instruments delivered pursuant thereto to the extent related to the principal amount and Commitment Percentage set forth on Schedule 1 attached hereto of all of such outstanding rights and obligations of the Transferor Lender under the respective facilities set forth on Schedule 1 (including any letters of credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Transferor Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Transferor Lender and, except as expressly provided in this Commitment Transfer Supplement, without representation or warranty by the Transferor Lender.

     2. The Transferor Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Documents; and (c) in the case of an assignment of the entire remaining amount of the Transferor Lender's Commitments, attaches any Note(s) held by it evidencing the Assigned Interest and requests that the Administrative Agent exchange the attached Note(s) for a new Note(s) payable to the Purchasing Lender.

         3. The Purchasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date (as defined below), it shall be bound by the provisions of the Credit Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and
(iii) it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1 thereof, the financial statements delivered pursuant to Section 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (b) agrees that it will (i) independently and without reliance upon the Transferor Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto and (ii) perform in accordance with its terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.18 of the Credit Agreement; and (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

     4. The effective date of this Commitment Transfer Supplement shall be ________ ___, ____ (the "Effective Date"). Following the execution of this Commitment Transfer Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

     5. The funding date for this Commitment Transfer Supplement shall be ________ ___, ____ (the "Transfer Funding Date"). On the Transfer Funding Date, any registration and processing fee shall be due and payable to the Administrative Agent pursuant to Section 9.6 of the Credit Agreement.

     6. Upon such acceptance, recording and payment of applicable registration and processing fees, from and after the Transfer Funding Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Funding Date or accrue subsequent to the Transfer Funding Date. The Transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Funding Date or, with respect to the making of this assignment, directly between themselves.

     7. From and after the Transfer Funding Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Transferor Lender shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.

     8. This Commitment Transfer Supplement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of The New York General Obligations Law).

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE 1
                        TO COMMITMENT TRANSFER SUPPLEMENT

                         EFFECTIVE DATE: ________, ____

Name of Transferor Lender: ________________

Name of Purchasing Lender: ________________

Transfer Funding Date of Assignment: ________________

Credit Facility CUSIP Number: ______________

Assigned Interest:

                       Principal Amount of      Commitment Percentage
Facility Assigned   Commitment/Loans Assigned        Assigned(1)        CUSIP Number
-----------------   -------------------------   ---------------------   ------------
                            $________                  ______%

[NAME OF PURCHASING LENDER]             [NAME OR TRANSFEROR LENDER]


By                                      By
   ----------------------------------      -------------------------------------
Name:                                   Name:
Title:                                  Title:

Accepted (if required):                 Consented to (if required):

WACHOVIA BANK, NATIONAL ASSOCIATION,    BELDEN CDT INC.,
as the Administrative Agent,            a Delaware corporation,
Swingline Lender and Issuing Lender     as the Borrower


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:

----------
(1) Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.